EXHIBIT 10.1

LEASE AGREEMENT

By and Between

PR II/MCC SOUTH COAST PROPERTY OWNER, LLC,

a Delaware limited liability company

(“Landlord”)

and

VERITONE, INC.,

a Delaware corporation

(“Tenant”)

July 14, 2017

575 Anton Boulevard

Costa Mesa, California

-i-

-ii-

LEASE AGREEMENT

THIS LEASE AGREEMENT, (this “Lease”) is made and entered into as of July 14, 2017, by and between PR II/MCC SOUTH COAST PROPERTY OWNER, LLC, a Delaware limited liability company (“Landlord”), and Tenant identified in the Basic Lease Information below.

BASIC LEASE INFORMATION

Tenant: VERITONE, INC., a Delaware corporation.

Premises: Suite 100 on the first (1st) floor (“Suite 100”) and Suite 200 on the second (2nd) floor (“Suite 200”) of the Building, containing approximately 37,875 square feet of rentable area, outlined in Exhibit B to this Lease. (The interior design and layout of the Premises shown on Exhibit B is preliminary.) The Premises includes the Patio Area, as defined in Article 58, however, the Patio Area is excluded from the rentable square footage of the Premises.

Building: The Building commonly known as 575 Anton Boulevard, Costa Mesa, California. The rentable area of the Building is 253,737 square feet.

Base Rent:

Period (In Months)	Monthly Base Rent
1 – 10	Abated	*
11 – 12	$80,000.00	**
13 – 18	$82,500.00	**
19 – 24	$124,987.50
25 – 36	$128,737.13
37 – 48	$132,599.24
49 – 60	$136,577.22
61 – 72	$140,674.53
73 – 82	$144,894.77

*	As an inducement to Tenant entering into this Lease, so long as no Event of Default shall have occurred under this Lease, Base Rent in the amount of $121,200.00 per month shall be abated for the first ten (10) months commencing as of the Commencement Date, or if the Commencement Date is other than the first day of a calendar month, commencing as of the first day of the first full calendar month of the Term. The amount of Base Rent set forth in the foregoing table for that period reflects that rent abatement. During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease.

**	As an inducement to Tenant entering into this Lease, during the eleventh (11th) through eighteenth (18th) months after the Commencement Date, for purposes of calculating Base Rent only, the Premises shall be deemed to contain only 25,000 square feet of rentable area. The amount of Base Rent set forth in the foregoing table for that period reflects that deemed square footage. The amount equal to the difference between Base Rent payable based on those deemed square footages and the Base Rent that would be payable if the actual square footage of the Premises were used is referred to herein as the “Rental Abatement.” In the event of an Event of Default by Tenant under the terms of the Lease that results in early termination pursuant to the provisions of Article 22 of the Lease, then as part of the recovery set forth in Article 22 of the Lease, Landlord shall be entitled to the recovery of the Rental Abatement.

Letter of Credit Required Amount: $606,000.00.

Rent Payable Upon Execution: $80,000.00.

Tenant’s Building Percentage 14.93%.

Base Year: Calendar year 2018.

Commencement Date: The earlier of (i) the date Tenant commences business operations in the Premises, or (ii) the date of Substantial Completion (as defined in the Tenant Work Letter attached hereto as Exhibit C) of the Premises, which Commencement Date is anticipated to be January 1, 2018 (the “Anticipated Commencement Date”). The Commencement Date shall be confirmed by the parties by the execution of the Commencement Date Memorandum attached hereto as Exhibit F as provided in Section 2.1.

Expiration Date: The date that is the day prior to the date that is eighty-two (82) months after the Commencement Date. If the Expiration Date falls on a day other than the last day of the calendar month, then, the Expiration Date shall be extended to the last day of the calendar month in which the day that the Term of this Lease would otherwise end but for this proviso occurs, and the Term of this Lease shall be extended accordingly.

Landlord’s Address:

c/o The Prudential Insurance Company of America

4 Embarcadero Center, 27th Floor

San Francisco, California 94111

Attn: PRISA II Asset Manager

With a copy by the same method to:

c/o The Prudential Insurance Company of America

7 Giralda Farms

Madison, New Jersey 07940

Attention: James Marinello

With a copy by the same method to:

McCarthy Cook & Co.

575 Anton Boulevard, Suite 350

Costa Mesa, California 92626

Attention: Brian M. Harnetiaux

Address for rental payment:

PRII/MCC South Coast Property

PO Box 51731

Los Angeles, CA 90051-0060

Tenant’s Address:

575 Anton Boulevard, Suite 900

Costa Mesa, CA 92626

Attention: General Counsel

(If on or after the Commencement Date to the

Premises)

Attention: General Counsel

With a copy to:

Much Shelist

191 North Wacker Drive, Suite 1800

Chicago, IL 60606

Attention: Glenn Taxman

Landlord’s Broker: McCarthy Cook & Co.

Tenant’s Broker: Jones Lang LaSalle and Newmark Grubb Knight Frank

Minimum Parking Allocation: One hundred thirteen (113) parking passes, which is based on three (3) parking passes per 1,000 rentable square feet of area in the Premises.

Maximum Parking Allocation: Two hundred sixty-five (265) parking passes, which is based on seven (7) parking passes per 1,000 rentable square feet of area in the Premises.

The Basic Lease Information is incorporated into and made part of this Lease. Each reference in this Lease to any Basic Lease Information shall mean the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control. Additional defined terms used in the Basic Lease Information shall have the meanings given those terms in this Lease.

ARTICLE 1

PREMISES; COMMON AREAS

1.1 Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The property shown on Exhibit A to this Lease and all improvements thereon and appurtenances on that land thereto, including, but not limited to, the Building, access roadways, and all other related areas, shall be collectively hereinafter referred to as the “Project.” The parties hereto hereby acknowledge that the purpose of Exhibit A and Exhibit B is to show the approximate location of the Premises in the Building and the general layout of the Project and such Exhibits are not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the Building or the Project, the precise area of the Premises, the Building or the Project, the specific location of the Building, “Common Areas,” as that term is defined in Section 1.3, below, or the elements thereof or of the access ways to the Premises, or the Project, or the identity or existence of any other tenant or occupant of the Project.

1.2 For purposes of this Lease, (1) “rentable area” and “usable area” shall be calculated pursuant to the Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1, 2010) (the “BOMA Standards”); (2) “rentable square feet” and “rentable footage” shall have the same meaning as the term “rentable area;” and (3) “usable square feet” and “usable square footage” shall have the same meaning as the term “usable area.” Notwithstanding anything to the contrary in this Lease, the recital of the rentable area herein above set forth is for descriptive purposes only. Tenant shall have no right to terminate this Lease or receive any adjustment or rebate of any Base Rent or Additional Rent (as hereinafter defined) payable hereunder if said recital is incorrect. Tenant has inspected the Premises and is fully familiar with the scope and size thereof and agrees to pay the full Base Rent and Additional Rent set forth herein in consideration for the use and occupancy of said space, regardless of the actual number of square feet contained therein.

1.3 Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 27 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that in the event of any such Common Area closure, change, alteration or modification, except in emergency situations as reasonably determined by Landlord, Landlord shall exercise commercially reasonable efforts to perform the same in a manner that is reasonably designed to minimize interference with Tenant’s access to and permitted use of the Premises consistent with Comparable Buildings (as defined below). Subject to “Applicable Laws,” as that term is defined in Section 5.1(a) of this Lease, except when and where Tenant’s right of access is specifically excluded in this Lease, and except in the event of an emergency, Tenant shall have the right of access to the Premises, the Building, and the parking facilities servicing the Building twenty-four (24) hours per day, seven (7) days per week during the “Term,” as that term is defined in Section 2.1, below.

ARTICLE 2

TERM AND CONDITION OF PREMISES

2.1 The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated (the “Termination Date”) as hereinafter provided. The Commencement Date of this Lease and the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder shall not be delayed or postponed by reason of any delay by Tenant in performing changes or alteration in the Premises not required to be performed by Landlord. In the event the Term shall commence on a day other than the first day of a month, then the Base Rent shall be immediately paid for such partial month prorated in accordance with Section 4.4 below. If Landlord does not deliver possession of the Premises to Tenant on or before the Anticipated Commencement Date, Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected. In the event that the Commencement Date is a date which is other than the Anticipated Commencement Date, within a reasonable period of time after the date Tenant takes possession of the Premises Landlord shall deliver to Tenant a Commencement Date Memorandum in the form attached hereto as Exhibit F, setting forth the Commencement Date and the Expiration Date, and Tenant shall execute and return such Commencement Date Memorandum to Landlord within five (5) business days after Tenant’s receipt thereof. In the event that the Commencement Date does not occur by the Outside Commencement Date (as defined below), then Tenant shall not be obligated to pay the Temporary Space Base Rent (as defined below) for the balance of the Temporary Space Term (as defined below). The term “Outside Commencement Date” initially means March 1, 2018, but shall be extended by one day for every one day in delay in Substantial Completion of the Tenant Improvements caused by (i) Tenant Delays (as defined in Exhibit C), (ii) inability to obtain or delays in obtaining necessary permits despite Landlord’s commercially reasonable efforts to diligently obtain such necessary permits, and/or (iii) any other one or more Force Majeure Events (as defined in Article 10). In the event that the Commencement Date does not occur by the Out Date (as defined below), then Tenant shall be entitled by notice in writing to Landlord within ten (10) days thereafter to cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Tenant is not received by Landlord within such ten (10)-day period, Tenant’s right to cancel this Lease hereunder shall terminate and be of no further force or effect. The term “Out Date” initially means August 31, 2018, but shall be extended by one day for every one day in delay in substantial completion of Landlord’s Work caused by (i) Tenant Delays and/or (ii) any other one or more Force Majeure Events.

2.2 Except as expressly set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit C (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “As Is” condition on the Commencement Date.

2.3 Except as herein expressly set forth, neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Building, the Premises, the land upon which the Building is constructed, or any other matter or thing affecting or related to the Building or the Premises, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

2.4 Notwithstanding Section 2.3 above, Landlord warrants that the roof, structural components of the Building, HVAC system, electrical and plumbing systems, elevator, parking lot or site lighting (the “Covered Items”), other than those constructed by Tenant, shall be in good operating condition on the date possession of the Premises is delivered to Tenant. If a non-compliance with such warranty exists as of the delivery of possession, or if one of such Covered Items should malfunction or fail within one hundred twenty (120) days after the delivery of possession to Tenant, Landlord shall, as Landlord’s sole obligation with respect to such matter, promptly after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of such non-compliance, malfunction or failure, rectify the same at Landlord’s expense. If Tenant does not give Landlord the required notice within one hundred twenty (120) days after the delivery of possession to Tenant, Landlord shall have no obligation with respect to that warranty other than obligations regarding the Covered Items set forth elsewhere in this Lease. Nothing in this Section 2.4 shall limit Landlord’s obligation with respect to correction of latent defects in the Premises as provided in the Tenant Work Letter.

ARTICLE 3

USE, NUISANCE, OR HAZARD

3.1 The Premises shall be used and occupied by Tenant solely for general office purposes and any other lawful purposes (other than retail uses) consistent with a first-class office building and for no other purposes without the prior written consent of Landlord.

3.2 Tenant shall not use, occupy, or permit the use or occupancy of the Premises for any purpose which Landlord, in its reasonable discretion, deems to be illegal, immoral, or dangerous; permit any public or private nuisance; do or permit any act or thing which may unreasonably disturb the quiet enjoyment of any other tenant of the Project; keep any substance or carry on or permit any operation which might introduce offensive odors or conditions into other portions of the Project, use any apparatus which might make undue noise or set up vibrations in or about the Project; permit anything to be done which would increase the premiums paid by Landlord for special causes of loss form property insurance on the Project or its contents or cause a cancellation of any insurance policy covering the Project or any part thereof or any of its contents; or permit anything to be done which is prohibited by or which shall in any way conflict with any law, statute, ordinance, or governmental rule, regulation or covenants, conditions and restrictions affecting the Project, including without limitation the CC&R’s (as defined below) now or hereinafter in force. Should Tenant do any of the foregoing without the prior written consent of Landlord, and the same is not cured within fifteen (15) days after written notice from Landlord (which 15 day period shall be subject to extension if the nature of the breach is such that it is not possible to cure the same within such 15 day period so long as the Tenant commences the cure of such breach within such 15 day period and diligently prosecutes the same to completion) it shall constitute an Event of Default (as hereinafter defined) and shall enable Landlord to resort to any of its remedies hereunder.

3.3 The ownership, operation, maintenance and use of the Project shall be subject to certain conditions and restrictions contained in an instrument (“CC&R’s”) recorded or to be recorded against title to the Project. Tenant agrees that regardless of when those CC&R’s are so recorded, this Lease and all provisions hereof shall be subject and subordinate thereto and Tenant shall comply therewith; provided, however, that except as required by Applicable Laws (as defined below), Tenant’s obligation to comply with CC&R’s recorded after the date of this Lease shall be subject to Tenant’s prior consent, which will not be withheld unless the same would materially adversely affect Tenant’s rights under this Lease and/or materially increase Tenant’s obligations under this Lease. The CC&R’s affecting the Project as of the date of this Lease are listed on Exhibit H attached hereto. True and correct copies of the documents listed on Exhibit H have been delivered to Tenant. Accordingly, as a consequence of that subordination, during any period in which the entire Project is not owned by Landlord, (a) the portion of Operating Expenses and Taxes (each as defined below) for the Common Areas shall be allocated among the owners of the Project as provided in the CC&R’s, and (b) the CC&R’s shall govern the maintenance and insuring of the portions of the Project not owned by Landlord. Tenant shall, promptly upon request of Landlord, sign all documents reasonably required to carry out the foregoing into effect.

ARTICLE 4

RENT

4.1 Tenant hereby agrees to pay Landlord the Base Rent. For purposes of Rent adjustment under the Lease, the number of months is measured from the first day of the calendar month in which the Commencement Date falls. Each monthly installment (the “Monthly Rent”) shall be payable by check or by money order or by wire transfer or by Federal Reserve Automated Clearing House (ACH) deposit to an account as directed by Landlord by written notice to Tenant on or before the first day of each calendar month. Landlord agrees to accept payment by Federal Reserve Automated Clearing House (ACH) deposit only so long as such system is available for Landlord’s use. In addition to the Base Rent, Tenant also agrees to pay Tenant’s Share of increases in Operating Expenses and Tenant’s Tax Share of increases in Taxes over the Base Year of 2018 (each as hereinafter defined), and any and all other sums of money as shall become due and payable by Tenant as set forth in this Lease, all of which shall constitute additional rent under this Lease (the “Additional Rent”). Landlord expressly reserves the right to apply any payment received to Base Rent or any other items of Rent that are not paid by Tenant. The Base Rent, the Monthly Rent and the Additional Rent are sometimes hereinafter collectively called “Rent” and shall be paid when due in lawful money of the United States without demand, deduction, abatement, or offset to the addresses for the rental payment set forth in the Basic Lease Information, or as Landlord may designate from time to time.

4.2 In the event any Monthly or Additional Rent or other amount payable by Tenant hereunder is not paid within five (5) days after written notice from Landlord that such payment was not received when due, Tenant shall pay to Landlord a late charge (the “Late Charge”), as Additional Rent, in an amount of five percent (5%) of the amount of such late payment. Failure to pay any Late Charge shall be deemed a Monetary Default (as hereinafter defined). Provision for the Late Charge shall be in addition to all other rights and remedies available to Landlord hereunder, at law or in equity, and shall not be construed as liquidated damages or limiting Landlord’s remedies in any manner. Failure to charge or collect such Late

Charge in connection with any one (1) or more such late payments shall not constitute a waiver of Landlord’s right to charge and collect such Late Charges in connection with any other similar or like late payments.

4.3 Simultaneously with the execution hereof, Tenant shall deliver to Landlord the Rent Payable Upon Execution as payment of the first installment of Monthly Rent due hereunder.

4.4 If the Term commences on a date other than the first day of a calendar month or expires or terminates on a date other than the last day of a calendar month, the Rent for any such partial month shall be prorated to the actual number of days in such partial month.

4.5 All Rents and any other amount payable by Tenant to Landlord hereunder, if not paid within thirty (30) days after its due date, shall bear interest from the date due until paid at a rate equal to the prime commercial rate established from time to time by Bank of America, plus four percent (4%) per annum; but not in excess of the maximum legal rate permitted by law. Failure to charge or collect such interest in connection with any one (1) or more delinquent payments shall not constitute a waiver of Landlord’s right to charge and collect such interest in connection with any other or similar or like delinquent payments.

4.6 If Tenant fails to make when due four (4) consecutive payments of Monthly Rent in any calendar year or makes three (3) consecutive payments of Monthly Rent in any calendar year which are returned to Landlord by Tenant’s financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier’s check or by money order. The foregoing is in addition to any other remedy of Landlord hereunder, at law or in equity.

4.7 No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

ARTICLE 5

RENT ADJUSTMENT

5.1 Definitions.

(a) “Operating Expenses”, as said term is used herein, shall mean all expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, management, security, repair, restoration, replacement, or maintenance of the Project, or any portion thereof. Operating Expenses shall be computed in accordance with generally accepted real estate practices, consistently applied, and shall include, but not be limited to, the items as listed below:

(i) Wages, salaries, other compensation and any and all taxes, insurance and benefits of, the Building manager and of all other persons engaged in the operation, maintenance and security of the Project; provided that if such other persons are employed by Landlord they are at or below the grade of senior Building manager or chief Building engineer;

(ii) Payments under any equipment rental agreements or management agreements, including without limitation the cost of any actual or charged management fee and all expenses for the Project management office including rent, office supplies, and materials therefor;

(iii) Costs of all supplies, equipment, materials, and tools and amortization (including interest at the rate of eight percent (8%) per annum on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof;

(iv) All costs incurred in connection with the operation, maintenance, and repair of the Project including without limitation, the following: (A) the cost of operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (B) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (C) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which are reasonably anticipated by Landlord to increase Operating Expenses, and the cost incurred in connection with a transportation system management program or similar program; (D) the cost of landscaping, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges; and (E) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Taxes” as that term is defined below. With respect to any element of Operating Expenses that includes replacement, if any such replacements are of a materially higher quality than the specifications for the replaced item [determined as if such replaced item were new and in good condition], and if the cost of installing such upgrades materially exceeds the cost of replacing the item with another like quality, then the excess cost of such upgrade replacement item shall not be included in Operating Expenses.

(v) The cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith.

(vi) Costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building, including, without limitation, in connection with any LEED (Leadership in

Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building council or Energy Star rating and/or compliance system or program (collectively, “Conservation Costs”); provided that if the Conservation Cost is a capital improvement, the cost thereof shall be amortized as provided in clause (viii), below;

(vii) The cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord, including without limitation commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood or other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, deed of trust or other encumbrance now or hereafter in force against the Building or Project or any portion thereof, and any deductibles payable thereunder; including, without limitation, Landlord’s cost of any self insurance deductible or retention;

(viii) Capital improvements made to or capital assets acquired for the Project, or any portion thereof, after the Commencement Date that (1) are intended to reduce Operating Expenses or (2) are necessary for the health, safety and/or security of the Project, its occupants and visitors and are deemed advisable in the reasonable judgment of Landlord or (3) are Conservation Costs or (4) are required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”) as the same may be amended from time to time, all Environmental Requirements (as hereinafter defined), and any CC&R’s, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, “Applicable Laws”) (except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Commencement Date that was not in compliance with then-current Applicable Laws in their form existing as of the Commencement Date and as interpreted pursuant to the then-current interpretation of such Applicable Laws by the applicable governmental authority as of the Commencement Date), which capital costs, or an allocable portion thereof, shall be amortized over the useful life of the improvements as reasonably determined by Landlord consistent with prudent property management practices for Comparable Buildings, together with interest on the unamortized balance at a rate determined by Landlord not to exceed eight percent (8%) per annum;

(ix) fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, of all contractors, engineers, consultants and other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, maintenance and repair of the Buildings and the Project; and

(x) payments, fees or charges under the CC&R’s and any easement, license, operating agreement, declaration, restricted covenant, or instrument pertaining to the sharing of costs by the Project, or any portion thereof.

Expressly excluded from Operating Expenses are the following items:

(xi) Repairs and restoration paid for by the proceeds of any insurance policies or amounts otherwise reimbursed to Landlord or paid by any other source (other than by tenants paying their share of Operating Expenses);

(xii) Principal, interest, and other costs directly related to financing the Project or ground lease rental or depreciation;

(xiii) The cost of special services to tenants (including Tenant) for which a special charge is made and the cost of any services which are not offered to Tenant or for which Tenant is charged directly or are exclusively provided to another tenant or occupant of the Building;

(xiv) The costs of repair of casualty damage or for restoration following condemnation to the extent covered by insurance proceeds or condemnation awards;

(xv) The costs of any capital expenditures except as expressly permitted to be included in Operating Expenses as provided under clauses (vii), and (viii) above;

(xvi) Advertising and leasing commissions; costs, including permit, license and inspection costs and supervision fees, incurred with respect to the installation of tenant improvements within the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space within the Project or promotional or other costs in order to market space to potential tenants;

(xvii) The legal fees and related expenses and legal costs incurred by Landlord (together with any damages awarded against Landlord) due to the bad faith violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;

(xviii) Costs incurred: (x) to comply with Applicable Laws with respect to any Hazardous Materials (as defined below) which were in existence in, on, under or about the Project (or any portion thereof) prior to the

Commencement Date, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; and/or (y) with respect to Hazardous Materials which are disposed of or otherwise introduced into, on, under or about the Project after the date hereof by Landlord or Landlord’s agents or employees and are of such a nature, at time of disposition or introduction, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions, that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; provided, however, Operating Expenses shall include costs incurred in connection with the clean-up, remediation, monitoring, management and administration of (and defense of claims related to) the presence of (1) Hazardous Materials used by Landlord (provided such use is not negligent and is in compliance with Applicable Laws) in connection with the operation, repair and maintenance of the Project to perform Landlord’s obligations under this Lease (such as, without limitation, fuel oil for generators, cleaning solvents, and lubricants) and which are customarily found or used in Comparable Buildings and (2) Hazardous Materials created, released or placed in the Premises, Building or the Project by Tenant (or Tenant’s affiliates or their tenants, contractors, employees or agents) prior to or after the Commencement Date;

(xix) The attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

(xx) The expenses in connection with services or other benefits which are not available to Tenant;

(xxi) The overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis;

(xxii) The costs arising from Landlord’s charitable or political contributions;

(xxiii) The costs (other than ordinary maintenance and insurance) for sculpture, paintings and other objects of art;

(xxiv) The interest and penalties resulting from Landlord’s failure to pay any items of Operating Expense when due;

(xxv) The Landlord’s general corporate overhead and general and administrative expenses, costs of entertainment, dining, automobiles or travel for Landlord’s employees, and costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Project, disputes of Landlord with management, or outside fees paid in connection with disputes with other Project tenants or occupants (except to the extent such dispute is based on Landlord’s good faith efforts to benefit Tenant or meet Landlord’s obligations under this Lease);

(xxvi) The costs arising from the gross negligence or willful misconduct of Landlord;

(xxvii) The management office rental to the extent such rental exceeds the fair market rental for such space;

(xxviii) The costs of correction of latent defects in the Project to the extent covered by warranties;

(xxix) Costs and expenses incurred in connection with leasing space in the Building, such as leasing commissions, tenant allowances, space planning fees and advertising and promotional expenses and legal fees for the preparation of leases;

(xxx) Depreciation or amortization of any improvements except as specifically set forth in this Lease;

(xxxi) Any late fees, fines, penalties and interest on past due amounts incurred by Landlord due to Landlord’s violation of any Applicable Law, rule or regulation;

(xxxii) Costs incurred for relocating tenants within the Building;

(xxxiii) Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors or any other tenant in the Building, of any terms and conditions of this Lease or of the leases of other tenants in the Building;

(xxxiv) Contributions to Operating Expense reserves; provided, however, the maintenance of such reserves shall not prohibit Landlord from passing through to Tenant (as an Operating Expense) items includable in Operating Expenses pursuant to the Lease once such items have been purchased from such reserve or once the expenses covered by such reserve have been incurred;

(xxxv) Costs or fees relating to the title insurance or defense of Landlord’s title to or interest in the Project, or any part thereof;

(xxxvi) management fees in excess of an amount equal to three percent (3%) of all gross receipts for the Project (as fully grossed up for a one hundred percent (100%) occupancy level); and

(xxxvii) Costs (including capital repairs, replacements or other improvements) to remedy a condition existing prior to the Commencement Date that was not in compliance with the then current Applicable Laws in their form existing as of the Commencement Date and as interpreted pursuant to the then-current interpretation of such Applicable Laws by the applicable government authority as of the Commencement Date;

(b) “Taxes” shall mean all real property taxes, ad valorem taxes, personal property taxes, and all other taxes, assessments, embellishments, use and occupancy taxes, transit taxes, water, sewer and pure water charges not included in Section 5.1.(a)(v) above, excises, levies, license fees or taxes, and all other similar charges, levies, penalties, or taxes, if any, which are levied, assessed, or imposed, by any Federal, State, county, or municipal authority, whether by taxing districts or authorities presently in existence or by others subsequently created, upon, or due and payable in connection with, or a lien upon, all or any portion of the Project, or facilities used in connection therewith, and rentals or receipts therefrom and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in its definition of Taxes, and any costs and expenses of contesting the validity of same. Taxes shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; (v) All of the real estate taxes and assessments imposed upon or with respect to the Buildings and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project, and (vi) assessments attributable to the Project by any governmental or quasi-governmental agency that Landlord is required to pay. For purposes of this Lease, Taxes shall be calculated as if the tenant improvements in the Buildings were fully constructed and the Project, the Buildings, and all tenant improvements in the Buildings were fully assessed for real estate tax purposes, and accordingly, Taxes shall be deemed to be increased appropriately. Notwithstanding anything to the contrary contained in this Section 5.1(b), there shall be excluded from Taxes (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 17.1 of this Lease.

(c) “Lease Year” shall mean the twelve (12) month period commencing January 1st and ending December 31st.

(d) “Tenant’s Building Percentage” shall mean Tenant’s percentage of the entire Building as determined by dividing the rentable area of the Premises by the total rentable area of the Building using the BOMA Standards. If there is a change in the total Building rentable area as a result of an addition to the Building, partial destruction, modification or similar cause, which event causes a reduction or increase on a permanent basis, Landlord shall cause adjustments in the computations as shall be necessary to provide for any such changes.

(e) “Market Area” shall mean Costa Mesa, California (the “City”).

(f) “Comparable Buildings” shall mean comparable Class “A” office use buildings in the Market Area.

5.2 Notwithstanding anything to the contrary in this Article 5, Tenant shall not be obligated to pay any Operating Expenses prior to the first (1st) anniversary of the Commencement Date. In the event that the Operating Expenses of Landlord’s operation of the Project during any Lease Year of the Term shall exceed the actual Operating Expenses for the Project for the Base Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share (as hereinafter defined) of the difference between the Operating Expenses for a particular Lease Year and the Base Year. “Tenant’s Share” shall be determined by multiplying any such difference between Operating Expenses for any Lease Year and the Base Year or pro rata portion thereof, respectively, by Tenant’s Building Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Share will be for such Lease Year based, in part, on Landlord’s operating budget for such Lease Year, and Tenant shall pay Tenant’s Share as so estimated each month (the “Monthly Escalation Payments”). The Monthly Escalation Payments shall be due and payable at the same time and in the same manner as the Monthly Rent. Base Year Operating Expenses shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages or amortized costs relating to capital improvements or any one time Conservation Costs. Landlord may elect to segregate Operating Expenses into two or more subcategories. For example, Landlord may segregate insurance costs, electrical costs and/or other utility costs from other Operating Expenses. If Landlord elects to make that segregation, (a) Tenant’s Share of Operating Expenses shall be determined separately for each such subcategory by making separate calculations of the increase in the cost of each subcategory of Operating Expense from the Base Year to the applicable calendar year, and (b) Tenant shall pay as Tenant’s Share of Operating Expenses Tenant’s Share of the increase in each such subcategory.

5.3 Landlord shall, within one hundred eighty (180) days after the end of each Lease Year other than the Base Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Operating Expenses incurred during such Lease Year for the Project and such statement shall set forth Tenant’s Share of such Operating Expenses. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant’s Share of Operating Expenses and the amount of Monthly Escalation Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant’s receipt of said statement (except as provided in Section 5.4 below); similarly, Tenant shall receive a credit if Tenant’s Share is less than the amount of Monthly Escalation Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Escalation Payments to become due hereunder. If utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise Monthly Escalation Payments due during such Lease Year by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of the revised difference in Operating Expenses multiplied by Tenant’s Building Percentage divided by the number of months remaining in such Lease Year.

5.4 Within ninety (90) days following Tenant’s receipt of the Operating Expense statement or Taxes statement, Tenant may give Landlord notice (the “Review Notice”) stating that Tenant elects to review Landlord’s calculation of the amount of Operating Expenses or Taxes payable by Tenant for the Lease Year to which such statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Tenant may not deliver more than one (1) Review Notice with respect to any Lease Year. If Tenant fails to give Landlord such a Review Notice within that ninety (90) day period, Tenant shall be deemed to have approved the applicable statement. If Tenant timely gives the Review Notice, Tenant shall be entitled to conduct or require an audit to be conducted, provided that (a) not more than one (1) such audit may be conducted during any Lease Year of the Term, (b) the records for each Lease Year may be audited only once, (c) such audit is commenced within one hundred fifty (150) days following Tenant’s receipt of the applicable statement, and (d) such audit is completed and a copy thereof is delivered to Landlord within two hundred ten (210) days following Tenant’s receipt of the applicable statement. Tenant’s auditor must be a member of a nationally or regionally recognized accounting firm and must not charge a fee based on the amount that the accountant is able to save Tenant by the inspection. As a condition precedent to any inspection by Tenant’s accountant, such accountant shall provide Landlord with its written agreement that such accountant shall maintain in strict confidence any and all information obtained in connection with the review, and except as may be required by a court of competent jurisdiction, shall not disclose such information to any person or entity other than to the management personnel of Tenant. An overcharge of Operating Expenses or Taxes by Landlord shall not entitle Tenant to terminate this Lease. No subtenant shall have the right to audit. Any assignee’s audit right will be limited to the period after the effective date of the assignment. No audit shall be permitted if an Event of Default by Tenant has occurred and is continuing under this Lease, including without limitation any failure by Tenant to pay any amount due under this Article 5. If Landlord responds to any such audit with an explanation of any issues raised in the audit, such issues shall be deemed resolved unless Tenant responds to Landlord with further written objections within thirty (30) days after receipt of Landlord’s response to the audit. In no event shall payment of Rent ever be contingent upon the performance of such audit. For purposes of any audit, Tenant or Tenant’s duly authorized representative, at Tenant’s sole cost and expense, shall have the right, upon fifteen (15) days’ written notice to Landlord, to inspect Landlord’s books and records pertaining to Operating Expenses and Taxes at the offices of Landlord or Landlord’s managing agent during ordinary business hours, provided that such audit must be conducted so as not to interfere with Landlord’s business operations and must be reasonable as to scope and time. If actual Operating Expenses or Taxes are finally determined (by agreement of the parties, arbitration or a court of competent jurisdiction) to have been overstated or understated by Landlord for any calendar year, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable, and if actual Operating Expenses and Taxes are finally determined (by agreement of the parties, arbitration or a court of competent jurisdiction) to have been overstated by Landlord for any calendar year by in excess of seven percent (7%), then Landlord shall pay the reasonable cost of Tenant’s audit, not to exceed $5,000.00.

5.5 If the Expiration Date or Termination Date under this Lease does not fall on December 31 of any given year, then: (i) the period commencing on the January 1 immediately preceding said Expiration Date or Termination Date and continuing through, to and, including said Expiration Date or Termination Date shall be referred to in this Lease as the “Last Partial Year” and (ii) Tenant’s Share of Operating Expenses for the Last Partial Year shall be, calculated by proportionately reducing the Base Year Operating Expenses to reflect the number of calendar months in said Last Partial Year (the “Adjusted Base Operating Expenses”). The Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for said Last Partial Year to determine the amount of any increases or decreases in the actual Operating Expenses for said Last Partial Year over the Adjusted Base Operating Expenses. Tenant shall pay its Tenant’s Share of any such increases within thirty (30) days following the receipt of a final statement or, as applicable, Landlord shall refund any overpayment concurrently with delivery of such final statement.

5.6 If the occupancy of the Building during any part of any Lease Year is less than ninety-five percent (95%), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Lease Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that Lease Year. For purposes of this Section 5.6, “variable components” include only those component expenses that are affected by variations in occupancy levels.

5.7 In the event that the Taxes during any Lease Year of the Term shall exceed the Taxes for the Project for the Base Year, Tenant shall pay to Landlord, as Additional Rent, “Tenant’s Tax Share” (as hereinafter defined) of the difference between the Taxes for a particular Lease Year and the Base Year. “Tenant’s Tax Share” shall be determined by multiplying any such difference between Taxes for any Lease Year and the Base Year or pro rata portion thereof, respectively, by Tenant’s Building Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Tax Share will be for such Lease Year and Tenant shall pay Tenant’s Tax Share as so estimated each month (the “Monthly Tax Payments”). The Monthly Tax Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.

5.8 Landlord shall, within one hundred eighty (180) days after the end of each Lease Year other than the Base Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Taxes incurred during such Lease Year for the Project and such statement shall set forth Tenant’s Tax Share of such Taxes. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant’s Tax Share of any increases in Taxes and the amount of Monthly Tax Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant’s receipt of said statement; similarly, Tenant shall receive a credit if Tenant’s Tax Share is less than the amount of Monthly Tax Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Tax Payments to become due hereunder. If Taxes increase during any Lease Year, Landlord may revise Monthly Tax Payments due during such Lease Year by giving Tenant written notice to that effect; and, thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of revised difference in Taxes multiplied by Tenant’s Tax Percentage divided by the number of months remaining in such Lease Year. Despite any other provision of this Article 5, Landlord may adjust Operating Expenses and/or Taxes and submit a corrected statement to account for Taxes or other government public-sector charges (including utility charges) that are for that given year but that were first billed to Landlord after the date that is ten (10) business days before the date on which the statement was furnished.

5.9 Tenant’s Tax Share of Taxes for the Last Partial Year, if any, shall be calculated by proportionately reducing the Base Year Taxes to reflect the number of calendar months in said Last Partial Year (the “Adjusted Base Taxes”). The Adjusted Base Taxes shall then be compared with the actual Taxes for said Last Partial Year to determine the amount of any increases or decreases in the actual Taxes for such Last Partial Year over the Adjusted Base Taxes. Tenant shall pay its Tenant’s Tax Share of any such increases within thirty (30) days following the receipt of a final statement or, as applicable, Landlord shall refund any overpayment concurrently with delivery of such final statement.

5.10 If the Taxes for the Base Year or the Taxes for any Lease Year are changed as a result of protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Lease Year or Base Year (as applicable). Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Taxes as Landlord shall determine is appropriate in Landlord’s sole discretion. Tenant shall be entitled to receive its proportionate share of any refunds received by Landlord with respect to any Taxes paid by Tenant. This provision shall survive the Expiration Date or Termination Date of the Lease for a period of two (2) years.

5.11 Tenant’s obligation with respect to Additional Rent and the payment of Tenant’s Share of Operating Expenses and Tenant’s Tax Share of Taxes shall survive the Expiration Date or Termination Date of this Lease.

5.12 The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Operating Expenses and Taxes) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 5.1 above, the Operating Expenses and Taxes are determined annually for the Project as a whole, and a portion of the Operating Expenses and Taxes, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Operating Expenses and Taxes for purposes of this Lease. Such portion of the Operating Expenses and Taxes allocated to the tenants of the Building shall include all the Operating Expenses and Taxes attributable solely to the Building and an equitable portion of the Operating Expenses and Taxes attributable to the Project as a whole. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses and Taxes for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Operating Expenses and Taxes within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

5.13 Notwithstanding anything to the contrary set forth in this Lease, Taxes for the Base Year and any subsequent Lease Year during the Term shall be calculated assuming the Project is assessed at its taxable value as determined under Section 51(a)(1) (but excluding Section 51(a)(2)) of the California Revenue and Taxation Code (“Taxable Value”) without taking into account any decreases in real estate taxes obtained in connection with Proposition 8 or an assessed value lower than the Taxable Value, and, therefore, the Taxes payable under this Lease may be greater than those actually incurred by Landlord. Tax refunds under Proposition 8 or otherwise shall not be deducted from Taxes nor refunded to Tenant, but rather shall be the sole property of Landlord.

ARTICLE 6

SERVICES TO BE PROVIDED BY LANDLORD

6.1 Subject to Articles 5 and 10 herein, and provided Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and in accordance with the standards set forth herein:

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally and nationally recognized holidays observed by landlords of Comparable Buildings (collectively, the “Holidays”). If Tenant desires HVAC service on Saturdays from 9:00 A.M. to 1:00 P.M., Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, which shall not exceed 24 hours’ notice, of Tenant’s desired use in order to supply such HVAC, and Landlord shall supply such HVAC to Tenant during those hours on Saturday without charge other than including the cost thereof in Operating Expenses for the Building.

6.1.2 Landlord shall provide electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment for normal office use, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of five (5.0) watts per rentable square foot of the Premises during the Building Hours, calculated on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of one (1.0) watt per rentable square foot of the Premises during the Building Hours, calculated on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal one hundred twenty (120) volts. Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within thirty (30) days of Landlord’s demand, for all electricity used by Tenant in the Premises. The charge shall be at the rates charged for such services by the local public utility. Alternatively, Landlord may elect to include electricity costs in Operating Expenses.

6.1.3 Landlord shall, as part of Operating Expenses, provide city water from the regular Building outlets for drinking, kitchen, lavatory and toilet purposes in the Building Common Areas and the Premises.

6.1.4 Landlord shall, as part of Operating Expenses, provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays, except in the event of emergency.

6.1.5 Landlord shall provide customary weekday janitorial services to the Premises five (5) days per week, Sunday through Thursday, except the date of observation of the Holidays, in and about the Premises and customary occasional window washing services as determined by Landlord.

6.1.6 Subject to Landlord’s rules, regulations, and restrictions and the terms of this Lease, Landlord shall permit Tenant to utilize the existing Building risers, raceways, shafts and conduit to the extent (i) such use does not exceed Tenant’s Building Percentage of the space made available to tenants in such facilities, as determined by Landlord in Landlord’s sole and absolute discretion, and (ii) Tenant’s requirements are consistent with the requirements of a typical general office user. Tenant may only use vendors selected by Landlord to provide services to Tenant through the use of the Leased Project Building risers, raceways, shafts and conduit.

6.1.7 Landlord shall contract for on-site access control services for the Project (but not individually for Tenant or the Premises) of such scope and type as Landlord may determine in its sole discretion; provided that such access control services will include a lobby attendant on Monday through Friday, excluding Holidays, from 7:00 A.M. to 11:00 P.M. and one roving security guard on the Project at all times, subject to Applicable Laws. Landlord shall not be liable in any manner to Tenant or Tenant’s employees, agents, subtenants, contractors, licensees, or invitees for any acts (including criminal acts) of others, or for any direct, indirect, or consequential damages, or any injury or damage to, or interference with, Tenant’s business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or other loss or damage, bodily injury or death, related to any malfunction, circumvention or other failure of any security services which Landlord provides or for the failure of any security services to prevent bodily injury, death, or property damage, or loss, or to apprehend any person suspected of causing such injury, death, damage or loss Landlord shall provide each of Tenant’s employees with an initial card key at no cost.

6.2 Except as otherwise expressly provided by this Lease, Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which (in any such case) materially increases the water, electricity, heat or air conditioning normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and (based on reasonable estimates provided by qualified contractors who do not provide maintenance and repair service with respect to the particular system or equipment in question in the Project) the cost of the increased wear and tear on existing equipment caused by such excess consumption (without any markup or fees); and Landlord may install devices (including without limitation Quadlogic revenue grade meters (or comparable devices) and related data transmission and collection systems and software) to separately meter (or sub-meter) any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering (or sub-metering) devices without any markup or fees. Notwithstanding the foregoing, the installation, operation, maintenance and repair of Temperature Balance Equipment (as defined in Section 6.7) shall be governed by the terms of Section 6.7. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, not to exceed 24 hours’ notice as to after-hours HVAC, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at Landlord’s “Actual Cost” (as defined below) (which shall be treated as Additional Rent) for a minimum one-hour period. Reference in this Lease to Landlord’s “Actual Cost” will apply to cost charged by Landlord to provide HVAC service to Tenant hereunder and shall be calculated by Landlord in good faith to reflect the actual costs paid or incurred by Landlord to provide HVAC service, including the cost of utilities provided by the utility provider, costs of maintenance and repair and (based on reasonable estimates provided by qualified contractors who provide maintenance and repair service with respect to the particular system or equipment in question) costs of wear and tear and depreciation of systems and equipment, as applicable, and a five percent (5%) administrative fee, but excluding profits, it being agreed that if the amount of actual costs paid or incurred by Landlord cannot be reasonably and readily ascertained, “Actual Cost” hereunder shall be the amount reasonably estimated by Landlord. As of the date of this Lease, Landlord’s Actual Cost for after hours HVAC is $60 per hour. During the Term, Tenant shall be entitled to twenty (20) hours per month of after hours HVAC at no cost. Landlord shall have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance. If Tenant requests any such additional services, then Tenant shall pay to Landlord, within thirty (30) days after billing, the cost of such additional services, including Landlord’s standard fee for its involvement with such additional services, promptly upon being billed for same.

6.3 Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, or interruption of any such services; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained; it being further agreed that Landlord reserves the right to discontinue temporarily such services or any of them at such times as may be necessary by reason of repair or capital improvements performed within the Project, accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord. In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored. Without limiting Section 6.9, neither diminution nor shutting off of light or air or both, nor any other effect on the Project by any structure erected or condition now or hereafter existing on lands adjacent to the Project, shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Except in cases of emergency, Landlord shall give Tenant reasonable prior notice of any delay or diminution in any service and shall use reasonable efforts to minimize any inconvenience to Tenant where such delay or diminution is the result of Landlord’s voluntary actions.

6.4 Landlord shall have the right to reduce heating, cooling, or lighting within the Premises and in the public area in the Building as required by any mandatory fuel or energy-saving program.

6.5 Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment of all telephone and facsimile services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and facsimile services as may be required by Tenant in the use of the Premises, including the establishment and connection thereof, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

6.6 At all times during the Term Landlord shall have the right to select the utility company or companies that shall provide electric, telecommunication and/or other utility services to the Premises and, subject to all Applicable Laws, Landlord shall have the right at any time and from time to time during the Term to either (a) contract for services from electric, telecommunication and/or other utility service provider(s) other than the provider with which Landlord has a contract as of the date of this Lease (the “Current Provider”), or (b) continue to contract for services from the Current Provider. The cost of such utility services and any energy management and procurements services in connection therewith shall be Operating Expenses.

6.7 If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system (“HVAC”) is affected in any material respect as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Premises, (ii) the occupancy of such portion of the Premises by more than one person per one hundred twenty (120) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits specified in Section 6.1.2 above, or (iv) any rearrangement of partitioning or other improvements, then at Tenant’s sole cost, Landlord may install any HVAC equipment, or modify any existing HVAC equipment (including the standard HVAC equipment) Landlord deems necessary to restore the temperature balance (such new HVAC equipment or modifications to existing HVAC equipment termed herein “Temperature Balance Equipment”). Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC system. Landlord makes no representation to Tenant regarding the adequacy or fitness of the HVAC equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel of electrical usage, any other uses other than or in excess of the fractional horsepower normally required for office equipment or occupancy of the Premises that exceeds a density greater than one (1) person per one hundred fifty (150) rentable square feet of space in the Premises, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. Tenant shall pay to Landlord on demand the cost of installing, operating, maintaining and repairing any Temperature Balance Equipment.

6.8 Landlord acknowledges and agrees that Tenant’s intended and permitted uses may include the use of servers, server rooms, workstations, and similar or accompanying equipment, including, but not limited to, UPS machines, and that such uses are hereby permitted so long as (i) Tenant pays any excess electrical charges attributable to same, (ii) the installation, construction and maintenance thereof is performed by Tenant at Tenant’s sole cost and expense and in compliance with all applicable laws, (iii) the Building and Building systems have sufficient capacity and space to accommodate those facilities, (iv) the area occupied by servers and server rooms does not exceed two percent (2%) of the rentable area of the Premises, (v) the area occupied by servers and server rooms are served by adequate supplemental HVAC systems installed by Tenant in accordance with this Lease at Tenant’s sole cost and expense, and (vi) the server room and supplemental HVAC systems are separately metered at Landlord’s cost and Tenant pays the cost of all utilities serving those supplemental HVAC systems and the server room.

6.9 Notwithstanding anything to the contrary in Section 6.2 or elsewhere in this Lease, if (a) Landlord fails to provide Tenant with the HVAC service, the water service, the electrical service or elevator service described in Section 6.1, or Landlord enters the Premises and such entry interferes with Tenant’s reasonable use of the Premises, or work or damage to other portions of the Building interfere with Tenant’s access to or from or the use of the Premises, (b) such failure or Landlord’s entry is not due to any one or more Force Majeure Events or to an event covered by Article 19, (c) Tenant has given Landlord reasonably prompt written notice of such failure or that such entry by Landlord is unreasonably interfering with Tenant’s use of the Premises and (d) as a result of such failure or entry all or any part of the Premises are rendered untenantable (and, as a result, all or such part of the Premises are not used by Tenant during the applicable period) for more than five (5) consecutive business days, then Tenant shall be entitled to an abatement of Rent proportional to the extent to which the Premises are thereby rendered unusable by Tenant, commencing with the later of (i) the sixth business day during which such untenantability continues or (ii) the sixth business day after Landlord receives such notice from Tenant, until the Premises (or part thereof affected) are again usable or until Tenant again uses the Premises (or part thereof rendered unusable) in its business, whichever first occurs. If, but for the untenantability having been caused by one or more Force Majeure Events, Tenant would have received rental abatement under this Section 6.9, and the rental loss insurance carried by Landlord, the premiums for which are included in Operating Expenses, covers rent loss for such abatement, then Tenant shall receive rent abatement to the extent Landlord actually receives proceeds from rent loss insurance attributable to that rent abatement. The foregoing rental abatement shall be Tenant’s exclusive remedy therefor. Notwithstanding the foregoing, the provisions of Article 19 below and not the provisions of this subsection shall govern in the event of casualty damage to the Premises or Project and the provisions of Article 20 below and not the provisions of this subsection shall govern in the event of condemnation of all or a part of the Premises or Project.

ARTICLE 7

REPAIRS AND MAINTENANCE BY LANDLORD

7.1 Landlord shall provide for the cleaning, maintenance and repair of the Base Building, the Common Areas of the Project and the Parking Facilities in keeping with the standard for Comparable Buildings as part of Operating Expenses. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except such repairs as may be required to the

Base Building (as defined below) and other structural elements and equipment of the Project, and subject to Section 13.4, below, such additional maintenance as may be necessary because of the damage caused by persons other than Tenant, its agents, employees, licensees, or invitees. As used in this Lease, the “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. The term “Base Building,” as used in this Lease, shall not be deemed to have the same meaning as the term “Base, Shell and Core,” as the same is defined in Section 1 of the Tenant Work Letter.

7.2 Landlord or Landlord’s officers, agents, and representatives (subject to any security regulations imposed by any governmental authority) shall have the right to enter all parts of the Premises at all reasonable hours upon reasonable prior notice to Tenant (other than in an emergency) to inspect, clean, make repairs, alterations, and additions to the Project or the Premises which it may deem necessary or desirable, to make repairs to adjoining spaces, to cure any defaults of Tenant hereunder that Landlord elects to cure pursuant to Section 22.5, below, to post notices of non-responsibility, to show the Premises to prospective tenants (during the final nine (9) months of the Term or at any time after the occurrence of an Event of Default that remains uncured), mortgagees or purchasers of the Building, or to provide any service which it is obligated or elects to furnish to Tenant; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord shall have the right to enter the Premises at any time and by any means in the case of an emergency. Tenant shall have the right to have one or more of its employees accompany Landlord or Landlord’s officers, agents, and representatives during their entry into the Premises pursuant to this Lease; provided that Tenant’s failure to make a Tenant employee available at the time of Landlord’s entry into the Premises shall not limit Landlord’s or Landlord’s officers, agents, representatives’ right to enter the Premises.

7.3 Except as otherwise expressly provided in this Lease, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, and equipment therein. Tenant hereby waives all rights it would otherwise have under California Civil Code Sections 1932(1) and 1942(a), or any similar law, statute or ordinance now or hereafter in effect, to make repairs at Landlord’s expense, to deduct repair costs from Rent and/or terminate this Lease as the result of any failure by Landlord to maintain or repair.

ARTICLE 8

REPAIRS AND CARE OF PREMISES BY TENANT

8.1 If the Building, the Project, or any portion thereof, including but not limited to, the elevators, boilers, engines, pipes, and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating of the elevators, or of the water pipes, drainage pipes, electric lighting, or other equipment of the Building or the roof or outside walls of the Building and also the Premises improvements, including but not limited to, the carpet, wall coverings, doors, and woodwork, become damaged or are destroyed through the negligence, carelessness, or misuse of Tenant, its servants, agents, employees, or anyone permitted by Tenant to be in the Building, or through it or them, then the reasonable cost of the necessary repairs, replacements, or alterations shall be borne by Tenant who shall pay the same to Landlord as Additional Rent within thirty (30) days after written demand, subject to Section 13.4 below. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

8.2 Subject to Section 13.4 below, Tenant agrees, at its sole cost and expense, to repair or replace any damage or injury done to the Project, or any part thereof, caused by Tenant, Tenant’s agents, employees, licensees, or invitees which Landlord elects not to repair. Tenant shall not injure the Project or the Premises and, at Tenant’s sole cost and expense, shall maintain the Premises, including without limitation all improvements, fixtures and furnishings therein, and the floor or floors on which the Premises are located, in good order, repair and condition at all times during the Term. If Tenant fails to keep such elements of the Premises in such good order, condition, and repair as required hereunder to the satisfaction of Landlord, Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and within thirty (30) days after completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon written demand, the cost of restoring the Premises to such good order and condition and of the making of such repairs, plus an additional charge of five percent (5%) thereof. Tenant shall leave the Premises at the end of each business day in a reasonably tidy condition for the purpose of allowing the performance of Landlord’s cleaning services. Upon the Expiration Date or the Termination Date, Tenant shall surrender and deliver up the Premises to Landlord in the same condition in which it existed at the Commencement Date, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. Upon the Expiration Date or the Termination Date, Landlord shall have the right to re-enter and take possession of the Premises.

8.3 In the event of an emergency situation, Landlord shall, upon notice from Tenant, immediately commence any necessary repairs and pursue the same to completion with reasonable diligence if the work to correct the emergency situation involves elements of the Building that are Landlord’s obligation to repair and maintain under Article 7. If Landlord fails to commence such repairs within twenty-four (24) hours of actual receipt of such notice, Tenant shall have the right to perform such repairs to correct the emergency situation under the limited circumstances where all of the following conditions exist (the “Self Help Conditions”): (a) Landlord has not commenced such repairs within twenty-four (24) hours of actual receipt of such notice or, if later, by the date Tenant attempts to commence such repairs; (b) at the time Tenant intends to commence such repairs, Tenant provides Landlord with written notice of the fact that Tenant intends to commence such repairs on Landlord’s behalf; (c) the action required to correct the emergency situation does not require Tenant to have access to the premises of any other tenant or occupant of the Building; and (d) the action required to correct the emergency situation does not involve the performance of work with respect to the roof of the Building. If all of the Self Help Conditions exist and Tenant elects to cure the default of Landlord, any such curative work must be performed by contractors that have previously performed similar work for Landlord in the Building, unless such contractors are unwilling or unable to perform, or timely perform, such work (or unless Landlord has not provided Tenant with a list of such contractors), in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. In addition, if Landlord has a warranty or service and maintenance agreement for a particular item that requires service, repair or replacement as part of the curative work (and Tenant is aware of such warranty or contract), Tenant shall endeavor to contract with the issuer of such warranty or contract for the performance of the curative work so as not to adversely affect such warranty or contract. In attempting to correct the emergency situation, Tenant shall perform only so much work as is reasonably necessary to correct the emergency situation. All such work shall be diligently pursued to completion and shall be conducted in a manner which does not interfere with the normal operations of the Building and other tenants of the Building. If the work to correct the emergency situation involves elements of the Building that are Landlord’s obligation to repair and maintain under Article 7, then upon completion of the curative work by Tenant and receipt of paid invoices, Landlord shall reimburse Tenant for all expenses reasonably incurred by Tenant in correcting the emergency situation, net of any amounts that would have been payable by Tenant if Landlord had performed the work. For purposes hereof, an “emergency situation” shall mean a situation which immediately threatens substantial damage or injury to the Premises or to persons in the Premises. If Landlord fails to repay Tenant for such costs within thirty (30) days after Landlord’s receipt of the paid invoices, Tenant shall be entitled to deliver notice (the “Obligation Payment Notice”) thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant. If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord’s receipt of the Obligation Payment Notice from Tenant and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining Landlord’s good faith reasons that the amounts described in Tenant’s Obligation Payment Notice are not due and payable by Landlord (“Obligation Payment Refusal Notice”), Tenant shall be entitled to offset that amount (not to exceed the amount set forth in the Obligation Payment Notice) plus simple interest at the prime rate plus two percent (2%), but in no event in excess of the maximum interest rate permitted by law (the “Agreed Rate”), from the date Landlord’s original payment was due to be paid until the date of the offset therefor, against Tenant’s next obligations to pay Rent. However, if Tenant is in default under the Lease beyond applicable notice and cure periods at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured. If Landlord delivers an Obligation Payment Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so paid by Landlord, if any, within ten (10) business days after Tenant’s receipt of an Obligation Payment Refusal Notice, Tenant may submit such dispute to arbitration in accordance with Article 12 of this Lease. If Tenant prevails in any such arbitration, Tenant shall be entitled to offset such arbitration award against Tenant’s next obligations to pay Rent and the award shall include simple interest at the Agreed Rate calculated from the date such amount was due to Tenant until the date of Tenant’s application of such amounts as a credit against Rent. In no event shall the total amounts offset under this Section 8.3 in any calendar month exceed fifty percent (50%) of the Base Rent payable in that calendar month.

ARTICLE 9

TENANT’S EQUIPMENT AND INSTALLATIONS

9.1 Except for desk or table-mounted typewriters, adding machines, office calculators, dictation equipment, personal computers, and other similar office equipment consistent with first-class general office use in Comparable Buildings or as otherwise provided in Article 6, Tenant shall not install within the Premises any fixtures, equipment, facilities, or other improvements without the specific written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed, subject to Article 15, below. Tenant shall not, without the specific written consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed), install or maintain any apparatus or device within the Premises which shall increase the usage of electrical power or water for the Premises to an amount greater than would be normally required for general office use for space of comparable size in the Market Area; and if any such apparatus or device is so installed, Tenant agrees to furnish Landlord a written agreement to pay for any additional costs of utilities as the result of said installation.

ARTICLE 10

FORCE MAJEURE

10.1 It is understood and agreed that with respect to any service or other obligation to be furnished or obligations to be performed by either party that in no event shall either party be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such service or meet such obligation; or because of war or other emergency; or for any cause beyond the reasonable control with the party obligated for such performance; or for any cause due to any act or omission of the other party or its agents, employees, licensees, invitees, or any persons claiming by, through, or under the other party; or because of the failure of any public utility to furnish services; or because of order or regulation of any federal, state, county or municipal authority (collectively, “Force Majeure Events”). Nothing in this Section 10.1 shall limit or otherwise modify or waive Tenant’s obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease.

ARTICLE 11

CONSTRUCTION, MECHANICS’ AND MATERIALMAN’S LIENS

11.1 Tenant shall not suffer or permit any construction, mechanics’ or materialman’s lien to be filed against the Premises or any portion of the Project by reason of work, labor services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Premises or any portion of the Project; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any construction, mechanics’ or materialman’s lien against the Premises or any portion of the Project.

11.2 If any such construction, mechanics’ or materialman’s lien shall at any time be filed against the Premises or any portion of the Project as the result of any act or omission of Tenant, Tenant covenants that it shall, within twenty (20) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests. Any amounts paid by Landlord in connection with such action, all other expenses of Landlord incurred in connection therewith, including reasonable attorneys’ fees, court costs, and other necessary disbursements shall be repaid by Tenant to Landlord within twenty (20) days after demand.

ARTICLE 12

ARBITRATION

12.1 In the event that a dispute arises under Section 5.3 above, the same shall be submitted to arbitration in accordance with the provisions of applicable state law, if any, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations, and procedures from time to time in effect as promulgated by the American Arbitration Association (the “Association”). Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the city wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the state wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his or her award or decision, subject to the penultimate sentence of this section. No arbitrable dispute shall be deemed to have arisen under this Lease (a) prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute, together with a description thereof sufficient for an understanding thereof, and (b) where Tenant disputes the amount of a Tenant payment required hereunder (e.g., Operating Expense excess under Section 5.3 hereof), prior to Tenant paying in full the amount billed by Landlord, including the disputed amount. The prevailing party in such arbitration shall be reimbursed for its expenses, including reasonable attorneys’ fees. Notwithstanding the foregoing, in no event shall this Article 12 affect or delay Landlord’s unlawful detainer rights under California law.

ARTICLE 13

INSURANCE

13.1 Landlord shall maintain, as a part of Operating Expenses, special causes of loss form property insurance on the Project (excluding, at Landlord’s option, the property required to be insured by Tenant pursuant to Section 13.2(e), below) in an amount equal to the full replacement cost of the Project, subject to such deductibles as Landlord may determine. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant’s furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises. Such insurance shall be maintained with an insurance company selected, and in amounts desired, by Landlord or Landlord’s mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Project. Additionally Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord’s program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Project.

13.2 Tenant, at its own expense, shall maintain with insurers authorized to do business in the State of California and which are rated A- or better and have a financial size category of at least VIII in the most recent Best’s Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation), (a) commercial general liability insurance, including Broad Form Property Damage and Contractual Liability with the following minimum limits: General Aggregate $3,000,000.00; Products/Completed Operations Aggregate $2,000,000.00; Each Occurrence $2,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person, (b) Umbrella/Excess Liability on a following form basis with the following minimum limits: General Aggregate $10,000,000.00; Each Occurrence $10,000,000.00; (c) Workers’ Compensation with statutory limits; (d) Employer’s Liability insurance with the following limits: Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00; (e) property insurance on special causes of loss insurance form covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises (such insurance shall be for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion); and (f) business auto liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles. At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) business days following Tenant’s receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within ten (10) days after Tenant’s receipt of Landlord’s request for payment thereof. Said policy of liability insurance shall name Landlord, Landlord’s affiliates and subsidiaries designated by Landlord, and Landlord’s managing agent as additional insureds and Tenant as the insured and shall be noncancellable with respect to Landlord except after thirty (30) days’ written notice from the insurer to Landlord.

13.3 Tenant shall adjust not more often than once during the initial Term and any Extension Period under Article 51 the amount of coverage established in Section 13.2 hereof to such amount as in Landlord’s reasonable opinion, adequately protects Landlord’s interest; provided the same is consistent with the amount of coverage customarily required of comparable tenants in the Project and in Comparable Buildings. In addition, Landlord shall not require such adjustment prior to the third anniversary of the Commencement Date.

13.4 Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Project or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of (i) special causes of loss form property insurance or (ii) the liability insurance referred to in Section 13.2, to the extent of such insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of California. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein, “ and shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.

13.5 In the event Tenant’s occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within thirty (30) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant’s use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

ARTICLE 14

QUIET ENJOYMENT

14.1 Provided Tenant is not in default under this Lease after the expiration of any period for cure in the performance of all its obligations under this Lease, including, but not limited to, the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.

ARTICLE 15

ALTERATIONS

15.1 Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to the Premises without first obtaining the written consent of Landlord in each instance. As used herein, the term “Minor Alteration” refers to an alteration that (a) does not affect the outside appearance of the Building and is not visible from the Common Areas, (b) is non-structural and does not impair the strength or structural integrity of the Building, and (c) does not affect the mechanical, electrical, HVAC or other systems of the Building. Landlord agrees not to unreasonably withhold its consent to any Minor Alteration. Landlord’s consent to any other alteration may be conditioned, given, or withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Landlord consents to any repainting, recarpeting, or other purely cosmetic changes or upgrades to the Premises, so long as (i) the aggregate cost of such work is less than $50,000.00 in any twelve-month period, (ii) such work constitutes a Minor Alteration (iii) no building permit is required in connection therewith, and (iv) such work conforms to the then existing Building standards. At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions, or improvements; and Landlord shall have a period of not less than thirty (30) days therefrom in which to review and approve or disapprove said plans; provided that if Landlord determines in good faith that Landlord requires a third party to assist in reviewing such plans and specifications, Landlord shall instead have a period of not less than sixty (60) days in which to review and approve or disapprove said plans. Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord in (A) reviewing said plans and specifications by third party consultants, and (B) inspecting the alterations, additions, or improvements to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant’s construction (collectively, “Tenant’s Contractors”), Landlord’s consent shall be deemed conditioned upon each of Tenant’s Contractors (1) working in harmony and not interfering with any laborer utilized by Landlord, Landlord’s contractors, laborers, or materialmen; and (2) furnishing Landlord with evidence of acceptable liability insurance, worker’s compensation coverage and if required by Landlord, completion bonding, and if at any time such entry by one or more persons furnishing labor or materials for Tenant’s work shall cause such disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant. Landlord agrees not to require completion bonding for any Alterations costing less than $250,000.00 so long as the initially named Tenant or any Permitted Transferee is the Tenant under this Lease. If Tenant is using Tenant’s Contractors for Tenant’s construction, the contract with such Tenant’s Contractor(s) shall provide for a guaranteed maximum price or a stipulated sum as the contract amount and shall be fully executed and delivered by Tenant and Tenant’s Contractor(s) prior to the commencement of construction. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of alterations, additions, or improvements and for final approval thereof upon completion, and shall cause any alterations, additions, or improvements to be performed in compliance therewith and with all Applicable Laws (including without limitation, California Energy Code, Title 24) and all requirements of public authorities and with all applicable requirements of insurance bodies. All alterations, additions, or improvements shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to be better than (a) the original installations of the Building, or (b) the then standards for the Comparable Building. Upon the completion of work and upon request by Landlord, Tenant shall provide Landlord copies of all waivers or releases of lien from each of Tenant’s Contractors. No alterations, modifications, or additions to the Project or the Premises shall be removed by Tenant either during the Term or upon the Expiration Date or the Termination Date without the express written approval of Landlord. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing.

15.2 Upon submission of any plans for Landlord’s approval, Tenant may request prior to the installation of specific Required Removal Items (as defined below) in the Premises as an Alteration or as part of any Tenant Improvements performed pursuant to the Work Letter, that Landlord agree not to require Tenant to remove such Required Removal Items upon expiration or termination of the Lease or agree to permit Tenant to remove any item it may otherwise not be permitted to remove under the terms of this Lease. Such consent, which may be granted or denied in Landlord’s sole discretion, must be granted in writing in order to be binding against Landlord and shall be granted or denied concurrently with Landlord’s approval of the applicable plan. If so required by Landlord, Tenant, prior to the expiration of the Term or termination of this Lease, shall, at Tenant’s sole cost and expense, (i) remove any or all Required Removal Items, (ii) restore the Premises to the condition existing prior to the installation of such Required Removal Items, and (iii) repair all damage to the Premises or Project caused by the removal of such Required Removal Items. Tenant shall use a contractor reasonably approved by Landlord for such removal and repair. If Tenant fails to remove, restore and repair under this Section, then Landlord may remove such Required Removal Items and perform such restoration and repair, and Tenant shall reimburse Landlord for costs and expenses incurred by Landlord in performing such removal, restoration and repair. As used in this Section 15.2, “Required Removal Items” means (a) with respect to the Tenant Improvements performed pursuant to the Work Letter any Non-Standard Improvements (as defined below), and (b) any Alteration. As used in this Section 15.2, “Non-Standard Improvements” means office improvements (such as fish tanks or interior climbing walls) which are so unusual or atypical that they are not reasonably suited for use by any successor occupant of the Premises for general office purposes. Specifically, and without limiting the generality of the foregoing, any interior Building Standard Stairs (as defined in Exhibit C-1) installed to connect the floors of the Premises, that are part of the Tenant Improvements performed pursuant to the Work Letter, shall not be considered to be Non-Standard Improvements.

15.3 Landlord’s approval of Tenant’s plans for work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act. Landlord may, at its option, at Tenant’s expense, require that Landlord’s contractors be engaged for any work upon the integrated Building mechanical or electrical systems or other Building or leasehold improvements.

15.4 At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of Tenant’s Contractors. During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon building permits and notices of non-responsibility or to take any further action which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises.

15.5 During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively, “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section. All of such alterations shall be insured by Tenant pursuant to Article 13 of this Lease immediately upon completion thereof.

15.6 Tenant’s initial improvement of the Premises shall be governed by Exhibit C and not the provisions of this Article 15 (other than Section 15.2 and 15.5).

15.7 Landlord is obligated to perform the initial build-out of the Premises in accordance with the Tenant Work Letter.

ARTICLE 16

FURNITURE, FIXTURES, AND PERSONAL PROPERTY

16.1 Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Project or Premises provided:

(a) Such removal is made prior to the Expiration Date or the Termination Date;

(b) No Event of Default exists under this Lease at the time of such removal; and

(c) Tenant promptly repairs all damage caused by such removal.

16.2 If Tenant does not remove its trade fixtures, office supplies, and moveable furniture and equipment as herein above provided prior to the Expiration Date or the Termination Date (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Premises for an agreed period), then, in addition to its other remedies, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant’s sole cost and expense and all damage to the Project or the Premises resulting from said removal shall be repaired at the cost of Tenant; Landlord may elect that such items automatically become the property of Landlord upon the Expiration Date or the Termination Date, and Tenant shall not have any further rights with respect thereto or reimbursement therefor subject to the provisions of Applicable Law. All other property in the Premises, any alterations, or additions to the Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases), and any other article attached or affixed to the floor, wall, or ceiling of the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the Expiration or Termination Date regardless of who paid therefor; and Tenant hereby waives all rights to any payment or compensation therefor.

16.3 All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Project shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors.

ARTICLE 17

PERSONAL PROPERTY AND OTHER TAXES

17.1 During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant’s occupancy of the Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal and other property of Tenant contained in the Project (including without limitation taxes and assessments attributable to the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (to the extent that the assessed value of those leasehold improvements exceeds the assessed value of standard office improvements in other space in the Project regardless of whether title to those improvements is vested in Tenant or Landlord)), and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant’s fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord’s real property, Tenant shall pay to Landlord Tenant’s share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property. In addition, Tenant shall be liable for and shall pay ten (10) days before delinquency any (i) rent tax, gross receipts tax, or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease; or (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project. If any of such taxes are billed to Landlord or included in bills to Landlord for taxes, then Tenant shall pay to Landlord all such amounts within thirty (30) days after receipt of Landlord’s invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for any such taxes, but Landlord may lawfully increase the Base Rent to account for Landlord’s payment of such taxes, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such taxes.

ARTICLE 18

ASSIGNMENT AND SUBLETTING

18.1 Except as set forth in Section 18.8 below, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed beyond the express time periods provided for in this Article 18 (except that Landlord shall in no event be obligated to consent to an encumbrance of this Lease or any transfer by operation of law): (a) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (b) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a “Transfer”) occurring without the prior written consent of Landlord shall, at Landlord’s option, be void and of no effect. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the remaining obligations of Tenant hereunder; provided that the acceptance of any assignment of this Lease by the applicable assignee shall automatically constitute the assumption by such assignee of all of the remaining obligations of Tenant that accrue following such assignment. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing sublease or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in any or all such subleases.

18.2 For purposes of this Lease, the term “Transfer” shall also include (i) if a Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, members or managers thereof, or transfer of twenty-five percent (25%) or more of partnership or membership interests therein within a twelve (12) month period, or the dissolution of the partnership or the limited liability company without immediate reconstitution thereof, and (ii) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter or any other form of entity, (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or other interests of or in Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (B) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

18.3 If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice (the “Transfer Notice”) which includes (a) the name of the proposed sublessee or assignee, (b) the nature of the proposed sublessee’s or assignee’s business, (c) the terms and provisions of the proposed sublease or assignment, and (d) current financial statements and information on the proposed sublessee or assignee. Upon receipt of the Transfer Notice, Landlord may request additional information concerning the Transfer or the proposed sublessee or assignee (the “Additional Information”). Subject to Landlord’s rights under Section 18.6, Landlord shall not unreasonably withhold its consent to any assignment or sublease (excluding an encumbrance or transfer by operation of law), which consent or lack thereof shall be provided within thirty (30) days of receipt of Tenant’s Transfer Notice; provided, however, Tenant hereby agrees that it shall be a reasonable basis for Landlord to withhold its consent if Landlord has not received the Additional Information requested by Landlord. Without limiting any other reasonable basis for Landlord to withhold its consent to the proposed Transfer, Landlord and Tenant agree that for purposes of this Lease and any Applicable Law, Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Project, or the general character or quality of the Project; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease (or otherwise does not satisfy Landlord’s standards for financial standing with respect to tenants under direct leases of comparable economic scope); (iii) the transferee, or any person or entity which directly or indirectly controls, is controlled by, or is under common control with, the transferee, is a tenant of or negotiating for space in the Project occupies space in the Project or has negotiated with Landlord within the preceding ninety (90) days (or is currently negotiating with Landlord) to lease space in the Project and Landlord then has space available in the Building meeting the requirements of the Transferee with respect to size, location and term (provided, however, that existing tenants occupying space on the same floor as the part of the Premises proposed to be subleased, or an immediately adjacent floor, shall be excluded from the foregoing provision unless Landlord has other space then available for lease on such floor or a floor immediately adjoining a floor on which such existing tenant’s premises are located); (iv) the transferee has the power of eminent domain, is a governmental agency or an agency or subdivision of a foreign government; (v) an Event of Default by Tenant has occurred and is uncured at the time Tenant delivers the Transfer Notice to Landlord; (vi) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of Landlord involving the Project or any other tenant’s lease within it or would give an occupant of the Project a right to cancel or modify its lease; (vii) [intentionally omitted]; (viii) in Landlord’s judgment, the use of the Premises by the proposed transferee would not be comparable to that of Tenant, would result in more density of occupants per square foot of the Premises over the density of Tenant’s use prior to the proposed Transfer, would increase the burden on elevators or other Building systems or equipment over the burden thereon prior to the proposed Transfer, would require increased services by Landlord or would require any alterations to the Project to comply with applicable laws; (ix) the transferee intends to use the space for purposes which are not permitted under this Lease; (x) the terms of the proposed Transfer would allow the transferee (other than a Permitted Transferee who is an assignee of

Tenant’s entire interest in this Lease) to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the transferee (other than a Permitted Transferee who is an assignee of Tenant’s entire interest in this Lease) to occupy space leased by Tenant pursuant to any such right); (xi) the proposed Transfer would result in more than three subleases per each full floor of the Premises being in effect at any one time during the Term; or (xii) any ground lessor or mortgagee whose consent to such Transfer is required fails to consent thereto. Tenant hereby waives any right to terminate the Lease and/or recover damages as remedies for Landlord wrongfully withholding its consent to any Transfer and agrees that Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligation to consent to such Transfer.

18.4 Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and the covenant to pay Rent. During any period in which an Event of Default exists and remains uncured, Landlord may collect the rent owing by the assignee or sublessee directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant’s performance hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein. Tenant and any such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant, and Landlord may condition its consent to any Transfer upon the receipt of a written reaffirmation from each such guarantor in a form acceptable to Landlord (which shall not be construed to imply that the occurrence of a Transfer without such a reaffirmation would operate to release any guarantor). Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case where Tenant desires to assign, sublease or enter into any related or similar transaction, whether or not Landlord consents to such assignment, sublease, or other transaction, Tenant shall pay any reasonable attorneys’ fees incurred by Landlord in connection with such assignment, sublease or other transaction, including, without limitation, fees incurred in reviewing documents relating to, or evidencing, said assignment, sublease, or other transaction; provided that those costs shall not exceed $2,500.00 with respect to any single Transfer so long as Tenant and the proposed transferee execute Landlord’s standard form of consent document without negotiation. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent has been requested and is required hereunder, shall be subject to prior approval (not to be unreasonably withheld, conditioned or delayed) by Landlord or its attorney.

18.5 Tenant shall be bound and obligated to pay Landlord a portion of any sums or economic consideration payable to Tenant by any sublessee, assignee, licensee, or other transferee, within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case might be, as follows:

(a) In the case of an assignment, fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord , after first deducting reasonable costs incurred by Tenant in connection with the Transfer for the following: (i) broker fees, (ii) legal fees incurred in connection with the negotiation and documentation of the Transfer, (iii) accounting fees incurred in connection with the negotiation and documentation of the Transfer, (iv) costs of tenant improvements constructed by Tenant (with Landlord’s prior consent) in connection with the Transfer (without reimbursement out of any allowance provided by Landlord), (v) reasonable tenant improvement allowances granted by Tenant (without reimbursement out of any allowance provided by Landlord), and (vi) reasonable rent abatements or concessions granted by Tenant (collective, the “Transaction Costs”). Economic consideration, however, shall exclude any consideration received by Tenant pursuant to a sale, merger or consolidation of Tenant with another entity.

(b) In the case of a subletting, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the Rent due hereunder prorated to reflect only Rent allocable to the sublet portion of the Premises, (ii) the Transaction Costs amortized over the term of the Sublease.

(c) Tenant shall provide Landlord with a detailed statement setting forth any sums or economic consideration Tenant either has or will derive from such Transfer, the deductions permitted under (a) and (b) of this Section 18.5, and the calculation of the amounts due Landlord under this Section 18.5. In addition, Landlord or its representative shall have the right at all reasonable times to audit the books and records of Tenant with respect to the calculation of the Transfer profits. If such inspection reveals that the amount paid to Landlord was incorrect, then within ten (10) days of Tenant’s receipt of the results of such audit, Tenant shall pay Landlord the deficiency and the cost of Landlord’s audit.

18.6 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor or substitute therefor (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the remaining obligations arising under this Lease as of the date of such assignment. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption.

18.7 Landlord shall have the following option with respect to any assignment of this Lease or a Triggering Sublease (as defined below) proposed by Tenant:

(a) Notwithstanding any other provision of this Article, Landlord has the option, by written notice to Tenant (the “Recapture Notice”) within thirty (30) days after receiving any Transfer Notice to recapture the space covered by the proposed sublease or the entire Premises in the case of an assignment (the “Subject Space”) by terminating this Lease for the Subject Space or taking an assignment or a sublease of the

Subject Space from Tenant. A timely Recapture Notice terminates this Lease or creates an assignment or a sublease for the Subject Space for the same term as the proposed Transfer, effective as of the date specified in the Transfer Notice. After such termination, Landlord may (but shall not be obligated to) enter into a lease with the party to the sublease or assignment proposed by Tenant. As used herein, “Triggering Subletting” means subleasing of seventy-five percent (75%) or more of the Premises, either in a single transaction or, in the aggregate, following a series of transactions, for a term or terms expiring during the last six (6) months of the Term.

(b) To determine the new Base Rent under this Lease in the event Landlord recaptures the Subject Space without terminating this Lease, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the rentable square feet of the Premises retained by Tenant after Landlord’s recapture and the denominator of which is the total rentable square feet in the Premises before Landlord’s recapture. The Additional Rent, to the extent that it is calculated on the basis of the rentable square feet within the Premises, shall be reduced to reflect Tenant’s proportionate share based on the rentable square feet of the Premises retained by Tenant after Landlord’s recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require a written confirmation of the amendments to this Lease necessitated by Landlord’s recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord’s sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

18.8 Notwithstanding anything to the contrary in this Article 18, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord: (a) any parent, subsidiary or affiliate corporation which Controls (as defined below), is Controlled by or is under common Control with Tenant (collectively, an “Affiliate”); (b) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, an Affiliate of Tenant, or their respective corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as in both cases (a) and (b), (i) Tenant’s obligations hereunder are assumed by the Permitted Transferee; and (ii) the Permitted Transferee satisfies the Net Worth Threshold as of the effective date of the Permitted Transfer; or (c) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity which acquires all or substantially all of Tenant’s assets and/or ownership interests, if the Transferee satisfies the Net Worth Threshold as of the effective date of the Transfer. Tenant shall notify Landlord in writing of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing, the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, whether accruing prior to and/or from and after the consummation of the Transfer. No later than ten (10) days prior to the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (1) copies of the instrument effecting any of the foregoing Transfers, (2) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. As used herein, the term “Net Worth Threshold” shall mean the proposed Permitted Transferee has a tangible net worth equal to or greater than (x) that of Tenant immediately prior to such transaction, and (y) that of the originally named Tenant as of December 31 of the year prior to the Commencement Date (determined in accordance with generally accepted accounting principles consistently applied and excluding from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, trademarks, trade names, copyrights and franchises), and as evidenced by financial statements audited by a certified public accounting firm reasonably acceptable to Landlord. The term “Control” shall mean the possession of the power to direct or cause the direction of the management and policy of such corporation, partnership, limited liability company or other entity, whether through the ownership of voting securities, by statute or by contract, and whether directly or indirectly through Affiliates. The provisions of Sections 18.3, 18.5 and 18.7 shall not apply to any Permitted Transfer.

ARTICLE 19

DAMAGE OR DESTRUCTION

19.1 If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 19, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project, or the lessor of a ground or underlying lease with respect to the Project and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of Operating Expenses and Tenant’s Tax Share of Taxes, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, however, if the damage or destruction was caused by the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees or invitees, such abatement shall occur only to the extent rental abatement insurance proceeds are received by Landlord (or would have been received by Landlord if Landlord had carried rental abatement insurance with a coverage period of twelve months).

19.2 Within sixty (60) days following the date of discovery of the damage, Landlord shall deliver to Tenant a written estimate from Landlord’s contractor of the time needed to rebuild and/or restore the Premises and/or the Building (the “Restoration Notice”). Notwithstanding the terms of Section 19.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Real Property and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of Landlord’s discovery of such damage (the “Damage Discovery Date”), such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within two hundred seventy (270) days of the Damage Discovery Date (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered (except for deductible amounts in the case of a casualty other than earthquake or flood, and except for deductible amounts under earthquake or flood insurance that are less than 10% of the replacement cost of the restoration of the damage) by Landlord’s insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 19, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after the Damage Discovery Date, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 19.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Term.

19.3 If there is an occurrence of any damage to the Premises that does not result in the termination of this Lease pursuant to this Article 19, then upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Sections 13.2(e)(ii) and (iii) above with respect to any improvements in the Premises required to be insured by Tenant hereunder (excluding proceeds for Tenant’s Property), and Landlord shall repair any injury or damage to the Tenant Improvements, alterations and the Original Improvements installed in the Premises and shall return such Tenant Improvements, alterations and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the sum of (A) amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, plus (B) any insurance proceeds received by Landlord with respect to such Tenant Improvements, alterations and Original Improvements (it being acknowledged and agreed that Tenant’s insurance as to the Tenant Improvements, Alterations and Original Improvements is primary in nature and Landlord’s insurance, if any, with respect to same is secondary in nature), the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within forty-five (45) days following the Damage Discovery Date, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements, alterations, and the Original Improvements installed in the Premises and shall return such Tenant Improvements, alterations, and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work.

19.4 If (i) Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided hereinabove, (ii) the damage constitutes a Tenant Damage Event (as defined below, and either (a) the repairs cannot, in the reasonable opinion of Landlord’s contractor, be completed within two hundred seventy (270) days after the Damage Discovery Date, or (b) the damage occurs during the last twelve (12) months of the Term and will reasonably require in excess of ninety (90) days to repair, Tenant may elect, no earlier than sixty (60) days after the Damage Discovery Date and not later than ninety (90) days after the Damage Discovery Date (or within thirty (30) days after receipt of the Restoration Notice, if later), to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant (prior to which Tenant shall be entitled to an abatement of Rent as provided in Section 19.1). In the event of a Tenant Damage Event, and if the Lease does not terminate pursuant to the other provisions of this Article 19, then if Landlord fails to substantially complete the repair of such damage comprising a Tenant Damage Event on or before the date (the “Outside Restoration Completion Date”) which is three (3) months after the date estimated for completion of such repair by Landlord’s contractor in the Restoration Notice, then Tenant shall have the option, exercisable by written notice to Landlord within thirty (30) days after the Outside Restoration Completion Date, to terminate this Lease (“Tenant’s Second Termination Option”). The Outside Restoration Completion Date shall be extended by delays in the completion of the repair of the damage comprising a Tenant Damage Event to the extent caused by Force Majeure Events (other than the casualty that caused the damage) for up to ninety (90) days or by Tenant, its agents, employees or contractors. If Tenant exercises Tenant’s Second Termination Option, the Lease shall terminate as of a date specified in Tenant’s termination notice which is not less than thirty (30) days nor more than sixty (60) days after Tenant’s notice to Landlord of the exercise of Tenant’s Second Termination Option. As used herein, a “Tenant Damage Event” shall mean damage to all or any part of the Premises or any Common Areas necessary to Tenant’s occupancy of the Premises by fire or other casualty, which damage (A) is not the result of the willful misconduct of Tenant or any of the Tenant Parties, and (B) substantially interferes with Tenant’s use of or access to the Premises.

19.5 In the event this Lease is terminated in accordance with the terms of this Article 19, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Sections 13.2(e)(ii) and (iii).

19.6 The provisions of this Lease, including this Article 19, constitute an express agreement between Landlord and Tenant with respect to damage to, or destruction of, all or any portion of the Premises or the Project, and any statute or regulation of the State of California, including without limitation Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties (and any other statute or regulation now or hereafter in effect with respect to such rights or obligations), shall have no application to this Lease or to any damage or destruction to all or any portion of the Premises or the Project.

ARTICLE 20

CONDEMNATION

20.1 If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose (“Condemned”), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

20.2 If any portion of the Premises or Building is condemned and such partial condemnation materially impairs Tenant’s ability to use the Premises for Tenant’s business, Landlord shall have the option in Landlord’s sole and absolute discretion of either (i) relocating Tenant to comparable space within the Project at Landlord’s sole cost, which space shall be acceptable to Tenant in its sole discretion or (ii) terminate this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant’s ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect. In the event the Premises are not substantially restored within 270 days after the taking, then Tenant may elect to terminate this Lease within 30 days after the expiration of such 270 day period. If any part of the Premises shall be taken, and this Lease shall not be terminated as provided in this Article 20, the Rent shall be proportionately abated.

20.3 If there shall be taken by exercise of the power of eminent domain, or by conveyance in lieu, during the Term, more than twenty-five percent (25%) of the Rentable Area of the Premises such that it objectively prevents the conduct of Tenant’s business in the Premises and Landlord has not provided replacement space acceptable to Tenant in its sole discretion, Tenant may terminate this Lease by giving Landlord notice to that effect within thirty (30) days after the date of the taking or transfer in lieu thereof.

20.4 If the Premises are wholly or partially condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.

20.5 In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord’s property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

ARTICLE 21

HOLD HARMLESS

21.1 Tenant agrees to defend, with counsel approved by Landlord, all actions against Landlord, any member, partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord (collectively, “Landlord Parties”), holders of mortgages secured by the Premises or the Project and any other party having an interest therein (collectively with Landlord Parties, the “Indemnified Parties”) with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Premises or the Project arising from (a) injury to or death of any person, or damage to or loss of property on the Premises, the Project, on adjoining sidewalks, streets or ways, or, in any of the foregoing cases, connected with the use, condition, or occupancy of the Premises, the Wall (as defined below), the Project sidewalks streets, or ways, except to the extent, if any, caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents, (b) any violation of this Lease by or attributable to Tenant, or (c) subject to Section 13.4, any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees, or invitees. Tenant agrees to use and occupy the Premises, the Wall and other facilities of the Project at its own risk, and hereby releases the Indemnified Parties from any and all claims for any damage or injury to the fullest extent permitted by law.

21.2 Tenant agrees that Landlord shall not be responsible or liable to Tenant, its agents, employees, or invitees for fatal or non-fatal bodily injury or property damage occasioned by the acts or omissions of any other tenant, or such other tenant’s agents, employees, licensees, or invitees, of the Project. Landlord shall not be liable to Tenant for losses to property due to theft or burglary, or damages from criminal acts, done by any persons on the Project other than Landlord or its employees or agents.

21.3 Subject to Section 13.4, Landlord shall indemnify and hold harmless Tenant and its agents, directors, officers, shareholders, partners, members, employees and invitees, from all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Project excluding the Premises, to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors and not insured (or required to be insured) by Tenant under this Lease (provided, however, that Landlord’s indemnity shall, in no event, extend to loss of profits, loss of business or other consequential damages incurred by Tenant).

ARTICLE 22

DEFAULT BY TENANT

22.1 The term “Event of Default” refers to the occurrence of any one (1) or more of the following:

(a) Failure of Tenant to pay when due any sum required to be paid hereunder within five (5) days of receipt of written notice from Landlord (the “Monetary Default”); provided that Tenant acknowledges that any such written notice provided hereunder shall be in lieu of, and not in addition to, any notice to pay rent or quit pursuant to any applicable statutes;

(b) Failure of Tenant, after thirty (30) days written notice thereof, to perform any of Tenant’s obligations, covenants, or agreements except a Monetary Default, provided that if the cure of any such failure is not reasonably susceptible of performance within such thirty (30) day period, then an Event of Default of Tenant shall not be deemed to have occurred so long as Tenant has promptly commenced and thereafter diligently prosecutes such cure to completion;

(c) Tenant, or any guarantor of Tenant’s obligations under this Lease (the “Guarantor”), admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant’s or Guarantor’s property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or its property; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant bankrupt or to delay, reduce, or modify Tenant’s debts or obligations; or any petition filed or other action taken to reorganize or modify Tenant’s or Guarantor’s capital structure if Tenant is a corporation or other entity. Any such levy, execution, legal process, or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service, or filing;

(d) The abandonment (as defined in California Civil Code section 1951.3) of the Premises by Tenant;

(e) The discovery by Landlord that any financial statement given by Tenant or any of its assignees, successors-in-interest, or Guarantors was actually known by Tenant to be materially false when given; or

(f) If Tenant or any Guarantor shall die, cease to exist as a corporation or partnership, or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors.

22.2 In the event of any Event of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies without notice or demand in addition to all other rights and remedies provided for at law or in equity:

(a) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant’s account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Section 22.2(a) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

“The lessor has the remedy described in Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign subject only to reasonable limitations).”

(b) Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant’s cost and to recover from Tenant as damages: (i) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises, including reasonable attorneys’ fees and costs therefor; (B) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (C) leasing commissions; (D) any other costs necessary or appropriate to relet the Premises; and (E) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in Sections 22.2(b)(i) and 22.2(b)(ii) shall be calculated by allowing interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Section 22.2(b)(iii) shall be calculated by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant.

22.3 If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, it shall not be deemed to be an acceptance or surrender of the Premises by Tenant whether by agreement or by operation of law; it is understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others in the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting to the aforesaid exercise of dominion over Tenant’s property within the Premises after any Event of Default.

22.4 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord for any or all other rights or remedies provided for in this Lease or now or hereafter existing at or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under subparagraphs 22.1(a) or (b) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 22.1(a) or (b). In such case, the applicable grace period under subparagraphs 22.1(a) or (b) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

22.5 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted and such failure constitutes an Event of Default (except in the case where if Landlord in good faith believes that action prior to the expiration of any cure period under Section 22.1 is necessary to prevent damage to persons or property, in which case Landlord may act without waiting for such cure period to expire), Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Tenant (and enter the Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements, plus ten percent (10%) overhead cost incurred by Landlord in connection therewith.

22.6 [Intentionally Omitted.]

22.7 Nothing contained in this Article 22 shall limit or prejudice the right of Landlord to prove and obtain as damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article 22. Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

22.8 Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord’s option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed, except that to which Landlord has applied them. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord’s rights to pursue any other available remedy. Landlord’s acceptance of partial payment of Rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.

22.9 In the event that Tenant’s right of possession of the Premises is terminated prior to the end of the initial Term by reason of an Event of Default by Tenant, then immediately upon such termination, an amount shall be due and payable by Tenant to Landlord equal to the unamortized portion as of that date (which amortization shall be based on an interest rate of eight percent (8%) per annum and amortized over the initial Term of the Lease) of the sum of (a) the cost of Landlord’s Work (if any), (b) the Allowance (if any), (c) the value of any free Base Rent (i.e., the Base Rent stated in this Lease to be abated as an inducement to Tenant’s entering into this Lease) enjoyed as of that date by Tenant, and (d) the amount of all commissions paid by Landlord in order to procure this Lease.

22.10 Tenant waives the right to terminate this Lease on Landlord’s default under this Lease. Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief. The foregoing limitation shall not apply if, as determined in a final judgment by a court having jurisdiction, Landlord’s default is so material as to render the Premises unfit for occupancy or prevent Tenant’s use of the Premises. Landlord’s failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to

Landlord. If the required performance cannot be completed within thirty (30) days, Landlord’s failure to perform shall constitute a default under the Lease unless Landlord promptly commences to cure the failure and diligently and continuously prosecutes such cure to completion as soon as reasonably possible. All obligations of each party hereunder shall be construed as covenants, not conditions.

ARTICLE 23

LIEN FOR RENT

23.1 To secure the payment of all Rent due and to become due hereunder and the faithful performance of all the other covenants of this Lease required to be performed by Tenant, Tenant hereby gives to Landlord an express contract lien (“Lien”) on and first security interest in and to all property, equipment, machinery, trade fixtures, chattels, and merchandise (“Tenant’s Property”) which may be placed in the Premises, and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property, and agrees that this Lease shall constitute a security agreement with respect thereto. All exemption laws are hereby waived by Tenant. This Lien is given in addition to any statutory liens and shall be cumulative thereto. Tenant authorizes Landlord to file UCC-1 Financing Statements referencing this Security Agreement in a form satisfactory to Landlord, and to file originals of such statements with the Secretary of State and the clerk(s) of the county(ies) where (a) the Premises are located, and (b) Tenant maintains its principal business office or residence, or wherever else such statements would ordinarily be filed to protect creditor’s rights under California law. In addition to all other rights of Landlord under this Lease, upon Tenant’s default, Landlord shall have all of the remedies of a secured party with respect to said property, equipment, machinery, trade fixtures, chattels, and merchandise. Landlord’s lien shall be subordinate and inferior to any bank financing or purchase money financing procured by Tenant and secured by Tenant’s Property and Landlord agrees to enter into a commercially reasonable agreement confirming that subordination upon Tenant’s request.

ARTICLE 24

INTENTIONALLY OMITTED

ARTICLE 25

ATTORNEYS’ FEES

25.1 All costs and expenses, including reasonable attorneys’ fees (whether or not legal proceedings are instituted), involved in collecting rents, enforcing the obligations of Tenant, or protecting the rights or interests of Landlord under this Lease, whether or not an action is filed, including without limitation the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after default by Tenant or upon expiration or sooner termination of this Lease, shall be due and payable by Tenant on demand, as Additional Rent. In addition, and notwithstanding the foregoing, if either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees incurred by the prevailing party, as determined by the trier of fact in such legal proceeding. For purposes of this provision, the terms “attorneys’ fees” or “attorneys’ fees and costs,” or “costs and expenses” shall mean the fees and expenses of legal counsel (including external counsel and in-house counsel) of the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing fees, costs of discovery, and fees billed for law clerks, paralegals, investigators and other persons not admitted to the bar for performing services under the supervision and direction of an attorney. For purposes of determining in-house counsel fees, the same shall be considered as those fees normally applicable to a partner in a law firm with like experience in such field. In addition, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in enforcing any judgment arising from a suit or proceeding under this Lease, including without limitation post-judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post-judgment award of attorneys’ fees and costs provision shall be severable from any other provision of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease.

ARTICLE 26

NON-WAIVER

26.1 Neither acceptance of any payment by Landlord from Tenant nor, failure by Landlord to complain of any action, non-action, or default of Tenant shall constitute a waiver of any of Landlord’s rights hereunder. Time is of the essence with respect to the performance of every obligation of each party under this Lease in which time of performance is a factor. Waiver by either party of any right or remedy arising in connection with any default of the other party shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of either party hereunder or covenant, duty, or obligation of any party hereunder shall be deemed waived by the other party unless such waiver is in writing, signed by the other party or the other party’s duly authorized agent.

ARTICLE 27

RULES AND REGULATIONS

27.1 Such reasonable rules and regulations applying to all lessees in the Project for the safety, care, and cleanliness of the Project and the preservation of good order thereon are hereby made a part hereof as Exhibit D, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable and non-discriminatory manner as may be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. In the event that Tenant notifies Landlord of any non-compliance with said rules and regulations by any other lessee in the Project which adversely affects Tenant’s use and enjoyment of the Premises, Landlord shall use its reasonable efforts to cause such other tenant to comply with such rules and regulations; provided that Landlord shall have no obligation to commence or prosecute any action or proceeding against such other lessee and Landlord shall not have any liability to Tenant for any failure of any other lessees of the Project to comply with such rules and regulations. Landlord agrees not to enforce the Rules and Regulations in a manner that discriminates against Tenant.

ARTICLE 28

ASSIGNMENT BY LANDLORD; RIGHT TO LEASE

28.1 Landlord shall have the right to transfer or assign, in whole or in part, all its rights and obligations hereunder and in the Premises and the Project. In such event, no liability or obligation shall accrue or be charged to Landlord with respect to the period from and after such transfer or assignment and assumption of Landlord’s obligations by the transferee or assignee; provided that (a) any successor pursuant to a voluntary transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease, and (b) Landlord’s obligation to return any Letter of Credit held on behalf of Tenant shall not be released until that Letter of Credit is turned over to that successor Landlord or returned to Tenant.

28.2 Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Buildings or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Buildings or Project.

ARTICLE 29

LIABILITY OF LANDLORD

29.1 It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Project only with respect to events occurring during its and their respective ownership of the Project. In addition, Tenant agrees to look solely to Landlord’s interest in the Project for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Project, nor any partner, shareholder, member, or officer of any of the foregoing shall ever be personally liable for any such judgment. The limitations of liability contained in this Section 29.1 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

ARTICLE 30

SUBORDINATION AND ATTORNMENT

30.1 This Lease, and all rights of Tenant hereunder, are, and shall continue to be, subject and subordinate in all respects to: (a) all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing; (b) all mortgages that may now or hereafter affect the Land, the Building and/or any of such leases, whether or not such mortgages shall also cover other land and/or buildings; (c) each and every advance made or hereafter to be made under such mortgages; (d) all renewals, modifications, replacements and extensions of such leases and such mortgages; and (e) all spreaders and consolidations of such mortgages. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are herein sometimes called “superior leases,” the mortgages to which this lease is, at the time referred to, subject and subordinate are herein sometimes called “superior mortgages,” the lessor of a superior lease or its successor in interest at the time referred to is sometimes herein called a “lessor” and the mortgagee under a superior mortgage or its successor in interest at the time referred to is sometimes herein called a “mortgagee.” Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage shall elect for this Lease to be superior to the lien of its mortgage and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage whether this Lease is dated earlier or later than the date of said mortgage or the date of recording thereof. Tenant agrees to execute such reasonable documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and Tenant’s failure to do so within ten (10) days after written demand shall, if Landlord so elects, constitute an Event of Default. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise.

30.2 If the lessor of a superior lease or the mortgagee of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord’s rights (hereinafter sometimes called a “successor landlord”), and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except such successor landlord shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease unless it is of a continuing nature and continues after successor landlord is given written notice thereof and has a reasonable opportunity to cure the same after taking possession of the Property, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant unless such money has been delivered to and received by the successor landlord, (c) subject to any defenses, counterclaims, abatements or offsets that theretofore accrued to Tenant against Landlord except to the extent the basis of such counterclaim, abatement or offset is of a continuing nature and continues after successor landlord is given written thereof and has a reasonable opportunity to cure the same after taking possession of the Property, (d) bound by any amendments, terminations or modifications of this Lease subsequent to such superior lease or superior mortgage, or by any previous prepayment of fixed rent for more than one (1) month (excluding the rent abatement provided for in this Lease), which was not approved in writing by the mortgagee of such superior mortgage or lessor of the superior lease, as applicable, (e) liable to the Tenant beyond the successor landlord’s interest in the Project, (f) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Premises or any part thereof.

30.3 This Lease may not be modified or amended so as to reduce the Base Rent and/or Additional Rent, shorten the Term, or otherwise materially affect the rights of Landlord hereunder, or be canceled or surrendered, without the prior written consent in each instance of the ground lessors and of any superior mortgagees whose mortgages shall require such consent. Any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void.

30.4 Tenant agrees if this Lease expires or is terminated or canceled for any reason or by any means whatsoever by reason of a default under a ground lease or mortgage, and the ground lessor or mortgagee so elects by written notice to Tenant, this Lease shall automatically be reinstated for the balance of the term that would have remained but for such termination, expiration or cancellation, at the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same force and effect as if no such termination, expiration or cancellation had taken place. Tenant covenants to execute and deliver any instrument required to confirm the validity of the foregoing.

30.5 Tenant shall, at such time or times as Landlord may request, upon not less than fifteen (15) days’ prior written request by Landlord, sign and deliver to Landlord an estoppel certificate, which shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain such other information and agreements as may be reasonably requested, it being intended that any such statement delivered pursuant to this Article may be relied upon by Landlord and by any prospective purchaser of all or any portion of the Project, or a holder or prospective holder of any mortgage encumbering the Project, or any portion thereof. Tenant’s failure to deliver such statement within five (5) days after Landlord’s second written request therefor shall constitute an Event of Default (as that term is defined elsewhere in this Lease) and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.

30.6 Tenant shall deliver to Landlord prior to the execution of this Lease and thereafter at any time upon Landlord’s request, Tenant’s current audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord shall have the right to deliver the same to any proposed purchaser of the Building or the Project, and to any encumbrancer of all or any portion of the Building or the Project. Landlord agrees not to request copies of financial statements more often than once in every twelve-month period, unless required in connection with a proposed sale or financing. Notwithstanding the foregoing, if (i) Tenant is required to file reports under the Securities Exchange Act of 1934, as amended, (ii) Tenant is current in its reporting obligations thereunder, and (iii) the reports required by such act are available to the public, including Landlord, then Tenant shall not be obligated to provide Landlord with financial statements pursuant to this Section 30.6.

30.7 Tenant acknowledges that Landlord is relying on the Statements previously delivered by Tenant to Landlord in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of submission of any Statements to Landlord.

30.8 Concurrently with Tenant’s execution of this Lease, Tenant shall execute a non-disturbance, subordination and attornment agreement with the lender (“Lender”) set forth on the Subordination, Non-Disturbance & Attornment Agreement (“SNDA”) in the form attached to this Lease as Exhibit K and return the same to Landlord for execution by Lender. Landlord agrees to use commercially reasonable efforts to deliver to Tenant from the Lender and any future mortgagee or beneficiary a written subordination and non-disturbance agreement in recordable form acceptable to such mortgagee or beneficiary in its reasonable discretion providing that so long as Tenant performs all of the terms of this Lease, Tenant’s possession under this Lease shall not be disturbed and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder, except where such is necessary for jurisdictional or procedural reasons. Landlord and Tenant shall each pay its own costs incurred in obtaining that subordination and non-disturbance agreement. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

ARTICLE 31

HOLDING OVER

31.1 In the event Tenant, or any party claiming under Tenant, retains possession of the Premises after the Expiration Date or Termination Date, such possession shall be that of a tenant at sufferance and an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as Base Rent for the period of such holdover, a monthly amount equal to the Holdover Percentage (as defined below) of (a) the Base Rent for the last period prior to the date of such termination plus (b) Additional Rent attributable to Operating Expenses and Taxes as provided in Article 5 of this Lease during the time of holdover, together with all other Additional Rent and other amounts payable pursuant to the terms of this Lease. As used herein, the term “Holdover Percentage” means one hundred twenty-five percent (125%) with respect to the first three months of the holdover and one hundred fifty percent (150%) with respect to any holding over in excess of three months. Such tenancy at sufferance shall be subject to every other applicable term, covenant and agreement contained herein. Tenant shall also be liable for any and all damages sustained by Landlord as a result of such holdover after the date that is the later of (a) the date that is thirty (30) days after the expiration or earlier termination of the Term of this Lease, or (b) the date that is thirty (30) days after Landlord has notified Tenant that Landlord has executed a letter of intent or lease with another tenant for all or any portion of the Premises. Tenant shall vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord on demand. Landlord’s acceptance of Rent if and after Tenant holds over shall not convert Tenant’s tenancy at sufferance to any other form of tenancy or result in a renewal or extension of the Term of this Lease, unless otherwise specified by notice from Landlord to Tenant.

ARTICLE 32

SIGNS

32.1 No sign, symbol, or identifying marks shall be put upon the Project, Building, in the halls, elevators, staircases, entrances, parking areas, or upon the doors or walls, without the prior written approval of Landlord in its sole discretion. Should such approval ever be granted, all signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord and comply with all Applicable Laws. Landlord, at Landlord’s sole cost and expense, reserves the right to change the door plaques as Landlord deems reasonably desirable.

32.2 Landlord, at Tenant’s sole cost and expense, shall provide Tenant with Building standard lobby and suite signage.

32.3 Tenant may, at Tenant’s sole cost and expense, install (a) one “eyebrow” sign at the main entrance to the Building facing Anton Boulevard, (b) one “eyebrow” sign either above Tenant’s south entrance to the Building or at the top of the proposed archway (the “Archway”) near Tenant’s south entrance to the Building as shown on the Exhibit B-3 attached hereto, as elected by Tenant (the “Eyebrow Sign”), and (c) one line of signage at the top of the Project’s new parking structure facing the 405 freeway, each identifying Tenant’s name and logo (collectively, “Tenant’s Signage”). Notwithstanding the foregoing, if Landlord is not able to obtain approvals for the construction of the Archway or otherwise determines not to proceed with the construction of the Archway, the Eyebrow Sign shall instead be located above Tenant’s south entrance to the Building. The graphics, materials, color, design, lettering, size, location and specifications of Tenant’s Signage shall be subject to the approval of Landlord and all applicable governmental authorities. The costs of the actual signs comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within fifteen (15) business days after receipt of such notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than fifteen (15) business days to perform, Tenant shall commence such repairs and/or maintenance within such fifteen (15) business day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform, commence, or diligently prosecute such repairs and/or maintenance within the applicable periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days’ prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the cost of such work. At the expiration or earlier termination of this Lease or termination of Tenant’s sign rights as provided below, Landlord shall, at Tenant’s sole cost and expense, cause the Tenant’s Signage to be removed and the area of the Building and/or parking structure affected by Tenant’s Signage to be restored to the condition existing prior to the installation of Tenant’s Signage. The right to Tenant’s Signage is personal Original Tenant and any Permitted Transferee that is an assignee of Original Tenant’s entire interest in this Lease. To the extent Tenant desires to change the name and/or logo set forth on Tenant’s Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings. All of Tenant’s rights to install and maintain Tenant’s Signage on the Building and/or parking structure in accordance with this Section 32.3 shall permanently terminate upon notice from Landlord following (a) a Monetary Default under this Lease and/or (b) the date upon which Tenant and its Permitted Transferees cease to occupy collectively at least 25,000 rentable square feet within the Building (the “Minimum Occupancy Requirement for Signage”); provided that the Minimum Occupancy Requirement for Signage shall not apply to the Eyebrow Sign so long as Tenant and/or Permitted Transferees occupy all of the portion of the Premises located on the first (1st) floor of the Building.

ARTICLE 33

HAZARDOUS SUBSTANCES

33.1 Except for Hazardous Material (as defined below) contained in products used by Tenant for ordinary cleaning and office purposes in quantities not violative of applicable Environmental Requirements, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises and/or the Project or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises and/or the Project without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements (as defined below) and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Requirement. Without limiting the generality of the foregoing, Tenant shall, at such intervals as Landlord may require, provide to Landlord or its designated consultant a list of all Hazardous Materials used by Tenant in the Premises. Tenant shall reimburse Landlord within thirty (30) days after demand for the actual costs and fees charged by Landlord’s consultant to review the list of chemicals provided by the Tenant.

33.2 The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto; all applicable California requirements, including, but not limited to, Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health and Safety Code and Title 22 of the California Code of Regulations, Division 4.5,

Chapter 11, and any policies or rules promulgated thereunder as well as any County or City ordinances that may operate independent of, or in conjunction with, the State programs, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Article 3 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

33.3 Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the Term of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of Landlord.

33.4 Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Article 33, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Article 33 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Article 33 shall survive any termination of this Lease.

33.5 Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Article 33, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior written notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

33.6 In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Article 33 that is not cured within thirty (30) days following written notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Article 33 are in addition to and not in lieu of any other provision in the Lease.

33.7 Tenant acknowledges receipt of a copy of (i) that certain Phase I Environmental Site Assessment dated December 10, 2015, prepared by Cardno ATC and (ii) that certain Phase I Site Assessment and Preliminary Indoor Air Quality Investigation dated August 25, 2005 prepared by LFR Levine-Fricke (collectively, “Hazardous Substance Reports”). Landlord acknowledges to Tenant that: (i) Landlord has not authorized any other studies for hazardous or toxic materials at the Premises, Project or Building other than the Hazardous Substance Reports; and (ii) Landlord does not know of any surveys for toxic or Hazardous Materials at the Premises or the Building other than the Hazardous Substance Reports. Notwithstanding the preceding sentence, unless Tenant obtains a reliance letter from the author(s) thereof, Tenant shall not rely on and Tenant hereby represents to Landlord that it has not relied on the Hazardous Substance Reports.

33.8 Tenant shall not be liable to Landlord under this Lease with respect to any Hazardous Materials existing on the Premises or the Project prior to the date Tenant takes possession of the Premises (the “Pre-Existing Hazardous Materials”) or any Hazardous Materials placed on the Premises or the Project by Landlord or any other person other than Tenant, Tenant’s employees, agents, contractors, invitees, assignees, or sublessees except to the extent that any hazard posed by such Pre-Existing Hazardous Materials is exacerbated by, or the cost to clean up, remove or remediate such Pre-Existing Hazardous Materials is increased as a result of, the acts, omissions negligence or willful misconduct of Tenant or any of Tenant’s employees, agents, contractors, invitees, assignees, or sublessees.

ARTICLE 34

COMPLIANCE WITH LAWS AND OTHER REGULATIONS

34.1 Tenant, as its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including without limitation the Americans with Disabilities Act and the California Energy Code, Title 24, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose, any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Premises. Landlord’s approval of Tenant’s plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act.

34.2 As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 34.2 are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any Prohibited Person to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof. Any breach by Tenant of the foregoing representations and warranties shall be deemed an Event of Default by Tenant under this Lease and shall be covered by the indemnity provisions of Section 21.1 above. The representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

34.3 Pursuant to California Civil Code Section 1938, Tenant is hereby notified that, as of the date hereof, the Project has not undergone an inspection by a “Certified Access Specialist” and except to the extent expressly set forth in this Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”    Tenant acknowledges that Landlord has made no representation regarding compliance of the Premises or the Project with accessibility standards. Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Landlord’s prior written consent.

34.4 Landlord shall, as part of Operating Expenses, subject to the terms and exclusions set forth in Article 5, comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements that impose any obligation with respect to the Common Area, the structural elements of the Building or to the Building systems other than systems installed by Tenant (which shall be the sole responsibility of Tenant), but only to the extent (i) the same are applicable to Landlord and the Building, (ii) Landlord is required by the applicable governmental authority to take such action, (iii) such action is not the result of a “Trigger Event” (as defined below), and (iv) Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy (or its legal equivalent) for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees or otherwise materially and adversely affect Tenant’s use or occupancy of the Premises. As used herein, the term “Trigger Event” means one or more of the following events or circumstances:

(a) Tenant’s particular use of the Premises (other than normal office uses);

(b) The manner of conduct of Tenant’s business or operation of its installations, equipment or other property outside those of normal office use;

(c) The performance of any alterations or the installation of any Tenant systems; or

(d) The breach of any of Tenant’s obligations under this Lease.

ARTICLE 35

SEVERABILITY

35.1 This Lease shall be construed in accordance with the laws of the State of California. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of both parties that in lieu of each clause or provision that is illegal, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

ARTICLE 36

NOTICES

36.1 All notices, demands, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (i) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (ii) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (iii) delivered by a nationally recognized overnight courier, or (iv) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth in the Basic Lease Information, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (A) three (3) days after the date it is posted if sent by Mail, (B) the date the telecopy is transmitted, (C) the date the overnight courier delivery is made, or (D) the date personal delivery is made. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.

ARTICLE 37

OBLIGATIONS OF, SUCCESSORS, PLURALITY, GENDER

37.1 Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective successors, and assigns. If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

ARTICLE 38

ENTIRE AGREEMENT

38.1 This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral leases or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.

38.2 THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

ARTICLE 39

CAPTIONS

39.1 Paragraph captions are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this Lease.

ARTICLE 40

CHANGES

40.1 If, in connection with obtaining financing or refinancing for the Building and/or the Land, a banking, insurance, or other lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided such modifications do not increase the obligations, or decrease the rights, of Tenant hereunder or decrease the obligations or increase the rights of Landlord hereunder. In no event shall the following requested modification of this Lease (or modifications comparable thereto) be deemed to adversely affect the leasehold interest hereby created or decrease the rights of Tenant hereunder:

(a) give notice of any default by Landlord under this Lease to such lender and/or permit the curing of such defaults by such lender, together with the granting of such additional time for such curing as may be reasonably required for such lender to obtain possession of the Building; and/or

(b) obtain such lender’s consent for any amendment, termination or modification of this Lease or for any assignment or sublease.

ARTICLE 41

AUTHORITY

41.1 All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for Rent, unlawful detainer, and any other legal or equitable proceedings may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to

Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

ARTICLE 42

BROKERAGE

42.1 Tenant represents and warrants to Landlord that it has dealt only with Tenant’s Broker and Landlord’s Broker, in negotiation of this Lease. Landlord shall make payment of the brokerage fee due the Landlord’s Broker pursuant to and in accordance with a separate agreement between Landlord and Landlord’s Broker. Landlord’s Broker shall pay a portion of its commission to Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker. Except for amounts owing to Landlord’s Broker and Tenant’s Broker, each party hereby agrees to indemnify and hold the other party harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys’ fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Additionally, except as may be otherwise expressly agreed upon by Landlord in writing, Tenant acknowledges and agrees that Landlord and/or Landlord’s agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease. Tenant hereby irrevocably recognizes Tenant’s Broker as Tenant’s sole and exclusive broker with respect to any lease by Tenant of all or any portion of the Offer Space. Landlord shall have no obligation to pay any commission or other fee to any broker other than Tenant’s Broker with respect to any lease by Tenant of all or any portion of the Offer Space.

ARTICLE 43

EXHIBITS

43.1 Exhibits A through J are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.

ARTICLE 44

APPURTENANCES

44.1 The Premises include the right of ingress and egress thereto and therefrom; however, Landlord reserves the right to make changes and alterations to the Building, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable; provided that Tenant at all times has a means of access to the Premises (subject to a temporary interruption due to Force Majeure Events or necessary maintenance that cannot reasonably be performed without such interruption of access). In exercising its rights under this Section 44.1, Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant’s business operations during standard business hours. Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease.

ARTICLE 45

PREJUDGMENT REMEDY, REDEMPTION, AND COUNTERCLAIM

45.1 Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are, or in the future may be, conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action for ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of Rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action.

ARTICLE 46

RECORDING

46.1 Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both Landlord and Tenant specifying the date of commencement and expiration of the Term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum or notice of lease at the cost of the recording party.

ARTICLE 47

MORTGAGEE PROTECTION

47.1 Tenant agrees to give any mortgagees and/or trust deed holders having a lien on Landlord’s interest in the Project, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then such mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Nothing contained herein shall obligate such lessor or mortgagee to remedy such act or omission.

ARTICLE 48

OTHER LANDLORD CONSTRUCTION

48.1 Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of Rent (subject to the express provisions of this Lease), or of a constructive or actual eviction of Tenant.

48.2 It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, or any part thereof and that no representations respecting the condition of the Project, Premises or the Building, or the areas in the vicinity of the Project have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Term of this Lease renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises, including without limitation the Parking Facilities (as defined below), the Common Areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building Common Areas and tenant spaces, (ii) modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, (iii) installing new floor covering, lighting, and wall coverings in the Building Common Areas, and (iv) creating additional parking areas or occupied space within the Project, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Similarly, other properties in the vicinity of the Project may undergo substantial construction or renovation during the Term of this Lease (the “Area Renovations”), which may cause substantial disturbance to traffic and parking, and may cause dust, noise and vibrations which may affect the Project. Tenant hereby agrees that such Renovations or Area Renovations and Landlord’s actions in connection with such Renovations or Area Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations or Area Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Area Renovations or Landlord’s actions in connection with such Renovations or Area Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Area Renovations or Landlord’s actions in connection with such Renovations or Area Renovations.

48.3 In exercising its rights under this Article 48, Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant’s business operations during standard business hours.

48.4 As of the date of this Lease, Landlord has constructed or is constructing on the Project the following amenities: Food truck runway, outdoor social lounges, on-site café, tenant conference center, executive lounge, relaxation lounge & showers, event lawn, recreation gaming area, outdoor work & social areas, modernized entries, new lobbies and campus promenade. Landlord reserves the right to modify and/or eliminate any such amenities, and to add and/or eliminate different amenities in the Project, from time to time during the Term in its sole discretion. The design and location of such amenities, whether existing, under construction or constructed in the future, shall be determined by Landlord in its sole discretion.

ARTICLE 49

PARKING

49.1 Commencing upon the date Tenant shall commence the conduct of business in the Premises or any portion thereof, Landlord shall provide Tenant, on an unassigned, non-exclusive and unlabeled basis, the Maximum Parking Allocation of parking passes in the parking structures and surface parking facilities of the Project (collectively, the “Parking Facilities”). Landlord does not guarantee the availability of spaces at all times against the actions of other tenants of the Project. Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of Rent hereunder (other than the charge paid hereunder for any parking space no longer made available), by reason of any reduction in Tenant’s parking rights hereunder by reason of strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the reasonable control of Landlord. Tenant shall pay Landlord or the operator of the Parking Facilities, as directed by Landlord, the rate or charge in effect from time to time for parking passes in the Parking Facilities in accordance with the terms and provisions set forth in Section 49.3 below; provided, however, if less than the Minimum Parking Allocation of parking passes are used, then Tenant shall nonetheless pay such rate for the Minimum Parking Allocation of parking passes, regardless of whether such parking passes are used. If the charge for parking is not paid when due, and such failure continues for thirty (30) days after written notice to Tenant of such failure, then in addition to any other remedies afforded Landlord under this Lease by reason of nonpayment of Rent, Landlord may terminate Tenant’s rights under this Article 49 with respect to the applicable parking spaces. Further, if at any time Tenant releases to Landlord any parking pass(es) provided for in this Article 49 in excess of the Minimum Parking Allocation, then Tenant’s right under this Article 49 to use such released parking space(s) shall automatically terminate, and Tenant’s monetary obligation for the parking pass(es) in excess of the Minimum Parking Allocation shall be reduced accordingly. Subject to Section 49.3 below, Tenant acknowledges that the monthly and hourly rates or charges in effect for parking in the Parking Facilities may vary from time to time based on, among other things, the time of day, type of parking (e.g., valet, self-park, or tandem) and general rate increases.

49.2 A parking pass does not entitle the holder thereof to park in any particular parking space in the parking facilities. Landlord may issue parking permits, install a gate system, utilize valet parking and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in any parking spaces designated as handicapped parking (unless Tenant’s employee or invitee qualifies for such use), loading area, visitor parking or as may be otherwise reserved or allocated, as the same may be reallocated or redesignated from time to time (the “Excluded Parking Areas”). Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area, and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Notwithstanding the foregoing, in the event that Tenant notifies Landlord of use of parking spaces by unauthorized vehicles which adversely affect Tenant’s use and enjoyment of the parking rights granted to Tenant under this Article 49, Landlord shall use its reasonable efforts to cause such other users to cease such unauthorized use (including, without limitation, having unauthorized vehicles parked in preferred or personalized spaces allocated to Tenant towed; provided that such unauthorized vehicle continues to park in preferred or personalized spaces allocated to Tenant after two (2) prior written notices from Landlord); provided that Landlord shall have no obligation to commence or prosecute any action or proceeding against, or revoke parking rights of, such other user or hire additional personnel or install additional equipment, and Landlord shall not have any liability to Tenant for any unauthorized use. Landlord reserves the right to change any existing or future parking area, roads, or driveways, or increase or decrease the size thereof and make any repairs or alterations it deems necessary to the parking area, roads and driveways and Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant’s parking in the course of such repairs or alterations. Tenant shall supply Landlord with an identification roster listing, for each parking pass, the name of the employee and the make, color and registration number of the vehicle to which such parking pass has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Tenant shall cause each such individual to execute the standard waiver form, if any, for garage users used in the applicable portion of the Parking Facilities. Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all such parking rules and regulations. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes provided to Tenant pursuant to this Article 49 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. In no event shall Tenant seek or collect any payment from any assignee or subtenant for the transfer of any such parking rights. No deductions from the monthly parking charge shall be made for days on which the Tenant does not use any of the parking passes entitled to be used by Tenant. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of such parking facilities by Tenant.

49.3 During the initial Term, parking charges payable by Tenant shall be as follows: (a) unreserved parking passes shall be $0.00 per pass per month from the Commencement Date through the end of the fourteenth (14th) month after the Commencement Date and $60.00 per pass per month thereafter through the expiration of the initial Term; (b) preferred parking passes shall be $100.00 per pass per month from the Commencement Date through the expiration of the initial Term; and (c) personalized parking passes shall be $150.00 per pass per month from the Commencement Date through the expiration of the initial Term.

49.4 If at any time or from time to time on or after the Commencement Date Landlord determines that an Adverse Parking Condition (as defined below) exists and Tenant is leasing more than one hundred thirteen (113) parking passes out of Tenant’s Maximum Parking Allocation (the number of such excess over one hundred thirteen (113) parking passes being referred to herein as the “Excess Parking Pass Amount”), then Landlord may require that the users of the Excess Parking Pass Amount of Tenant’s parking passes park on the roof of a parking structure within the Project designated by Landlord. If despite such relocation, Landlord determines that an Adverse Parking Conditions continues to exist, then Landlord may also require that the users of Tenant’s parking passes use valet assist parking (at no charge to Tenant) or overflow parking locations designated by Landlord. As used in this paragraph, “Adverse Parking Condition” means there is insufficient parking for Tenant’s employees or other tenants of the Project within the unreserved areas of the Parking Facilities.

49.5 Notwithstanding anything to the contrary in this Lease, during the initial Term, Tenant may convert up to forty-five (45) of its unreserved parking passes to preferred parking passes and/or personalized parking passes, six (6) of which shall be VIP “walk-in” spaces located directly adjacent to the west side of the ground floor of the Building. The rates for such preferred parking passes and/or personalized parking passes shall be as provided in this Lease. The location of any specific reserved parking spaces shall be on the ground floor or the second floor of the parking structure, as determined by Landlord in its sole discretion; provided that Landlord shall locate at least fifteen (15) of such reserved spaces on the ground floor of the parking structure.

ARTICLE 50

ELECTRICAL CAPACITY

Tenant covenants and agrees that, to its knowledge, at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation. Excluding the initial build-out of the Premises, any additional riser or risers to supply Tenant’s electrical requirements upon written request of Tenant shall be installed by Landlord at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excess or unreasonable alterations, repairs or expense or interfere with or disrupt other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

ARTICLE 51

OPTIONS TO EXTEND LEASE

51.1 First Extension Option. Tenant shall have the option to extend this Lease (the “First Extension Option”) for one additional term of five (5) years (the “First Extension Period”), upon the terms and conditions hereinafter set forth:

(a) If the First Extension Option is exercised, then the Base Rent per annum for such First Extension Period (the “First Option Rent”) shall be the Fair Market Rental Value (as defined hereinafter) for the Premises as of the commencement of the First Extension Option for such First Extension Period.

(b) The First Extension Option must be exercised by Tenant, if at all, only at the time and in the manner provided in this subsection 51.1(b).

(i) If Tenant wishes to exercise the First Extension Option, Tenant must, on or before the date occurring nine (9) months before the expiration of the initial Lease Term (but not before the date that is twelve (12) months before the expiration of the Initial Lease Term), exercise the First Extension Option by delivering written notice (the “First Exercise Notice”) to Landlord. If Tenant timely and properly exercises its First Extension Option, the Lease Term shall be extended for the First Extension Period upon all of the terms and conditions set forth in the Lease, as amended, except that the rent for the First Extension Period shall be as provided in subsection 51.1(a) and Tenant shall have no further options to extend the Lease Term except for the Second Extension Option.

(ii) If Tenant fails to deliver a timely First Exercise Notice, Tenant shall be considered to have elected not to exercise the First Extension Option.

(c) It is understood and agreed that the First Extension Option hereby granted is personal to Original Tenant and is not transferable except to a Permitted Transferee in connection with an assignment of Tenant’s entire interest in this Lease. In the event of any assignment or subletting of the Premises or any part thereof (other than to a Permitted Transferee), the First Extension Option shall automatically terminate and shall thereafter be null and void.

(d) Tenant’s exercise of the First Extension Option shall, if Landlord so elects in its absolute discretion, be ineffective in the event that (i) an Event of Default by Tenant remains uncured at the time of delivery of the First Exercise Notice or at the commencement of the First Extension Period or (ii) Tenant shall have reduced the size of the Premises below 23,993 rentable square feet by agreement with Landlord or pursuant to an express right in this Lease.

51.2 Second Extension Option. Tenant shall have the option to extend this Lease (the “Second Extension Option”) for one additional term of five (5) years (the “Second Extension Period”), upon the terms and conditions hereinafter set forth:

(a) If the Second Extension Option is exercised, then the Base Rent per annum for such Second Extension Period (the “Second Option Rent”) shall be the Fair Market Rental Value for the Premises as of the commencement of the Second Extension Option for such Second Extension Period.

(b) The Second Extension Option must be exercised by Tenant, if at all, only at the time and in the manner provided in this subsection 51.2(b).

(i) If Tenant wishes to exercise the Second Extension Option, Tenant must, on or before the date occurring nine (9) months before the expiration of the First Extension Period (but not before the date that is twelve (12) months before the expiration of the First Extension Period), exercise the Second Extension Option by delivering written notice (the “Second Exercise Notice”) to Landlord. If Tenant timely and properly exercises its Second Extension Option, the Lease Term shall be extended for the Second Extension Period upon all of the terms and conditions set forth in the Lease, as amended, except that the rent for the Second Extension Period shall be as provided in subsection 51.2(a) and Tenant shall have no further options to extend the Lease Term.

(ii) If Tenant fails to deliver a timely Second Exercise Notice, Tenant shall be considered to have elected not to exercise the Second Extension Option.

(c) It is understood and agreed that the Second Extension Option hereby granted is personal to Original Tenant and is not transferable except to a Permitted Transferee in connection with an assignment of Tenant’s entire interest in this Lease. In the event of any assignment or subletting of the Premises or any part thereof (other than to a Permitted Transferee), the Second Extension Option shall automatically terminate and shall thereafter be null and void.

(d) Tenant’s exercise of the Second Extension Option shall, if Landlord so elects in its absolute discretion, be ineffective in the event that (i) an Event of Default by Tenant remains uncured at the time of delivery of the Second Exercise Notice or at the commencement of the Second Extension Period or (ii) Tenant shall have reduced the size of the Premises below 23,993 rentable square feet by agreement with Landlord or pursuant to an express right in this Lease.

(e) The Second Extension Option shall terminate and shall thereafter be null and void in the event Tenant does not exercise the First Extension Option or for any reason Tenant’s exercise of the First Extension Option is ineffective.

51.3 Fair Market Rental Value. The provisions of this Section shall apply in any instance in which this Lease provides that the Fair Market Rental Value is to apply.

(a) “Fair Market Rental Value” means the annual amount per square foot that a willing tenant would pay and a willing landlord would accept in arm’s length negotiations, without any additional inducements, for a lease of the applicable space on the applicable terms and conditions for the applicable period of time (other than Base Year, which shall be the calendar year in which the first day of the applicable Extension Period falls). Fair Market Rental Value shall be determined considering the most recent new direct leases (and market renewals and extensions, if applicable) in the Building and in Comparable Buildings owned or managed by Landlord in the Market Area.

(b) In determining the rental rate of comparable space, the parties shall include all escalations and take into consideration the following concessions:

(i) Rental abatement concessions, if any, being granted to tenants in connection with the comparable space;

(ii) Tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, based on the age, quality, and layout of the improvements;

(iii) Brokerage commissions paid in comparable transactions;

(iv) The amount of parking rent, if any, per parking permit paid;

(v) Operating expense and tax protection granted such as a base year or expense stop; and

(vi) Lease takeover payments.

(c) If in determining the Fair Market Rental Value the parties determine that the economic terms of leases of comparable space include a tenant improvement allowance, Landlord may, at Landlord’s sole option, elect to do the following:

(i) Grant some or all of the value of the tenant improvement allowance as an allowance for the refurbishment of the Premises; and

(ii) Reduce the Base Rent component of the Fair Market Rental Value to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance that Landlord has elected not to grant to Tenant (in which case that portion of the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Tenant).

51.4 Determination of Fair Market Rental Value. The determination of Fair Market Rental Value shall be as provided in this Section 51.4.

(a) Negotiated Agreement. Landlord and Tenant shall diligently attempt in good faith to agree on the Fair Market Rental Value on or before the date (the “Outside Agreement Date”) that is five (5) months prior to the date upon which the applicable Extension Period is to commence.

(b) Parties’ Separate Determinations. If Landlord and Tenant fail to reach agreement on or before the Outside Agreement Date, Landlord and Tenant shall each make a separate determination of the Fair Market Rental Value and notify the other party of this determination within fifteen (15) business days after the Outside Agreement Date.

(i) Two Determinations. If each party makes a timely determination of the Fair Market Rental Value, those determinations shall be submitted to arbitration in accordance with subsection (c).

(ii) One Determination. If Landlord or Tenant fails to make a determination of the Fair Market Rental Value within the fifteen-day period, that failure shall be conclusively considered to be that party’s approval of the Fair Market Rental Value submitted within the fifteen-day period by the other party.

(c) Arbitration. If both parties make timely individual determinations of the Fair Market Rental Value under subsection (b), the Fair Market Rental Value shall be determined by arbitration under this subsection (c).

(i) Scope of Arbitration. The determination of the arbitrators shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrators, taking into account the requirements of Section 51.3.

(ii) Qualifications of Arbitrator(s). The arbitrators must be licensed real estate brokers who have been active in the leasing of commercial multi-story properties in the Market Area over the five-year period ending on the date of their appointment as arbitrator(s) and who as an individual has not personally represented either party or its affiliates during such period.

(iii) Parties’ Appointment of Arbitrators. Within fifteen (15) days after the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the arbitrator’s name and business address.

(iv) Appointment of Third Arbitrator. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator’s name and business address. The parties shall not directly or indirectly consult with the third arbitrator regarding his or her opinion of the Fair Market Rental Value prior to such appointment.

(v) Arbitrators’ Decision. Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord’s or Tenant’s submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority the three (3) arbitrators shall be binding on Landlord and Tenant.

(vi) If Only One Arbitrator is Appointed. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator’s appointment. The arbitrator’s decision shall be binding on Landlord and Tenant.

(vii) If Only Two Arbitrators Are Appointed. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the real estate arbitration rules of JAMS, subject to the provisions of this section.

(viii) If No Arbitrator Is Appointed. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the real estate arbitration rules of JAMS subject the provisions of this Section 51.4(c).

(ix) Cost of Arbitration. Each party shall pay its own arbitrator. The other costs of the arbitration and the third arbitrator shall be split between the parties.

ARTICLE 52

TELECOMMUNICATIONS LINES AND EQUIPMENT

52.1 Tenant may install, maintain, replace, remove or use any electrical, communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving solely the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 8 and 15 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines located in or serving the Premises upon the expiration of the Term or upon any earlier termination of this Lease.

ARTICLE 53

ERISA

53.1 It is understood that from time to time during the Lease Term, Landlord may be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and as a result may be prohibited by law from engaging in certain transactions. Tenant represents and warrants to the best of its knowledge after due inquiry that at the time this Lease is entered into and at any time thereafter when its terms are amended or modified, neither Tenant nor its affiliates (within the meaning of part VI(c) of Department of Labor Prohibited Transaction Class Exemption 84-14 (“PTE 84-14”, as amended), has or will have the authority to appoint or terminate The Prudential Insurance Company of America (“Prudential”) as an investment manager to any employee benefit plan then holding a ten percent (10%) or greater interest in the Prudential separate account PRISA II, nor the authority to negotiate the terms of any management agreement between Prudential and any such employee pension benefit plan for its investment in PRISA II. Further, Tenant is not “related” to Prudential within the meaning of part VI(h) of PTE 84-14.

ARTICLE 54

TENANT’S RIGHT OF FIRST OFFER

54.1 As used herein, “Offer Space” means up to 23,038 square feet of rentable space located on the third (3rd) floor of the Building that is contiguous to the Premises (including without limitation the space currently occupied by McCarthy Cook on the date of this Lease and known as Suite 350 (“Suite 350”) and the Balcony adjoining the Suite 350). If, at any time during the Term, any portion of the Offer Space become Available (as defined below), Landlord shall give Tenant a written notice (the “Availability Notice”) identifying the particular Offer Space (the “Specific Offer Space”) that is Available (as defined below), and give Tenant the first opportunity to lease such Specific Offer Space prior to leasing the space to any other tenant or potential tenant. As used herein, “Available” means that the space (i) is not part of the Premises, (ii) is not then subject to a lease, (iii) is not then subject to any rights of a tenant to renew their lease or expand their premises as set forth in their lease, and (iv) Landlord has received an bona fide offer from a third party to lease the applicable space.

54.2 Landlord agrees that, subject to the other terms and conditions of this Article 54, Suite 350 shall be Available on (and Landlord shall give Tenant an Availability Notice with respect to Suite 350 that provides for delivery of Suite 350 on or about) the date (the “Suite 350 Availability Date”) that is the earlier of (a) the date that is twenty-four (24) months following the Commencement Date and the (b) date that is nine (9) months after the date upon which Tenant gives Landlord written notice that Tenant desires to lease Suite 350.

54.3 The location and configuration of the Specific Offer Space shall be determined by Landlord in its reasonable discretion; provided that Landlord shall not designate Specific Offer Space that would result in any space not included in the Specific Offer Space being not Configured For Leasing (as defined below). For purposes of this Lease, “Configured For Leasing” means the applicable space must have convenient access to the central corridor on the applicable floor and must have a size and configuration that complies with all applicable building codes and other laws and is such that Landlord judges, in its reasonable discretion, that Landlord will be able to lease such space to a third party. The Availability Notice shall:

(a) Describe the particular Specific Offer Space (including rentable area, usable area and location);

(b) Include an attached floor plan identifying such space;

(c) State the date (the “Specific Offer Space Delivery Date”) the space will be available for delivery to Tenant;

(d) (i) if the Specific Offer Space Delivery Date is on or before the second (2nd) anniversary of the Commencement Date, state the Base Rent, which shall be equal to, and adjust at the same times and by the same percentage as, the amount of Base Rent due for the Premises on a per rentable square foot basis (with the exception that the Base Rent abatement period granted to Tenant with respect to the Premises shall be prorated with respect to the Specific Offer Space), and the Allowance shall be as provided in Section 54.6(e) or (ii) if the Specific Offer Space Delivery Date is after the second (2nd) anniversary of the Commencement Date, state Landlord’s determination of the Fair Market Rental Value of the Specific Offer Space;

(e) Specify the increase in the Letter of Credit Required Amount (and any “burn-off” of that increased amount) that will apply to reflect the addition of the Specific Offer Space to the Premises; and

(f) If the Specific Offer Space Delivery Date is after the second (2nd) anniversary of the Commencement Date, specify the length of the term of the leasing of the Specific Offer Space that will be available (the “Specific Offer Space Term”).

54.4 If Tenant wishes to exercise Tenant’s rights set forth in this Article 54 with respect to the Specific Offer Space, then within ten (10) business days of delivery of the Availability Notice to Tenant, Tenant shall deliver irrevocable notice to Landlord (the “First Offer Exercise Notice”) offering to lease the Specific Offer Space on the terms and conditions as may be specified by Landlord in the Availability Notice. If the Specific Offer Space Delivery Date is after the second (2nd) anniversary of the Commencement Date, and Tenant, concurrently with Tenant’s exercise of the first offer right, notifies Landlord that it does not accept Landlord’s determination of Fair Market Rental Value set forth in the Availability Notice, the Fair Market Rental Value of the Specific Offer Space shall be determined in accordance with the procedures set forth in Article 51 (except that the Base Year shall be the calendar year in which the Specific Offer Space Delivery Date falls and the Outside Agreement Date shall be the date that is thirty (30) days after Tenant delivers the First Offer Exercise Notice). Otherwise, the Fair Market Rental Value shall be as set forth in the Availability Notice.

54.5 In the event Tenant fails to give a First Offer Exercise Notice in response to any Availability Notice, Tenant shall have no further rights to receive an Availability Notice and Tenant’s rights under this Article 54 shall terminate with respect to the Specific Offer Space identified in that Availability Notice and Landlord shall be free to lease such Specific Offer Space to anyone on any terms at any time during the Term, without any obligation to provide Tenant with any further right to lease that space; provided, however, that if the net present value of the economic terms of Landlord’s proposed lease to such third party are more than ten percent (10%) more favorable to the third party (determined using an eight percent (8%) discount rate) than the net present value of the economic terms proposed by Landlord in the Availability Notice (determined using an eight percent (8%) discount rate), then before entering into such third party lease Landlord shall notify Tenant of such materially more favorable economic terms and Tenant shall have the right to lease the Specific Offer Space upon such materially more favorable economic terms by delivering written notice thereof to Landlord within ten (10) business days after Tenant’s receipt of Landlord’s notice; and provided further, however, if Landlord does not enter into a lease or leases pertaining to the entire Specific Offer Space identified by Landlord in such Availability Notice within nine (9) months after the date Landlord first delivered such Availability Notice to Tenant, then Tenant’s rights under this Article 54 to receive an Availability Notice shall again apply with respect to the unleased portion of such Specific Offer Space that is Available. In the event in the event Landlord leases such Specific Offer Space to someone other than Tenant as provided in this Section 54.5 (each, a “Superior Lease”), then following the expiration or earlier termination of the Superior Lease including without limitation any renewal or extension of such Superior Lease, whether or not such renewal or extension is pursuant to an express written provision in such Superior Lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, Landlord shall again be obligated to comply with the terms of this Article 54 with respect to such space.

54.6 If Tenant timely and validly gives the First Offer Exercise Notice, then beginning on the Specific Offer Space Delivery Date and continuing (i) if the Specific Offer Space Delivery Date is on or before the fourth (4th) anniversary of the Commencement Date, for the balance of the Term (including any extensions), or (ii) if the Specific Offer Space Delivery Date is after the fourth (4th) anniversary of the Commencement Date, for the Specific Offer Space Term:

(a) The Specific Offer Space shall be part of the Premises under this Lease (so that the term “Premises” in this Lease shall refer to the space in the Premises immediately before the Specific Offer Space Delivery Date plus the Specific Offer Space);

(b) Tenant’s Building Percentage shall be adjusted to reflect the increased rentable area of the Premises;

(c) Base Rent for the Specific Offer Space shall be as specified in the Availability Notice, subject to Section 54.4;

(d) The amount of the Letter of Credit Tenant must provide (and any “burn-off” of that increased amount) shall be increased by the amounts specified in the Availability Notice;

(e) Tenant’s lease of the Specific Offer Space shall be on the same terms and conditions as affect the original Premises from time to time, except as otherwise provided in this section. Tenant’s obligation to pay Rent with respect to the Specific Offer Space shall begin on the Specific Offer Space Delivery Date. The Specific Offer Space shall be leased to Tenant in its “as-is” condition and Landlord shall not be required to construct improvements in, or contribute any tenant improvement allowance for, the Specific Offer Space; provided that (1) except with respect to Suite 350, if the Specific Offer Space Delivery Date is on or before the second (2nd) anniversary of the Commencement Date, Landlord shall construct improvements in the Specific Offer Space generally in accordance with the terms of Exhibit C, except that (i) the Allowance for the Specific Offer Space shall be equal to the Allowance for the Premises on a per rentable square foot basis, and (ii) the Allowance for the Specific Offer Space and the amount of the unused Allowance for the Specific Offer Space that may be used as a credit against Base Rent will be prorated by multiplying each of those amounts by a fraction, (i) the numerator of which is the number of months remaining in the Term after the Specific Offer Space Delivery Date, and (ii) the denominator of which is eighty-two (82); (2) except with respect to Suite 350, if the Specific Offer Space Delivery Date is after the second (2nd) anniversary of the Commencement Date, Landlord shall provide free rent and a tenant improvement allowance to the extent (if any) included in the Fair Market Rental Value; and (3) with respect to Suite 350, the tenant improvement allowance shall be $15.00 per square foot of rentable area and, in determining Fair Market Rental Value, tenant improvements and tenant improvement allowances shall be ignored and Landlord shall provide free rent to the extent (if any) included in the Fair Market Rental Value;. Tenant’s construction of any improvements in the Specific Offer Space shall comply with the terms of this Lease concerning alterations; and

(f) If requested by Landlord, Landlord and Tenant shall confirm in writing the addition of the Specific Offer Space to the Premises on the terms and conditions set forth in this section, but Tenant’s failure to execute or deliver such written confirmation shall not affect the enforceability of the First Offer Exercise Notice.

54.7 Tenant’s rights and Landlord’s obligations under this Article 54 are expressly subject to and conditioned upon there not existing an Event of Default by Tenant under this Lease, either at the time of delivery of the First Offer Exercise Notice or at the time the Specific Offer Space is to be added to the Premises.

54.8 It is understood and agreed that Tenant’s rights under this Article 54 are personal to Original Tenant and not transferable except to a Permitted Transferee that is an assignee of Original Tenant’s entire interest in this Lease. In the event of any assignment of this Lease except to a Permitted Transferee that is an assignee of Original Tenant’s entire interest in this Lease, this expansion right shall automatically terminate and shall thereafter be null and void.

ARTICLE 55

TEMPORARY SPACE

55.1 Prior to the execution of this Lease, Landlord and Tenant entered into a Temporary Use License Agreement (the “Temporary License Agreement”) with respect to approximately 20,558 rentable square feet of space comprising the entire ninth (9th) floor of the Building as shown on Exhibit B-1 of this Lease (the “Temporary Space”), as it may be increased by mutual agreement of the parties in their respective sole discretion.

55.2 Effective on the date (the “Temporary Space Commencement Date”) that is the latest of the full and final execution of this Lease by Landlord and Tenant, delivery of the Letter of Credit and all prepaid rental, if any, required under this Lease, delivery of all initial certificates of insurance required by this Lease (which certificates of insurance shall specifically cover both the Temporary Space during the Temporary Space Term, as hereinafter defined, and the Premises) the Temporary License Agreement shall terminate and Tenant’s occupancy and use of the Temporary Space shall be governed by the terms of this Article 55. Commencing on the Temporary Space Commencement Date, and ending on the date that is thirty (30) days after the Commencement Date of this Lease (such period being referred to herein as the “Temporary

Space Term”), Landlord shall allow Tenant to use the Temporary Space for the uses permitted by this Lease. During the Temporary Space Term, the Temporary Space shall be deemed the “Premises” for purposes of Section 13 and Article 21 of the Lease. Such Temporary Space shall be accepted by Tenant in its “as-is” condition and configuration, it being agreed that Landlord shall be under no obligation to perform any work in the Temporary Space or to incur any costs in connection with Tenant’s move in, move out or occupancy of the Temporary Space. Tenant acknowledges that it shall be entitled to use and occupy the Temporary Space at its sole cost, expense and risk. Tenant shall not construct any improvements or make any alterations of any type to the Temporary Space without the prior written consent of Landlord. All costs in connection with making the Temporary Space ready for occupancy by Tenant shall be the sole responsibility of Tenant. Tenant shall have no right to sublease or assign the Temporary Space.

55.3 The Temporary Space shall be subject to all the terms and conditions of the Lease except as expressly modified herein, provided that the Base Rent payable for the Temporary Space during the Temporary Space Term shall equal $24,669.60 per month (the “Temporary Space Base Rent”). For clarity, the Temporary Space Base Rent represents a payment of $1.20 per square foot per month that is the equivalent of Landlord’s estimate of the monthly Operating Expenses and Taxes. The Temporary Space Base Rent shall be payable on or before the commencement of the Temporary Space Term and on the first day of each month thereafter during the Temporary Space Term. Any prorated amount of the fee paid by Tenant under the Temporary License Agreement with respect to the period after the termination of the Temporary License Agreement shall be credited against Tenant’s obligation to pay Temporary Space Base Rent under this Lease. Tenant shall not be entitled to receive any allowances, abatement or other financial concession in connection with the Temporary Space which was granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Temporary Space, and the Temporary Space shall not be subject to any renewal or expansion rights of Tenant under the Lease.

55.4 On or before termination of the Temporary Space Term, Tenant shall vacate the Temporary Space and deliver the same to Landlord in the same condition that the Temporary Space was delivered to Tenant, ordinary wear and tear excepted and damage by casualty excepted. At the expiration or earlier termination of the Temporary Space Term, Tenant shall remove all debris, all items of Tenant’s personalty, and any trade fixtures of Tenant from the Temporary Space. Tenant shall be fully liable for all damage Tenant or Tenant’s agents, employees, contractors, or subcontractors cause to the Temporary Space.

55.5 Tenant shall have no right to hold over or otherwise occupy the Temporary Space at any time following the expiration or earlier termination of the Temporary Space Term, and in the event of such holdover, Landlord shall immediately be entitled to institute dispossessory proceedings to recover possession of the Temporary Space, without first providing notice thereof to Tenant. In the event of holding over by Tenant after expiration or termination of the Temporary Space Term without the written authorization of Landlord, Tenant shall pay, for such holding over, $98,678.40 per month for each month or partial month of holdover, plus all consequential damages that Landlord incurs as a result of the Tenant’s hold over after the date that is the later of (a) the date that is thirty (30) days after the expiration or earlier termination of the Temporary Space Term , or (b) the date that is thirty (30) days after Landlord has notified Tenant that Landlord has executed a letter of intent or lease with another tenant for all or any portion of the Temporary Space. During any such holdover, Tenant’s occupancy of the Temporary Space shall be deemed that of a tenant at sufferance, and in no event, either during the Temporary Space Term or during any holdover by Tenant, shall Tenant be determined to be a tenant-at-will under applicable law. While Tenant is occupying the Temporary Space, Landlord or Landlord’s authorized agents shall be entitled to enter the Temporary Space, upon reasonable notice, to display the Temporary Space to prospective tenants.

55.6 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Personal Property listed on Exhibit G hereto which is located in the Temporary Space (the “Included Personal Property”). Tenant shall:

(a) accept the Included Personal Property in its “as is” condition as of the date hereof, as the same may be affected by reasonable wear and tear after the date hereof;

(b) insure the Included Personal Property against loss or damage by fire or other casualty (and all of the provisions of this Lease applicable to insurance required to be carried by Tenant shall be applicable thereto); and

(c) surrender the Included Personal Property to Landlord in the Temporary Space upon the expiration or sooner termination of the Temporary Space Term in the same condition as at the commencement of this Lease, as the same may be affected by reasonable wear and tear or damage by fire or other casualty; provided, however, that if the Included Personal Property shall have been damaged by fire or other casualty and not repaired or replaced then upon such expiration or sooner termination Tenant shall pay to Landlord the full replacement cost thereof.

ARTICLE 56

24 HOUR FITNESS CLUB

56.1 During the Term, Landlord shall provide Tenant with twelve (12) free memberships for Tenant’s employees to the 24 Hour Fitness Club located at the Project so long as that 24 Hour Fitness Club is in operation in the Project. Tenant’s use of the memberships and the 24 Hour Fitness Club shall be subject to the rules, regulations and requirements of 24 Hour Fitness, and shall be at the sole risk and hazard of Tenant, without representation or warranty of any kind from Landlord.

ARTICLE 57

TENANT’S ROOFTOP AND EXTERIOR ANTENNA RIGHTS

57.1 During the Term and subject to the terms of this Article 57, Tenant may install (a) on the roof of the Building telecommunications antennae, microwave dishes or other communication equipment, as necessary for the operation of Tenant’s business within the Premises, including any cabling or wiring necessary to connect this rooftop equipment to the Premises (collectively, the “Rooftop Equipment”), and (b) on the exterior of the Building, wireless network antennae, as necessary for the operation of Tenant’s business within the Premises, including any cabling or wiring necessary to connect this wireless network antennae to the Premises (collectively, the “Wireless Equipment”). The Rooftop Equipment and the Wireless Equipment are sometimes referred to herein collectively as the “Exterior Equipment”. If Tenant wishes to install any Exterior Equipment, Tenant shall first notify Landlord in writing, which notice shall fully describe the Exterior Equipment, including, without limitation, its purpose, weight, size and desired location on the Building and its intended method of connection to the Premises. All of Tenant’s Rooftop Equipment must be located within a total aggregate area not to exceed 4 square feet, at locations reasonably approved by Landlord prior to any installation. Landlord hereby consents to the installation of Rooftop Equipment consisting of one (1) roof-mounted antennae and/or satellite dish (collectively, the “Initial Rooftop Equipment”). Landlord also reserves the right to restrict the number and size of dishes, antennae and other Rooftop Equipment in addition to the Initial Rooftop Equipment installed on the roof of the Building in its sole discretion. The location of Tenant’s Exterior Equipment must be located within a total aggregate area of not to exceed four (4) square feet, at locations approved by Landlord in its sole discretion prior to any installation. Landlord hereby consents to the installation of Wireless Equipment consisting of antennae co-located with each of Landlord’s wireless network antennae on the exterior of the Building (collectively, the “Initial Wireless Equipment”). Landlord reserves the right to restrict the number and size of wireless network antennae in addition to the Initial Wireless Equipment installed on the Building in its sole discretion.

57.2 Tenant will be solely responsible, at Tenant’s sole expense, for the installation, maintenance, repair and removal of the Exterior Equipment, and Tenant shall at all times maintain the Exterior Equipment in good condition and repair. Landlord agrees that the named Tenant hereunder shall not pay any rental charge for Tenant’s use of the rooftop or Building exterior pursuant to the terms of this Article 57 for the Initial Rooftop Equipment and the Initial Wireless Equipment, provided, however, if any successor to the named Tenant wishes to utilize rooftop space or if Tenant seeks to use rooftop space for Rooftop Equipment in addition to the Initial Rooftop Equipment or Building exterior for Wireless Equipment in addition to the Initial Wireless Equipment, Landlord reserves the right to impose a charge for such use, which shall be consistent with market rates.

57.3 The installation of the Exterior Equipment shall constitute an alteration and shall be performed in accordance with and subject to the provisions of Article 15 of this Lease. Tenant shall comply with all applicable laws, rules and regulations relating to the installation, maintenance and operation of Exterior Equipment at the Building (including, without limitation, all construction rules and regulations) and will pay all costs and expenses relating to such Exterior Equipment, including the cost of obtaining and maintaining any necessary permits or approvals for the installation, operation and maintenance thereof in compliance with applicable laws, rules and regulations. The installation, operation and maintenance of the Exterior Equipment at the Building shall not adversely affect the structure or operating systems of the Building or the business operations of any other tenant or occupant at the Building. For purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to the use of the roof, the portion of the roof affected by the Rooftop Equipment shall be deemed to be a portion of the Premises (provided that such portion shall not be measured for purposes of determining the area of the Premises); consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the Exterior Equipment, including without limitation provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance. Tenant shall be solely responsible for the repair, maintenance, replacement and removal of the Wireless Equipment. Tenant’s Wireless Equipment must be collated with Landlord’s existing campus wireless network system and antennae. Tenant may install cabling and wiring through the Building interior conduits, risers, and pathways of the Building in accordance with Article 52 in order to connect Rooftop Equipment with the Premises.

57.4 Tenant’s right to install and maintain Exterior Equipment is non-exclusive and is subject to termination or revocation as set forth herein, including pursuant to Section 22.2(b) of this Lease. Landlord shall be entitled to all revenue from use of the roof other than revenue from the Exterior Equipment installed by Tenant. Subject to the terms set forth below in this Section 57.4, Landlord at its election may require the relocation, reconfiguration or removal of the Exterior Equipment, if (a) in Landlord’s reasonable judgment the Exterior Equipment is interfering with the use of the rooftop for the helipad (if any) or other Building operations (including without limitation maintenance, repairs and replacements of the roof), (b) in Landlord’s reasonable judgment the Exterior Equipment is interfering with the business operations of other tenants or occupants of the Building, (c) in Landlord’s reasonable judgment the Exterior Equipment is causing damage to the Building or (d) Tenant otherwise fails to comply with the terms of this Article 57. If relocation or reconfiguration becomes necessary due to interference difficulties, Landlord and Tenant will reasonably cooperate in good faith to agree upon an alternative location or configuration that will permit the operation of the Exterior Equipment for Tenant’s business at the Premises without interfering with other operations at the Building or communications uses of other tenants or occupants. If removal is required due to any breach or default by Tenant under the terms of this Article 57, Tenant shall remove the Exterior Equipment upon thirty (30) days’ written notice from Landlord. Any relocation, removal or reconfiguration of the Exterior Equipment as provided above shall be at Tenant’s sole cost and expense. In addition to the other rights of relocation and removal as set forth herein, Landlord reserves the right to require relocation of Tenant’s Exterior Equipment at any time at its election at Landlord’s cost (but not more frequently than once per year) so long as Tenant is able to continue operating its Exterior Equipment in substantially the same manner as it was operated prior to its relocation. In connection with any relocation of Tenant’s Exterior Equipment at the request of or required by Landlord (other than in the case of a default by Tenant hereunder), Landlord shall provide Tenant with at least thirty (30) days’ prior written notice of the required relocation and will conduct the relocation in a commercially reasonable manner and in such a way that will, to the extent reasonably possible, prevent interference with the normal operation of Tenant’s Exterior Equipment. In connection with any relocation, Landlord further agrees to work with Tenant in good faith to relocate Tenant’s Exterior Equipment to a location that will permit its normal operation for Tenant’s business operations. Landlord acknowledges that relocation of Tenant’s Exterior Equipment may be disruptive to Tenant’s business and, without limiting its rights to require such removal, confirms that it will not exercise its rights hereunder in a bad faith manner or for the purpose of harassing or causing a hardship to Tenant.

57.5 If Tenant fails to comply with the terms of this Article 57 within thirty (30) days following written notice by Landlord (or such longer period as may be reasonably required to comply so long as Tenant is diligently attempting to comply), Landlord may take such action as may be necessary to comply with these requirements. In such event,

Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any such maintenance, removal or other compliance subject to the terms of this Article 57, including interest on all such amounts, accruing from the date which is ten (10) days after the date of Landlord’s demand until the date paid in full by Tenant, with all such amounts being Additional Rent under this Lease.

57.6 Tenant agrees to indemnify Landlord, its partners, agents, officers, directors, employees and representatives from and against any and all liability, expense, loss or damage of any kind or nature from any suits, claims or demands, including reasonable attorneys’ fees, arising out of Tenant’s installation, operation, maintenance, repair, relocation or removal of the Exterior Equipment, except to the extent any such liability, expense, loss or damage results from the gross negligence or intentional misconduct of Landlord or its agents, partners, officers, directors, employees, contractors or representatives. At the expiration or earlier termination of the Lease, Tenant may and, upon request by Landlord, shall remove all of the Exterior Equipment, including any wiring or cabling relating thereto, at Tenant’s sole cost and expense and will repair at Tenant’s cost any damage resulting from such removal. If Landlord does not require such removal, any Exterior Equipment remaining at the Building after the expiration or earlier termination of this Lease which is not removed by Tenant shall be deemed abandoned and shall become the property of Landlord.

57.7 Subject to compliance with the construction rules for the Building and Landlord’s reasonable and nondiscriminatory rules and regulations regarding access to the roof and, upon receipt of Landlord’s prior written consent to such activity (which shall not be unreasonably withheld, conditioned or delayed), Tenant and its representatives shall have access to and the right to go upon the roof of the Building, on a seven (7) day per week, twenty-four (24) hour basis, to exercise its rights and perform its obligations under this Article 57. Tenant acknowledges that, except in the case of an emergency or when a Building engineer is not made available to Tenant in sufficient time to allow Tenant to avoid or minimize interruption of use of the Rooftop Equipment, advance notice is required and a Building engineer must accompany all persons gaining access to the rooftop. Tenant may install Exterior Equipment at the Building only in connection with its business operations at the Premises, and may not lease or license any rights or equipment to third parties or allow the use of any rooftop equipment or wireless network by any party other than Tenant. Tenant acknowledges that Landlord has made no representation or warranty as to Tenant’s ability to operate Exterior Equipment at the Building and Tenant acknowledges that helicopters, other equipment installations and other structures and activities at or around the Building may result in interference with Tenant’s Exterior Equipment. Except as set forth in this Article 57, Landlord shall have no obligation to prevent, minimize or in any way limit or control any existing or future interference with Tenant’s Exterior Equipment.

ARTICLE 58

PATIO AND BALCONY AREAS

58.1 Tenant shall have the exclusive use of the balcony adjacent to Suite 200 as indicated on Exhibit B-2 to this Lease (the “Balcony Area”) and one patio on the West side of Suite 100 and two patios on the South side of Suite 100 as indicated on Exhibit B-3 to this Lease (collectively, the “Patio Area”). The Balcony Area and the Patio Area are sometimes referred to herein collectively as the “Patio and Balcony Areas.” Tenant shall be solely responsible for the cleaning and maintenance of the Patio and Balcony Areas and shall maintain the Patio and Balcony Areas in a clean and neat condition at all times consistent with the balance of the Common Areas as determined by Landlord. Tenant shall be responsible for all furniture, fixtures and equipment (“FF&E”) installed in the Patio and Balcony Areas and all of Tenant’s FF&E selections shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Landlord shall have no liability with respect to any loss, damage or theft of Tenant’s FF&E unless caused by Landlord’s gross negligence or willful misconduct. Tenant shall not have any right to assign or sublet all or any portion of the Patio and Balcony Areas separate from the Premises. The Patio and Balcony Areas shall be deemed part of the Premises; provided that it shall not be included in the calculation of the rentable square footage of the Premises. In addition to the improvements described in the Construction Drawings (as defined in Exhibit C to this Lease), Landlord shall also construct, at Landlord’s sole expense, (a) with respect to the Balcony Area: full-height sliding glass doors, hardscape flooring installation, base building hardscape barriers and other landscape and privacy screening elements, and (b) with respect to the Patio Area: full-height sliding glass doors on the west and south sides of the Premises, hardscape flooring installation, lush landscape privacy screening elements, an exclusive ground floor exterior entrance off the parking structure, and a security perimeter surrounding the first floor patio, each in accordance with Landlord’s Building standards for such improvements. Any security system used on Tenant’s security perimeter must be installed by Tenant in accordance with this Lease at Tenant’s sole cost and expense (the “Perimeter Security System”). Subject to Article 57, Tenant shall not enclose, modify, alter or improve, or install any telecommunications, electrical or other systems (other than the Perimeter Security System) in or on, the Patio and Balcony Areas; provided that notwithstanding the foregoing, Tenant may, at Tenant’s sole cost and expense, install electrical service to the Patio and Balcony Areas subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Tenant acknowledges that as of the date of this Lease, additional levels of parking are being added to the existing parking structures adjacent to the Premises and that the construction on the parking structures must be coordinated with the construction of the Patio Area. Accordingly, delays affecting the construction of the parking structure may affect the completion of the Patio Area improvements. In the event the Patio Area improvements are not completed by March 31, 2018, for any reason other than Tenant Delays, Tenant as Tenant’s sole and exclusive remedy therefor shall receive a daily rent credit in the amount of $250.00 per day until the Patio Area is usable by Tenant.

ARTICLE 59

TENANT SECURITY SYSTEMS

59.1 Subject to compliance with the terms of Article 15, as applicable, Tenant shall have the right to install as an Alteration, at Tenant’s sole cost and expense, a surveillance camera system (the “Security Camera System”) inside of the Premises together with a security camera on the exterior of the Building in a location approved by Landlord, which shall not be unreasonably withheld; provided that (a) any such Security Camera System installed by Tenant complies with all Applicable Laws, (b) the plans and specifications for any such Security Camera System shall be subject to Landlord’s prior written approval, which consent shall not be unreasonably withheld, and (c) any such Security Camera System shall be compatible with the Building’s structure and systems. In no event shall Landlord have any liability or responsibility for the operation, maintenance or monitoring of any Security Camera System installed by Tenant and any additional costs incurred for any such monitoring, operation or maintenance and for any modification to the Building necessary as a result of the installation or operation of such Security Camera System shall be paid by Tenant. On the expiration or earlier termination of this Lease, Tenant shall remove the Security Camera System , the Perimeter Security System and all related wiring and systems and restore the Premises and portions of the Building affected by the Security Camera System and the Perimeter Security System to the condition existing prior to the installation of that Security Camera System and the Perimeter Security System at Tenant’s sole cost and expense.

59.2 At all times during the Term, Tenant may provide all security operations and equipment which Tenant may from time to time determine to be necessary or appropriate to serve the particular needs of Tenant in connection with its use of the Premises, including without limitation the Security Camera System (“Tenant’s Security”). All costs and expenses with respect to Tenant’s Security (including, but not limited to, insurance for tort liability and uninsured liability arising out of the acts and omissions of Tenant’s Security personnel) shall be borne by Tenant. The standards of quality and performance and the level of service for Tenant’s Security shall be established by Tenant in its reasonable discretion, giving weight to the degree of anticipated risk and the effect of such Security functions on the other tenants in the Building, and Tenant shall consult with Landlord from time to time and use all reasonable efforts to resolve to the reasonable satisfaction of Landlord any objections to Tenant’s Security. Tenant’s right to exercise reasonable discretion shall not however, limit or otherwise affect Tenant’s obligations to Landlord pursuant to any other provision of this Lease. All costs related to the risks inherent with respect to Tenant’s Security (including but not limited to insurance for tort liability and uninsured liability arising out of the acts or omissions of Tenant’s Security personnel) shall be solely the responsibility of Tenant. Landlord and its agents and employees shall have no liability or obligation with respect to such costs, and Tenant hereby indemnifies and holds harmless Landlord and its agents and employees therefrom, except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or employees. Tenant hereby further indemnifies Landlord and its agents and employees against and holds Landlord and its agents and employees harmless from and against any and all loss, cost, liability, damage and expense, including without limitation, penalties, fines and actual attorneys’ fees and costs, which Landlord or its agents or employees may incur arising out of or in connection with the provision by Tenant of all or any portion of Tenant’s Security, except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or employees. Tenant shall comply with all applicable laws, rules and regulations in connection with its provision of security for the Premises, including, without limitation, the carrying and use of firearms by Tenant’s Security personnel and the personnel of Tenant’s agents and independent contractors retained by Tenant. Tenant hereby indemnifies Landlord and its agents and employees against and holds Landlord and its agents and employees harmless from and against any and all loss, cost, liability, damage and expense, including without limitation, penalties, fines and actual attorneys’ fees and costs, which Landlord or its agents or employees may incur arising out of or in connection with the carrying and/or use of firearms by Tenant’s Security personnel or the personnel of Tenant’s agents or independent contractors.

ARTICLE 60

LANDLORD’S REPRESENTATIONS AND WARRANTIES

60.1 Landlord, in order to induce Tenant to enter into this Lease, hereby represents and warrants that:

(a) Landlord is duly organized and validly existing under the laws of the State of Delaware and has full power and authority to enter into this Lease;

(b) (i) Landlord is the sole fee simple owner of the Building and Project, and (ii) to Landlord’s knowledge, none of the CC&R’s prohibits or requires consent to the exercise of any of Tenant’s material rights under this Lease;

(c) To Landlord’s knowledge, Landlord is not a party to any agreement or litigation the terms of which could reasonably be expected to adversely affect the ability of Landlord to perform its obligations under this Lease or which would constitute a default on the part of Landlord under this Lease, or otherwise adversely affect Tenant’s rights or entitlements under this Lease; and

(d) Landlord has no actual knowledge that the Building is not zoned to permit the use of the Building and Premises for general office purposes. For purposes of this Lease, “Landlord’s knowledge” shall be deemed to mean and limited to the current actual knowledge of Thomas McCarthy, Edward Cook, Brian Harnetiaux, Michael Coppin or Megan Allen at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

ARTICLE 61

HELISTOP USE

61.1 Landlord and Tenant shall enter into a helipad access agreement substantially in the form of Exhibit J, granting Tenant non-exclusive access to the helipad located at the 555 Anton Blvd. building in the Project (“Helipad Access Agreement”). The form and substance of the Helipad Access Agreement shall be subject to modification to meet the requirements of any applicable governmental authority having jurisdiction over the use of the helipad. Any termination of this Lease terminates all rights under this Article 61 and the Helipad Access Agreement. Tenant’s rights under this Article 61 are personal to the Original Tenant and may be exercised only by the Original Tenant while occupying at least one contiguous, full floor of the Premises. Any assignment or subletting by Tenant of this Lease or of all or a portion of the Premises (such that Tenant and its Permitted Transferees cease to occupy collectively at least 23,993 rentable square feet within the Building) (even if such assignment or subletting does not require the consent of Landlord or is approved by Landlord) terminates Tenant’s rights under this Article 61, unless Landlord consents to the contrary in writing at the time of such subletting or assignment, or unless such assignment or subletting is to a Permitted Transferee under this

Lease. Tenant’s rights to use the Helipad are subject to rights of any tenants of the Project existing on the Date of this Lease.

ARTICLE 62

LETTER OF CREDIT

62.1 Letter of Credit. Tenant agrees to provide, at Tenant’s sole cost and expense, a Letter of Credit (as defined below) in the Letter of Credit Required Amount (as defined below) as additional security for the faithful performance and observance by Tenant of all of the provisions of this Lease, on the terms and conditions set forth below. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit and the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. As used herein the term Letter of Credit Required Amount initially means $606,000.00. Subject to the remaining terms of this Article 62, and provided the Reduction Conditions (as defined below) have been satisfied at the particular reduction effective date, Tenant shall have the right to reduce the Required Amount so that the new Required Amount shall be $484,800.00 effective as of the first day of the nineteenth (19th) month of the Term, $363,600.00 effective as of the first day of the thirty-first (31st) month of the Term, $242,400.00 effective as of the first day of the forty-third (43rd) month of the Term, $151,500.00 effective as of the first day of the fifty-fifth (55th) month of the Term, and $121,200.00 effective as of the first day of the seventy-third (73rd) month of the Term. If Tenant is not entitled to reduce the Required Amount as of a particular reduction effective date due to the failure of one or more of the Reduction Conditions, then as and when the Reduction Conditions are satisfied in full, Tenant shall be entitled to reduce the Required Amount by the amount of the reduction Tenant would have been entitled to had all of the Reduction Conditions been satisfied on such reduction effective date. If Tenant is entitled to a reduction in the Required Amount, Tenant shall provide Landlord with written notice requesting that the Required Amount be reduced as provided above (the Reduction Notice). If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Required Amount as provided herein, the reduction shall be effectuated by Tenant replacing the Letter of Credit then being held by Landlord with a new Letter of Credit in the new Required Amount or amending the then-existing Letter of Credit to that new Required Amount. The term Reduction Conditions means no Event of Default shall have occurred and be continuing under this Lease.

62.2 Delivery of Letter of Credit. (a) Tenant shall cause a Letter of Credit, in the amount of the Letter of Credit Required Amount to be issued by the L/C Bank (as defined below) in favor of Landlord, and its successors, assigns and transferees; (b) Tenant will cause the Letter of Credit to remain in full force and effect during the entire Term (or be replaced by a new Letter of Credit issued by the L/C Bank not less than thirty (30) days prior to the expiration date of the prior Letter of Credit) and thereafter until thirty (30) days after expiration or earlier termination of the Lease; and (c) the initial Letter of Credit will be delivered to Landlord upon the execution and delivery of this Lease by Tenant. So long as no Event of Default then exists, Landlord shall return the Letter of Credit to Tenant within thirty (30) days after the Expiration Date. The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this Article 62. All of Tenant’s rights and all of Landlord’s obligations under this Lease are strictly contingent on Tenant’s delivering and thereafter causing the Letter of Credit to remain in full force and effect during the entire Term.

62.3 Draws on the Letter of Credit. Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events (as defined below), Landlord will have the unconditional right to draw on the Letter of Credit in accordance with this Article 62. Landlord shall provide written notice of any such draw on the Letter of Credit to Tenant on the date of such draw, unless Landlord is prevented from giving notice by application of the bankruptcy code’s automatic stay, in which case no such notice shall be required. Upon the payment to Landlord of the Draw Proceeds, Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, to use and apply any and all of the Draw Proceeds only (a) to cure any Event of Default by Tenant; (b) to pay any other sum to which Landlord becomes obligated by reason of Tenant’s failure to carry out its obligations under this Lease; or (c) to compensate Landlord for any monetary loss or damage which Landlord suffers thereby that is finally determined by a court to have been proximately caused by Tenant’s failure to carry out its obligations under this Lease. In addition, if the Draw Event is the failure of Tenant to renew the Letter of Credit as required hereunder, then Landlord shall be entitled to draw the entire Letter of Credit as a cash security deposit, held as a pledge under the California Uniform Commercial Code to secure Tenant’s obligations under this Lease. Landlord will return the amounts so drawn, less any amounts applied as provided herein, upon delivery by Tenant of a replacement Letter of Credit. Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Base Rent or Additional Rent or a measure of Landlord’s damages resulting from any Event of Default hereunder (past, present or future). Further, immediately upon the occurrence and during the continuance of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to (a) cure any Event of Default by Tenant; (b) to pay any other sum to which Landlord becomes obligated by reason of Tenant’s failure to carry out its obligations under this Lease; or (c) compensate Landlord for any monetary loss or damage which Landlord suffers thereby that is finally determined by a court to have been proximately caused by Tenant’s failure to carry out its obligations under this Lease. Any delays in Landlord’s draw on the Letter of Credit or in Landlord’s use of the Draw Proceeds as provided in this Article 62 will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Following any such application of the Draw Proceeds, Tenant will either pay to Landlord within five (5) business days following Landlord’s demand therefor the cash amount so applied in order to restore the Draw Proceeds to the full amount thereof immediately prior to such application or cause the Letter of Credit to be replenished to its full amount thereunder. Failure to either pay that cash amount or cause the Letter of Credit to be replenished to its full amount thereunder within five (5) business days after written demand shall constitute an Event of Default without the right to any further notice or cure period. Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant arising from a claim that Landlord violated the bankruptcy code’s automatic stay in connection with any draw by Landlord of any Draw Proceeds, Landlord’s liability (if any) under such circumstances being limited to the reimbursement of direct costs as and to the extent expressly provided in this Section 62.3. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property rights or interests in any Draw Proceeds; provided, however, that upon the expiration or earlier termination of this Lease, and so long as there then exist no Draw Events or Events of

Default hereunder, Landlord agrees to return any remaining unapplied balance of the Draw Proceeds then held by Landlord, and the Letter of Credit itself (if and to the extent not previously drawn in full) to Tenant. Landlord may draw on the Letter of Credit and/or apply any Security Deposit in any order.

62.4 Applicable Definitions.

Draw Event means each of the following events:

(a) the occurrence of any one or more of the following which shall have also been preceded, simultaneously accompanied, or succeeded by an Event of Default under this Lease regardless of the absence of any notice of default which might otherwise be required with respect to an Event of Default if the giving of notice to Tenant about such breach by Tenant is stayed or barred due to one of the following events: (i) Tenant’s filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant’s making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within sixty (60) days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a custodian, as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession not being restored to Tenant within sixty (60) days, or (v) the subjection of all or substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within sixty (60) days;

(b) the failure of Tenant, not less than thirty (30) days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit, to be effected, which extension, renewal or replacement issuance will be made by the L/C Bank, will otherwise meet all of the requirements of the initial Letter of Credit hereunder, which failure will be an Event of Default under this Lease;

(c) the failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or pay any other monetary obligation within five (5) days after receipt of written notice from Landlord that the amount is due (unless the giving of notice to Tenant about such breach by Tenant is stayed or barred due to one of the events listed in subsection (a) above, in which case such five (5) day period shall run from the date the amount is due);

(d) the payment by Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder which Tenant has not cured within thirty (30) days after notice thereof by Landlord (or, if Landlord is prevented from giving notice by application of the bankruptcy code’s automatic stay, the payment of Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder that Tenant has not cured within thirty (30) days from the date of the breach).

Draw Proceeds means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon, if deposited in an interest-bearing account.

L/C Bank means J.P. Morgan Chase Bank or any other United States bank which is approved by Landlord in Landlord’s sole discretion.

Letter of Credit means that certain one-year irrevocable letter of credit, in the Letter of Credit Required Amount, issued by the L/C Bank, as required under Section 62.2 and, if applicable, as extended, renewed, replaced or modified from time to time in accordance with this Lease, which letter of credit will be transferable and in substantially the same form as attached Exhibit L.

62.5 Transfer of Letter of Credit. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right, upon written notice to Tenant, to transfer or assign the Letter of Credit and/or the Draw Proceeds to the transferee or mortgagee to be held and drawn upon subject to the terms and conditions of this Lease, and in such event, following delivery of the Letter of Credit to such Transferee or mortgagee, Tenant shall look solely to such transferee or mortgagee for return of the Letter of Credit and/or the Draw Proceeds so transferred. Landlord shall pay all fees and charges of the L/C Bank with respect to any transfer of the Letter of Credit. Tenant shall, within five (5) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord’s transfer or assignment of the Letter of Credit and/or the Draw Proceeds to such transferee or mortgagee.

62.6 Letter of Credit is Not Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a security deposit within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a security deposit within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (Security Deposit Laws) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, to the extent California Civil Code 1950.7 in any way: (a) is determined to be applicable to this Lease or the Letter of Credit (or any proceeds thereof); or (b) controls Landlord’s rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under this Lease or any damages Landlord may suffer following termination of this Lease, then Tenant fully and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.

62.7 Substitute Letter of Credit. In the event the L/C Bank is declared insolvent by the FDIC or is closed for any reason, Tenant shall, within ten (10) business days thereafter, either (a) provide a substitute Letter of Credit meeting the requirements of this Article 62 from another United States bank which is approved by Landlord in Landlord’s sole discretion, or (b) if Landlord does not approve the issuer of the substitute Letter of Credit, deposit cash with Landlord in the Letter of Credit Required Amount to be held in the same manner, and under the same terms and conditions, as Draw Proceeds under this Article 62.

ARTICLE 63

ADDITIONAL IMPROVEMENTS

63.1 Upon Tenant’s written request, which must be delivered to Landlord within twenty-four (24) months after the Commencement Date, if at all, and subject to Applicable Laws, Landlord, at Tenant’s sole cost and expense, will install twenty (20) electric vehicle charging stations at locations in the Parking Facilities reasonably determined by Landlord. Any parking space in which those charging stations are installed shall be counted against the number of personalized reserved parking spaces to which Tenant is entitled under this Lease and Tenant shall pay the monthly charge for each such space at the rate provided for in Section 49.3 for personalized parking passes. Tenant shall reimburse Landlord within thirty (30) days after written demand for the costs incurred by Landlord in connection with the installation, repair, maintenance, replacement and removal of such vehicle charging stations. Upon the expiration or earlier termination of this Lease, Landlord may require that some or all of such vehicle charging stations be removed and the parking areas affected thereby restored to a condition comparable to other parking areas in the Parking Facility without vehicle charging stations at Tenant’s sole cost and expense.

63.2 Upon Tenant’s written request, which must be delivered to Landlord within twenty-four (24) months after the Commencement Date, if at all, Landlord, at Tenant’s sole cost and expense, shall install a rock climbing wall (the “Wall”) outside of the new parking garage being constructed on or about the date of this Lease at 575 Anton on the terms and conditions contained in this Section 63.2. Landlord’s obligation to construct the Wall is subject to determining the structural feasibility of its installation at that location, approval by all governmental authorities, limitations on the location and design of the Wall to reflect considerations as to safety and security and as to such other reasonable matters as Landlord may determine. The Wall shall be for the exclusive use of Tenant and its employees and invitees and Tenant shall be solely responsible for the control of the use of, and access to, the Wall and any and all liability, loss, cost or expense arising out of that use. Landlord shall have no obligation or duty to control or supervise the use of, or access to, the Wall. Tenant shall be responsible for the maintenance and repair of the Wall and any additional costs and/or additional improvements necessary to prevent use of the Wall by persons other than Tenant’s employees and invitees.

Tenant shall reimburse Landlord within thirty (30) days after written demand for the costs incurred by Landlord in connection with the installation, repair, maintenance, replacement and removal of the Wall. Upon the expiration or earlier termination of this Lease, Landlord may require that some or all of the Wall be removed and the areas affected thereby restored to the condition existing prior to the installation of the Wall at Tenant’s sole cost and expense. Without limiting the generality of Article 13, Tenant shall secure appropriate insurance to cover all liability arising out of the use and operation of the Wall.

IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed as of the date first above written.

TENANT:
VERITONE, INC., a Delaware corporation

By:	/s/ Chad Steelberg
Chad Steelberg,
Chief Executive Officer

LANDLORD:

PR II/MCC SOUTH COAST PROPERTY OWNER, LLC, a Delaware limited liability company

By:	PR II/MCC South Coast Venture, LLC, a Delaware limited liability company, its sole member

By:	McCarthy Cook Ventures XIII, LLC,
a Delaware limited liability company,
its authorized member

By:	/s/ Edward W. Cook III
Name:	Edward W. Cook III
Title:	Co-President

EXHIBIT A

THE PROJECT

The land situated in the City of Costa Mesa, in the County of Orange, State of California, and described as follows:

PARCEL A:

PARCEL 3 OF LOT LINE NO. 05-03, IN THE CITY OF COSTA MESA, COUNTY OF ORANGE, STATE OF CALIFORNIA, RECORDED SEPTEMBER 19, 2005 AS INSTRUMENT NO. 2005000738603, OF OFFICIAL RECORDS.

PARCEL B:

PARCELS 2 AND 3 OF LOT LINE NO. 05-04, IN THE CITY OF COSTA MESA, COUNTY OF ORANGE, STATE OF CALIFORNIA, RECORDED SEPTEMBER 19, 2005 AS INSTRUMENT NO. 2005000738604 AND RE-RECORDED SEPTEMBER 26, 2005 AS INSTRUMENT NO. 2005000758094, BOTH OF OFFICIAL RECORDS.

PARCEL C:

A PERPETUAL, NON-EXCLUSIVE, APPURTENANT EASEMENT FOR VEHICULAR INGRESS, EGRESS AND ACCESS AS SET FORTH IN THAT CERTAIN DECLARATION ESTABLISHING RECIPROCAL EASEMENTS AND MAINTENANCE OBLIGATIONS RECORDED OCTOBER 27, 1983 AS INSTRUMENT NO. 83-473268 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL D

A PERPETUAL, APPURTENANT, NON-EXCLUSIVE EASEMENT FOR PROVIDING AND MAINTAINING VEHICULAR PARKING SPACES AND FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN THIRD RESTATED AND AMENDED DECLARATION ESTABLISHING RECIPROCAL EASEMENTS RECORDED SEPTEMBER 19, 2005 AS INSTRUMENT NO. 2005000738612 OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL E:

A PERPETUAL, APPURTENANT, NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS PURPOSES AS SET FORTH IN THAT CERTAIN RESTATED GRANT OF EMERGENCY WATER FIRE SERVICE EASEMENT RECORDED SEPTEMBER 24, 1985 AS INSTRUMENT NO. 85-363132 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

APN: 410-501-32; 410-501-33; 410-501-34; 410-501-35; 410-501-37; 410-501-38

Exhibit A

EXHIBIT B

PREMISES

(See Attached.)

[SPACE PLAN]

Exhibit B

EXHIBIT B-1

TEMPORARY SPACE

[SPACE PLAN]

Exhibit B-1

EXHIBIT B-2

BALCONY AREA

(See Attached)

[BALCONY LAYOUT]

Exhibit B-2

EXHIBIT B-3

PATIO AREA

(See Attached)

[PATIO LAYOUT]

Exhibit B-3

EXHIBIT C

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to “the Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit C.

SECTION 1

BASE, SHELL AND CORE

Landlord has previously constructed the base, shell, and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell, and Core”), and Tenant shall accept the Base, Shell and Core in its current “As-Is” condition existing as of the date of the Lease and the Commencement Date. Landlord shall install in the Premises certain “Tenant Improvements” (as defined below) pursuant to the provisions of this Tenant Work Letter. As used in this Lease, a “latent defect” is a design or construction defect or error in the Tenant Improvements which is not apparent upon an ordinary and reasonable inspection of the Premises. Landlord covenants that if any such latent defects appear during the Term, which resulted from faulty design, workmanship or materials, then Landlord shall cause the same, after receiving written notice thereof from Tenant, to be repaired and corrected with all reasonable speed at Landlord’s expense. Except for the Tenant Improvement work described in this Tenant Work Letter and except for the Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

CONSTRUCTION DRAWINGS FOR THE PREMISES

2.1 Selection of Architect/Construction Drawings. Landlord shall retain an architect/space planner (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Landlord shall retain Landlord’s engineering consultants (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” Notwithstanding that any Construction Drawings are reviewed by Landlord or prepared by its Architect, Engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s Architect, Engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in Article 10 of the Lease shall specifically apply to the Construction Drawings. Landlord hereby assigns to Tenant all rights against the Architect, Engineers and consultants for errors and omissions contained in the Construction Documents, which assignment shall be on a non-exclusive basis such that such

Exhibit C

rights may be enforced by Landlord and/or Tenant. Landlord and Tenant agree to cooperate reasonably in any enforcement of such rights.

2.2 Final Space Plan. Prior to the execution of the Lease, Tenant has met with Landlord’s Architect and provided Landlord’s Architect with information regarding the preliminary layout and designation of all proposed offices, rooms and other partitioning, and their intended use and equipment to be contained therein (the “Information”). Tenant shall continue to communicate with Landlord’s Architect as necessary concerning the Information to facilitate the design of the Tenant Improvements. Landlord and Architect shall, based on such Information (subject to changes reasonably required by Landlord), prepare the final space plan for Tenant Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Tenant for Tenant’s approval. Tenant shall approve or reasonably disapprove the Final Space Plan or any revisions thereto within five (5) business days after Landlord delivers the Final Space Plan or such revisions to Tenant; provided, however, that any delay due to Tenant’s disapproval of the Final Space Plan (other than to the extent the same is not (subject to changes reasonably required by Landlord) in substantial conformance with the Information provided by Tenant to Architect (such nonconformity, a “Space Plan Design Problem”)) shall constitute a Tenant Delay. Tenant’s failure to disapprove the Final Space Plan for any Space Plan Design Problem or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant’s disapproval pertaining to any Space Plan Design Problem) within said five (5) business day period shall be deemed to constitute Tenant’s approval of the Final Space Plan or such revisions. The scope and design of the Tenant Improvements and all Construction Drawings shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing approval right, Landlord and Tenant agree that the overall look, feel and layout (specifically, the balance between open areas and enclosed offices/rooms) of the Tenant Improvements shall be substantially similar to the look, feel and layout of the tenant improvements existing in Suite 350 on the date of the Lease and the layout of the improvements shown on the preliminary plan for the Tenant Improvements dated July 12, 2017 (a copy of which is attached hereto as Exhibit C-2), including an interior stairwell as shown on those preliminary plans (provided that in any event the interior stairwell must be meet the requirements for Building Standard Stairs contained in Exhibit C-1 attached hereto) (collectively, the “Design Standards”).

2.3 Final Working Drawings. Based on the Final Space Plan, Landlord shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Tenant for Tenant’s approval. The Final Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the Tenant Improvements depicted thereon, the actual specifications and finish work shall be in accordance with the Specifications. Tenant shall approve or reasonably disapprove the Final Working Drawings or any revisions thereto within five (5) business days

Exhibit C

after Landlord delivers the Final Working Drawings or any revisions thereto to Tenant; provided, however, that any delay due to Tenant’s disapproval of the Final Working Drawings (other than to the extent the same are not (subject to changes reasonably required by Landlord) in substantial conformance with the Final Space Plan (such nonconformity, a “Working Drawing Design Problem”)) shall constitute a Tenant Delay. Tenant’s failure to reasonably disapprove the Final Working Drawings or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant’s disapproval pertaining to any Working Drawing Design Problem) within said five (5) business day period shall be deemed to constitute Tenant’s approval of the Final Working Drawings or such revisions.

2.4 Approved Working Drawings. The Final Working Drawings shall be approved or deemed approved by Tenant (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Landlord shall cause the Architect to submit the Approved Working Drawing to the applicable local governmental agency for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, to commence and fully complete the construction of the Tenant Improvements (the “Permits”). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably conditioned, withheld or delayed.

2.5 Time Deadlines. Tenant shall use its best efforts to cooperate with Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the Permits, and with Contractor, for approval of the “Cost Proposal,” as that term is defined in Section 4.2 below as soon as possible after the execution of the Lease and, in this regard, to the extent Landlord considers such meeting(s) to be reasonably necessary, Tenant shall meet with Landlord on a weekly basis to discuss Tenant’s progress in connection with the same.

2.6 Design Problem. Notwithstanding anything to the contrary in this Tenant Work Letter, Landlord shall be deemed to have acted reasonably in disapproving plans or designs if Landlord determines in good faith that the matter disapproved constitutes or would create a Design Problem (as defined below). As used herein, a “Design Problem” shall mean (i) adverse effect on the structural integrity of the Building; (ii) more than a remote possibility of damage to the Building’s systems; (iii) non-compliance with applicable codes; (iv) adverse effect on the exterior appearance of the Building; (v) creation of the potential for unusual expenses to be incurred in connection with the maintenance by Landlord of the alteration or improvement, unless Tenant agrees to pay for the incremental maintenance costs caused by the non-typical alterations, (vi) a material adverse effect on any other tenant or occupant of the Building, (vii) creation of an obligation to make other alterations, additions or improvements to the Premises or Common Areas in order to comply with applicable laws (including, without limitation, the Americans with Disabilities Act), (viii) adverse effect on the LEED rating of the Building or (ix) material variation from the look, feel and layout of the Design Standards.

Exhibit C

SECTION 3

CONSTRUCTION AND PAYMENT FOR

COSTS OF TENANT IMPROVEMENTS

3.1 Allowance. Landlord shall cause a contractor designated by Landlord (the “Contractor”) to (i) obtain all applicable building permits for construction of the Tenant Improvements, and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such building permits and all applicable laws in effect at the time of construction, and in good workmanlike manner. Landlord shall pay for the cost of the design and construction of the Tenant Improvements in an amount up to, but not exceeding, $70.00 per rentable square foot of the Premises (i.e., up to $2,651,250.00, based on 37,875 rentable square feet of the Premises (the “Allowance”). The cost of the design and construction of the Tenant Improvements shall include Landlord’s construction supervision and management fee in an amount equal to the product of (i) three percent (3%) and (ii) the amount equal to the sum of the Allowance and the Over-Allowance Amount (as such term is defined below). Tenant shall pay for all costs in excess of the Allowance (“Over-Allowance Amount”), which payment shall be made to Landlord in cash within ten (10) days after Tenant’s receipt of invoice therefor from Landlord and, in any event, prior to the date Landlord causes the Contractor to commence the actions described in the first sentence of this Section 3. In the event that after Tenant pays the Over-Allowance Amount Tenant requests any changes, change orders or modifications to the Approved Working Drawings (which Landlord approves pursuant to Section 2 above) which increase the cost to construct the Tenant Improvements, Tenant shall pay such increased cost to Landlord immediately upon Landlord’s request therefor, and, in any event, prior to the date Landlord causes the Contractor to commence construction of the changes, change orders or modifications. Except as set forth below, in no event shall Landlord be obligated to pay for any of Tenant’s furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant. Tenant shall not be entitled to receive in cash or as a credit against any rental or otherwise, any portion of the Allowance not used to pay for the cost of the design and construction of the Tenant Improvements; provided, however, so long as the Tenant Improvements have been completed and all Allowance items have been paid, and so long as no Event of Default exists under the Lease, Tenant may use any unused portion of the Allowance not to exceed an amount equal to $10.00 per square foot of rentable area in the Premises as a credit against Base Rent due under the Lease and/or toward Tenant’s fixtures, furniture and equipment (“FFE”). Tenant shall present Landlord with paid invoices for the FFE, and Landlord shall reimburse Tenant within thirty (30) days after receipt thereof.

3.2 Tenant’s Percentage. Notwithstanding the provision of Section 3.1, so long as the Tenant is the Original Tenant, Tenant may pay the Over-Allowance Amount in accordance with the following schedule: (a) an amount equal to thirty-five percent (35%) of the Over-Allowance Amount (the “Initial Construction Deposit”) shall by delivered to Landlord within thirty (30) days after the receipt from Landlord of an invoice therefor together with reasonable supporting documentation; and (b) the remaining sixty-five percent (65%) of the Over-Allowance Amount shall be delivered to Landlord from time-to-time within ten (10) business days after written request of Landlord (each, a “Funding Request”) in amounts specified

Exhibit C

by Landlord in each such Funding Request. Landlord may give multiple Funding Requests. Landlord agrees that the amounts specified in each Funding Request shall be Landlord’s good faith estimate of Tenant’s Percentage (as defined below) of the amounts necessary to make payment to third parties for the cost of the Tenant Improvement that have been incurred or will be incurred within thirty (30) days after the date of the Funding Request. Any failure of Tenant to deliver to Landlord any portion of the Over-Allowance Amount in cash as and when due as provided above shall constitute a Tenant Delay and, if not cured within five (5) business days after written notice, shall also constitute an Event of Default under the Lease. The Initial Construction Deposit shall be applied to Tenant’s Percentage of the cost of the Tenant Improvements first coming due. For purposes of this Tenant Work Letter, “Tenant’s Percentage” shall be equal one (1) minus the fraction determined by dividing the amount of the Allowance by the estimated budget for the Tenant Improvements. Landlord may from time to time re-determine the Over-Allowance Amount based on any changes, change orders or modifications to the approved Working Drawings (which Landlord approves pursuant to Section 2) which increase the cost to construct the Tenant Improvements and upon that re-determination modify Tenant’s Percentage and adjust the amount of any Funding Request (or make additional Funding Requests) such that Tenant shall pay the entire Over-Allowance Amount and Tenant’s funding of the Over-Allowance Amount at all times is equal to Tenant’s Percentage of the estimated budget for the Tenant Improvements that has been expended through that date and that will be paid to third parties for the cost of the Tenant Improvement that have been incurred or will be incurred within thirty (30) days after the date of the most recent Funding Request.

SECTION 4

SUBSTANTIAL COMPLETION

OF THE TENANT IMPROVEMENTS

4.1 Substantial Completion. For purposes of this Lease, including for purposes of determining the Commencement Date, “Substantial Completion” of the Premises shall occur upon the last to occur of (a) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any Punch List Items (as defined below) and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, (b) and the issuance of a temporary or permanent certificate of occupancy by the local building authority (or a reasonably substantial equivalent such as a sign-off from a building inspector), and (c) the Monday of the week following the week in which Landlord delivers possession of the Premises to Tenant in the condition described in clause (a) of this Section 4.1. Landlord will provide Tenant with thirty (30) days’ prior notice of the date Landlord estimates in good faith Substantial Completion will occur. Landlord’s incorrect estimation of the date of Substantial Completion shall not affect the determination of the Commencement Date or otherwise subject Landlord to any liability. Within thirty (30) days after the Commencement Date, Tenant shall give Landlord written notice of any incomplete work, unsatisfactory conditions or defects (the “Punch List Items”) which do not materially interfere with Tenant’s use of the Premises and were part of the work that is the obligation of Landlord to perform in the Premises under this Lease and Landlord shall, at its sole expense, complete said work and/or remedy such unsatisfactory conditions or defects as soon as possible. The existence of any incomplete work, unsatisfactory conditions or

Exhibit C

defects as aforesaid shall not affect the Commencement Date or the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder.

4.2 Delay of the Substantial Completion of the Premises. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a direct, indirect, partial, or total result of any of the following (collectively, “Tenant Delays”):

4.2.1 Tenant’s failure to timely approve the Working Drawings or any other matter requiring Tenant’s approval;

4.2.2 a breach by Tenant of the terms of this Tenant Work Letter or the Lease;

4.2.3 Tenant’s request for changes in any of the Construction Drawings that are deemed to be Tenant Delays pursuant to Sections 2.2 or 2.3;

4.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth in the Lease;

4.2.5 changes to the Base, Shell and Core, structural components or structural components or systems of the Building required by the Approved Working Drawings;

4.2.6 any changes in the Construction Drawings and/or the Tenant Improvements required by applicable laws if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized tenant improvement(s); or

4.2.7 any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delays, as set forth above, had occurred.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises not less than thirty (30) days prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s Contractor, agents or

Exhibit C

representatives in performing work in the Building and the Premises, or interfere with the general operation of the Building and/or the Project. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Commencement Date). Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvement work, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Project and against injury to any persons caused by Tenant’s actions pursuant to this Section 5.1.

5.2 Tenant’s Representative. Tenant has designated Jeff Coyne as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.3 Landlord’s Representative. Landlord has designated Megan Allen as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.4 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Tenant under the Lease or any default by Tenant under this Work Letter has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 4.2 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this

Exhibit C

Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to an Event of Default by Tenant under the Lease or a default under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord (including any portion of the Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

5.6 Preliminary Test and Pricing Plan Allowance. Landlord shall provide Tenant a preliminary test and pricing plan allowance of up to $0.15 per rentable square foot of the Premises (the “Preliminary Test and Pricing Plan Allowance”), which may be used only for the costs to prepare preliminary test and pricing plans for the Premises. Landlord will apply the Preliminary Test and Pricing Plan Allowance to payment of the fees charged by Landlord’s architect for the preliminary test and price plans. Landlord shall be entitled to copies of all plans created utilizing the Preliminary Test and Pricing Plan Allowance and shall be the owner of all such plans. The Preliminary Test and Pricing Plan Allowance will be deducted from the Allowance.

Exhibit C

EXHIBIT C-1

BUILDING STANDARD STAIRS

Building Standard Stairs shall be defined as a “between floor added access stairs” that link two floors of the Building together, in such a manner as to allow a single tenant to go between their occupied floors, without having to go into public elevators or stairwells.

Existing conditions: The structural steel structure at Building currently consists of I-Beams (I shaped, generally smaller sized steel beams, with tapered flanges), W-Beam’s (‘wide flange’ beams, heavier mid-sized beams), and H-Beam’s (generally, the heavier “main” support beams that are directly supported by columns). The structure is then overlaid by steel decking, with light weight hard rock concrete.

Building Standard Stairs shall reflect minimal interference with building structure. As used in this Exhibit, “minimal interference” means that Building Standard Stairs shall not require removal of more than a single I-Beam from the Existing Building structure. Should the configuration desired by Tenant require removal and replacement of loading associated with the larger beams (W-Beams and H-Beams), or more than a single I-Beam, this shall NOT be considered Building Standard Stairs. The actual stairs configuration shall not dictate; as a “U” shaped”, “L” shaped or “I” shaped stairs may all have their own specific constraints and issues. Similarly, the actual location shall not dictate; as each location has its own specific issues.

Exhibit C-1

EXHIBIT C-2

PRELIMINARY PLAN

(See Attached)

[SPACE PLAN]

Exhibit C-2

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Premises visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Landlord shall have the right to remove, at Tenant’s expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord.

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant. No awning shall be permitted on any part of the Premises.

2. No ice, drinking water, towel, barbering or bootblacking, shoeshining or repair services, or other similar services shall be provided to the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

5. Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Premises without the prior written consent of Landlord.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage

Exhibit D

resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

8. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building at no cost during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. In no event shall Tenant employ any person or company whose presence may give rise to a labor or other disturbance in the Project. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise.

9. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. In no event shall Tenant keep, use, or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition.

Exhibit D

11. No cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, however, Tenant may maintain and use microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages and cook in any kitchen area constructed in the Premises with Landlord’s approval, provided that Tenant shall (i) prevent the emission of any food or cooking odor from leaving the Premises, (ii) be solely responsible for cleaning the areas where such equipment is located and removing food-related waste from the Premises and the Building, or shall pay Landlord’s standard rate for such service as an addition to cleaning services ordinarily provided, (iii) maintain and use such areas solely for Tenant’s employees and business invitees, not as public facilities, (iv) keep the Premises free of vermin and other pest infestation and shall exterminate, as needed, in a manner and through contractors reasonably approved by Landlord, preventing any emission of odors, due to extermination, from leaving the Premises, and (v) comply with all Applicable Laws with respect to such cooking, including that limitation installation of venting and cooking using only equipment permitted by Applicable Laws to be used in the Premises. Notwithstanding clause (ii) above, Landlord shall, without special charge, empty and remove the contents of one (1) 15-gallon (or smaller) waste container from the food preparation area so long as such container is fully lined with, and the contents can be removed in, a waterproof plastic liner or bag, supplied by Tenant, which will prevent any leakage of food related waste or odors; provided, however, that if at any time Landlord must pay a premium or special charge to Landlord’s cleaning or scavenger contractors for the handling of food-related or so-called “wet” refuse, Landlord’s obligation to provide such removal, without special charge, shall cease.

12. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

13. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into the Premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.

14. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made. In the event Tenant has lost any keys furnished by Landlord, Tenant shall pay Landlord for such keys.

15. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

16. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such

Exhibit D

elevators as shall be designated by Landlord, which elevator usage shall be subject to the Building’s customary charge therefor as established from time to time by Landlord.

17. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

18. Tenant shall be responsible for insuring that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. Landlord shall not be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to the property of Tenant caused by the employees or independent contractors of Landlord or by any other person.

19. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

20. The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

21. No food, soft drink or other vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord, except those for use by Tenant’s employees.

22. Subject to Tenant’s right of access to the Premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M., and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants.

23. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

Exhibit D

24. Tenant agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to any LEED ([Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

25. Smoking (including vaping) is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories. Without limiting the foregoing, Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

26. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

27. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

28. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant’s own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or

Exhibit D

consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition-hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction.

29. Tenant shall not store any vehicle within the parking area. Tenant’s parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Project. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building manager for the Project and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner’s expense or disposed of as provided by Applicable Laws.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided that no changes to the rules and regulations shall materially diminish Tenant’s rights under this Lease or increase Tenant’s financial obligations. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Exhibit D

EXHIBIT E

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                     , 201     by and between                     , as Landlord, and the undersigned, as Tenant, for Premises on the                      floor(s) of the office building located at                     , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                    , and the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                     .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $                    .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except the Letter of Credit in the amount of $                     as provided in the Lease.

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation, limited liability company, partnership or limited liability partnership, each individual executing this Estoppel Certificate on behalf of Tenant

Exhibit E

hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the             day of                     , 201    .

“Tenant”:
,
a

By:

Its:

By:

Its:

Exhibit E

EXHIBIT F

COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease (“Lease”) dated                     , 201     between                     (“Landlord”), and                      (“Tenant”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately              rentable square feet of that certain office building located at                     , California (“Premises”), Tenant hereby acknowledges and certifies to Landlord as follows:

(1) Landlord delivered possession of the Premises to Tenant substantially complete on                     ;

(2) The Lease commenced on                         (“Commencement Date”) and Tenant’s obligation to pay Rent commenced on                     ;

(3) The Expiration Date of the Lease is                     ;

(4) The Premises contain                      rentable square feet of space;

(5) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use;

(6) Tenant’s Building Percentage is                     ; and

(7) Base Rent per month is                     .

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this day of

“Tenant”

By:

Its:

By:

Its:

Exhibit F

EXHIBIT G

INCLUDED PERSONAL PROPERTY

575 – 9th Floor Furniture Inventory List

Photo:	Description:
[PHOTO 1	• 1 table

[PHOTO 2]	• 1 table • 2 chairs

[PHOTO 3]	• 1 table • 3 chairs

[PHOTO 4]	• 1 table • 7 chairs

[PHOTO 5]	• 1 table

[PHOTO 6]	• 1 table • 4 chairs

[PHOTO 7]	• 3 file cabinets (1 4-drawer cabinet, 2 3-drawer cabinets)

[PHOTO 8]	• 2 chairs

Exhibit G

EXHIBIT H

COVENANTS, CONDITIONS RESTRICTIONS

Third Restated and Amended Declaration Establishing Reciprocal Easements dated September 15, 2005 and recorded as Instrument Number 2005000738612 on September 19, 2005, in the Official Records of Orange County

Exhibit H

EXHIBIT I

JANITORIAL SPECIFICATIONS

(See Attached)

[JANITORIAL SPECIFICATIONS]

Exhibit I

EXHIBIT J

HELIPORT LICENSE AGREEMENT

(See Attached)

Exhibit J

Helistop License Agreement and Application

555 ANTON BOULEVARD

HELIPAD ACCESS AGREEMENT

555 ANTON MET HELISTOP

Costa Mesa, California

HELISTOP LICENSE AGREEMENT AND APPLICATION

A.	GENERAL INFORMATION

• Site:	555 Anton Blvd, Costa Mesa, C.A.

• Owner:	PR II/MCC SOUTH COAST PROPERTY OWNER, LLC,
a Delaware limited liability company

• Owner Location:	c/o McCarthy Cook & Co.
575 Anton Boulevard, Suite 350
Costa Mesa, California 92626

• Owner’s California Representative:
Location:	McCarthy Cook & Co.
Address:	575 Anton Blvd., Suite 350
Costa Mesa, CA 92626
Telephone:	(949) 427-5200
Facsimile:

• Site Security Office:
Location:	575 Anton Blvd., Suite 350
Costa Mesa, CA 92626
Telephone:	(949) 427-5200

B.	LICENSE AGREEMENT

1.	THE AGREEMENT IS MADE BY AND BETWEEN PR II/MCC SOUTH COAST PROPERTY OWNER, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“LICENSOR”) AND VERITONE, INC., A DELAWARE CORPORATION (“LICENSEE”).

2.	LICENSOR GRANTS TO LICENSEE A LICENSE TO USE THE HELISTOP LOCATED ON THE SITE, SUBJECT TO ALL TERMS AND CONDITIONS OF THE LICENSE AGREEMENT AND APPLICATION, AND TO ALL THE TERMS AND CONDITIONS CONTAINED IN THE RULES AND REGULATIONS ATTACHED AS EXHIBIT A AND INCORPORATED BY REFERENCE HEREIN. IN CONSIDERATION FOR THE LICENSE GRANTED TO IT BY THE LICENSOR, LICENSEE AGREES TO THE FOLLOWING:

Helistop License Agreement and Application

3.	INSURANCE

3.1	Licensee agrees to maintain public liability, property damage and bodily injury insurance with Combined Single Limit of at least $3 Million per passenger and $10 Million per occurrence. Passenger liability converge must be specified as part of Licensee’s public liability coverage;

3.2	Licensee must provide All Risk Aircraft Hull coverage;

3.3	All policies must contain a waiver of subrogation clause with respect to Licensor and its subsidiaries and affiliates and McCarthy Cook & Co. and its subsidiaries and affiliates;

3.4	Licensor and its subsidiaries and affiliates and McCarthy Cook & Co. and its subsidiaries and affiliates must be named as “additional insureds” on all policies;

3.5	All policies must contain a provision for thirty (30) day written notice of material change or cancellation;

3.6	All insurance coverage must include a cross liability provision and a stipulation that the Licensee’s coverage is primary as to any other valid and collectible insurance; and,

3.7	The insurance required to be provided by Licensee may be provided by the owner of the helicopter using the helipad.

4.	LICENSEE AGREES TO MAINTAIN WORKER’S COMPENSATION INSURANCE FOR STATUTORY LIMITS AND EMPLOYER’S LIABILITY COVERAGE WITH LIMITS OF $1,000,000.00.

5.	LICENSE AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LICENSOR, AND ITS SUBSIDIARIES AND AFFILIATES AND MCCARTHY COOK & CO. AND ITS SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE PARTNERS, DIRECTORS, OFFICERS, AFFILIATES, REPRESENTATIVES, AGENTS AND EMPLOYEES (THE “INDEMNITIES”) FROM ANY AND ALL JUDGMENTS, DAMAGES, CLAIMS, ATTORNEY’S FEES AND COSTS WHICH THE INDEMNITIES AND THEIR SUCCESSORS OR ASSIGNS MAY SUFFER OR INCUR ARISING OUT OF LICENSEE’S USE OF THE HELISTOP AND ACCESS THERETO REGARDLESS OF THE CAUSE THEREOF.

6.	THIS AGREEMENT IS TERMINABLE AT WILL BY LICENSOR, WITHOUT PENALTY OR LIABILITY TO THE LICENSOR, IN THE EVENT ONE OR MORE TENANTS IN THE BUILDING COMPLAINS ABOUT THE HELICOPTER OPERATIONS. NOTWITHSTANDING THE FOREGOING, LICENSOR AGREES NOT TO TERMINATE THIS AGREEMENT AS PROVIDED IN THIS SECTION 6 UNTIL SUCH TIME AS LICENSEE HAS HAD A REASONABLE OPPORTUNITY TO RESPOND TO SUCH COMPLAINTS.

Helistop License Agreement and Application

7.	THIS LICENSE IS ISSUED WITH THE FOLLOWING LIMITATIONS WHICH ARE ATTACHED AS EXHIBIT A AND INCORPORATED BY REFERENCE HEREIN.

8.	IN THE EVENT THE CITY OF COSTA MESA REQUIRES PROOF OF COMPLIANCE WITH THE CONDITIONS OF APPROVAL REGARDING THE NOISE LEVEL OF THE LICENSEE’S HELICOPTER, SUCH DOCUMENTATION SHALL BE PROVIDED TO CITY AND LICENSOR AT LICENSEE’S EXPENSE.

9.	LICENSEE IS FAMILIAR WITH THE SITE, THE HELISTOP AND ALL EQUIPMENT, INSTRUMENTS AND OTHER ITEMS MADE AVAILABLE FOR LICENSEE’S USE IN CONNECTION WITH THE HELISTOP, AS WELL AS THE APPROVED FLIGHT PATH AND THE RULES AND REGULATIONS FOR THE HELISTOP WHICH ARE ATTACHED AS EXHIBIT A. LICENSEE HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER CONCERNING THE CONDITION OF OR THE SUITABILITY FOR LICENSEE’S USE OR PURPOSES OF THE HELISTOP AND ANY SUCH EQUIPMENT, INSTRUMENTS AND OTHER ITEMS MADE AVAILABLE FOR LICENSEE’S USE AND LICENSEE ACCEPTS THE SAME “AS IS” AND AGREES THAT LICENSEES USE OF THE HELISTOP AND ALL SUCH EQUIPMENT, INSTRUMENTS AND OTHER ITEMS IS AT THE LICENSEE’S SOLE RISK.

10.	LICENSE GRANTED HEREIN IS NON-EXCLUSIVE. OWNER RESERVES THE RIGHT TO GRANT, RENEW OR EXTEND SIMILAR LICENSES TO USE THE HELISTOP TO OTHERS. DUE TO THE LIMITATIONS ON THE NUMBER OF OPERATIONS PER DAY, AS SET FORTH ON EXHIBIT A, USE OF THE HELISTOP MAY NOT BE AVAILABLE TO LICENSEE FROM TIME-TO-TIME.

C.	LICENSE APPLICATION

1.	REQUIREMENTS

•	Applicant must complete License Application and sign it.

•	Completion of this Agreement form does not constitute permission to use the facility. Pilots and machines will be approved on an individual basis. No substitutions will be allowed unless authorized in writing.

2.	APPLICATION

2.1	NAME: ________________________

2.2	CATEGORY OF OPERATOR:

Commercial Operator _____________

Corporate Operator _____________

Private Operator _____________

Government Agency _____________

Helistop License Agreement and Application

2.3	ADDRESS: ________________________

2.4	TELEPHONE NUMBER: ________________________

2.5	FACSIMILE: ________________________

2.6	OFFICIAL IN CHARGE OF FLIGHT OPERATIONS:

Name

2.7 HELICOPTER TO BE USED:

Helicopter	1	2	3
Manufacturer
Model
Year
Max Gross Weight (MGW)
Reg. No (“N”)
Eng. TSO
Total Time on Aircraft
Equipped with mufflers
Equipped with 2-way radios: 123.5 MHz

3.	MAINTENANCE

3.1	Maintenance Organization:

3.2	Address: ________________________

Telephone Number: (____) ____________________

3.3 Name of Supervisor: ________________________

Helistop License Agreement and Application

4.	PILOT QUALIFICATIONS.

List the names of all pilots in your employ who will fly into this helistop. Provide the following information for each pilot. Attach additional pages as necessary.

4.1	Pilot Name: ________________________

4.2	Airman’s Certificate Number: ________________________

4.3	Current Ratings: ________________________

4.4	Total Helicopter hours DAY: ________________________

4.5	Total Helicopter hours NIGHT: ________________________

4.6	Hours in Equipment to be used DAY: ________________________

4.7	Hours in Equipment to be used NIGHT: ________________________

4.8	Rooftop Experience—DAY: _______________ NIGHT: _______________

5.	LICENSEE SHALL PROVIDE LICENSOR WITH A COPY OF THE ACTUAL POLICY SHOWING ITS COMPLIANCE WITH THE ABOVE NOTED REQUIREMENTS.

•	Insurance Company ________________________

•	Agent ________________________

Address ________________________

Telephone Number ________________________

•	Policy Number(s) ________________________

•	Policy Term ________________________

•	Expiration Date ________________________

Helistop License Agreement and Application

6.	ACKNOWLEDGMENT OF APPLICANT

I hereby certify that I have read the above information and the foregoing is true and correct. In the event any of the above information is false or misrepresented, this shall constitute sufficient justification for immediate cancellation of the License Agreement.

DATE ________________
SIGNED
TITLE

Helistop License Agreement and Application

Exhibit A

555 ANTON METRO CENTER HELISTOP

RULES AND REGULATIONS

A.	CONDITIONS APPROVED BY COSTA MESA CITY COUNCIL

(February 19, 1991)

Type of Permit: Conditional Use Permit PA-91-04

        Summary:

1.	Visual Flight Rules (VFR) only:

2.	Hours of Operation 7:00 AM to 7:00 PM, except in emergencies;

3.	Number of Operations Per Day not to exceed maximum average of 2 takeoffs and 2 landings;

4.	Flight Path Ingress and egress to helistop should follow San Diego Freeway (Interstate 405) until an altitude where a noise free transition (avoiding flight over any noise sensitive areas) to the VFR helicopter routes can be made;

5.	Aircraft Approved by City Council to Use Helistop

•	Agusta 109A Mark II.”

•	Aerosaptiale 355E and F1

•	Aerospatiale 360C

•	Bell 205B

•	Bell 205L

•	McDonnell Douglas 500

•	Bell 222 (see Feb. 19, 1991 City Council Minutes)

5.1	Helicopters used at this site shall be limited to those generating no more noise than the above models. If helicopters other than those listed above are proposed for use, the applicant shall show proof of compliance with this condition;

6.	Noise. If residences are constructed within the Home Ranch project area, and the helicopter flight path generates noise that adversely impacts the residents, the CUP shall be returned to the Planning Commission for review, including but not limited to possible modifications of the flight paths;

7.	Annual Review. Heliport subject to annual review by the Planning Commission.

Helistop License Agreement and Application

B.	NOTIFICATION REQUIREMENTS FOR NEIGHBORING OFFICE BUILDINGS

Notification Procedure for 555 Anton Metro Center and Neighboring Two Towers 535 and 575 Anton.

1.	The helicopter operator should send a fax or telephone the helicopter operations’ schedule to Security 555 Anton.

2.	Security at 555 Anton will immediately notify security at 535 and 575 Anton about the helicopter operation schedule.

3.	Security at 555 Anton will keep an operations log of all helicopter activities in the form attached hereto a copy of which is available to the Licensee upon written request.

C.	OPERATIONAL RULES

1.	Licensee agrees to give the security office at 555 Anton a minimum of four (4) hours’ notice prior to a helicopter operation to allow security to notify neighboring buildings.

2.	Licensee agrees to keep a log of all helicopter operations in the log form attached hereto and a copy of which is available to the Licensor upon written request.

3.	Since the helistop will permit the landing of only one helicopter at a time and there is no parking space, operators will be allowed on the helipad only for the purpose of picking up and dropping off passengers or packages. Parking for longer than one (1) hour will not be permitted.

4.	All applicable federal, state and local regulations, laws and ordinances, as well as these rules will be strictly observed. Pilots will in every case lock controls and conduct passengers to and/or from the stairs at the main stairwell.

5.	The pilot will review and acknowledge the information in the Pilot Information Sheet a copy of which is attached and incorporated herein.

6.	Licensee must comply with the restrictions of the Federal Aviation Regulations (FARs) for Class C airspace.

7.	The weight limitation is 12,000 lbs., which is designated on the corner of the helipad. The size of the touchdown area is 50 ft. in diameter and the takeoff and landing area is 65 ft. in diameter.

8.	Licensee will instruct the pilot to use the HAI Fly Neighborly noise abatement flight procedures compatible with the helicopter and commensurate with the safe conduct of the flight mission.

Helistop License Agreement and Application

D.	OPERATION ACCESSORIES

1.	The emergency roof telephone is in the penthouse mechanical room.

2.	Fire fighting equipment is adjacent to the helipad.

3.	Approved lighting is available for night operations.

E.	ACCESS TO THE HELIPAD

1.	Access to the roof of the property around the helistop will be restricted to the following:

1.1	Maintenance and security personnel, authorized inspectors and other employees of Licensee having duties requiring their presence in the area; and

1.2	Aircraft crew.

2.	Unless accompanied by the aircraft crew, the public will not be permitted beyond the gate. At the head of the stairway which will carry this sign: DANGER. NO ADMITTANCE. PASSENGER WILL WAIT HERE UNTIL ESCORTED TO HELICOPTER BY PILOT.

3.	In moving from stairway to helipad, passengers will be cautioned to stay within the clearly defined pathway; to stay away from the tail rotor of the aircraft; and to follow the aircraft crew is instructions at all times.

Helistop License Agreement and Application

FORM OF LOG

(See Attached)

EXHIBIT K

FORM OF SNDA

(See Attached)

Exhibit K

After Recording, Return to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attn: Aaron Beim, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of                 , 20    , by and between [Affiliate of Blackstone Real Estate Special Situations Advisors L.L.C.], whose address for notice under this Agreement is c/o Blackstone Mortgage Trust, Inc., 345 Park Avenue, New York, New York 10154 (together with its successors and/or assigns, “Lender”), and VERITONE, INC., a Delaware corporation, whose address for notice under this Agreement is 575 Anton Boulevard, Suite 900, Costa Mesa, California 92626 (“Tenant”).

Statement of Background

A. Lender has made a loan (the “Loan”) to                                 , a                                          (“Landlord”), which Loan is evidenced by a promissory note (the “Note”) made by Landlord to order of Lender and is secured by, among other things, a deed of trust and security agreement (the “Security Instrument”) made by Landlord for the benefit of Lender covering the land (the “Land”) described on Exhibit A attached hereto and all improvements (the “Improvements”) now or hereafter located on the Land (the Land and the Improvements hereinafter collectively referred to as the “Property”).

B. Tenant is the tenant or lessee under a lease dated as of                                 , 2017 (which lease, as the same may have been amended and supplemented as of the date hereof, is hereinafter called the “Lease”), covering approximately 37,875 square feet of space located in the Improvements (the “Premises”). Landlord holds all rights of landlord or lessor under the Lease.

C. The parties hereto desire to make the Lease subject and subordinate to the Security Instrument in accordance with the terms and provisions of this Agreement.

Statement of Agreement

For and in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options (including options to acquire or lease all or any part of the Premises), liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Security Instrument and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

2. Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as no Event of Default (as defined in the Lease) has occurred and is continuing under the Lease, (a) the Lease shall continue in full force and effect as a direct Lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease, and Lender will not disturb the possession of Tenant, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof; provided, however, nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Security Instrument to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy.

3. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.

4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting Landlord), except to the extent such act or omission relates to ongoing maintenance or repair obligations;

(b) subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), except for offsets expressly provided for under the Lease;

(c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord);

(d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest;

(e) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender; or

(f) bound by any surrender, termination, material amendment or material modification of the Lease made without the consent of Lender.

5. Tenant acknowledges that Landlord has executed and delivered to Lender an Assignment of Leases and Rents (the “Assignment of Leases”), which assigns the Lease and the rent and all other sums due thereunder to Lender as security for the Loan, and Tenant hereby expressly consents to such assignment. Tenant acknowledges that the interest of the Landlord under the Lease has been assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Tenant further agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease. Landlord shall have no claim against Tenant for any amounts paid to Lender pursuant to any such notice.

6. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right, but not the obligation, to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default after receipt of notice and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, and Lender shall use reasonable efforts to complete same within ninety (90) days after notice thereof, provided that, if such default cannot reasonably be cured within such ninety (90) day period and Lender has diligently commenced to cure such default promptly within the time contemplated by this Agreement, such ninety (90) day period shall be extended for so long as it shall require Lender, in the exercise of due diligence, to cure such default, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Instrument, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease, provided, however, such default shall be cured by Lender or its designee or nominee. Lender shall have the right, without Tenant’s consent, to foreclose the Security Instrument or to accept a deed in lieu of foreclosure or to exercise any other remedies under the Security Instrument.

7. Lender shall have no obligation or incur any liability with respect to the construction or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy. Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, including, without limitation, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession. In the event that Lender shall acquire title to the Premises or the Property, Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Premises for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Premises.

8. Tenant acknowledges, without limitation, that the subordinations provided hereby include a full and complete subordination by Tenant of any options it may have to purchase all or any portion of the Property, rights of first refusal or similar rights, whether such rights are provided in the Lease or elsewhere. Tenant hereby further agrees that any such option to purchase or right of first refusal shall be expressly inapplicable to any foreclosure of the Security Instrument or acquisition of the Property or any interest therein by Lender or any designee of Lender by conveyance in lieu thereof or similar transaction.

9. If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

10. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

11. Lender shall not, either by virtue of the Security Instrument, the Assignment of Leases or this Agreement, be or become a mortgagee in possession. In addition, Lender shall not, either by virtue of the Security Instrument, the Assignment of Leases or this Agreement, be or become subject to any liability or obligation under the Lease or otherwise until Lender (or its nominee or designee) shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise, and then such liability or obligation under the Lease shall extend only to the person that so becomes the landlord under the Lease and then only to those liability or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement.

12. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (b) by delivering same in person to the intended addressee; or (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated address of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth on the first page; provided, however, that every party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth herein.

13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “Landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease, and the term “Lender” refers to Lender and to any successor-in-interest or assign of Lender under the Security Instrument.

14. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal to be effective as of the date set forth in the first paragraph hereof.

LENDER:

[PARLEX 5 FINCO, LLC, a Delaware limited liability company]

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of Los Angeles	)

On                                         , before me,                                                              , a Notary Public, personally appeared                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

TENANT:

VERITONE, INC., a Delaware corporation

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of Los Angeles	)

On                                             , before me,                                                                  , a Notary Public, personally appeared                                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

PR II/MCC SOUTH COAST PROPERTY OWNER, LLC, a Delaware limited liability company

By:	PR II/MCC South Coast Venture, LLC,
a Delaware limited liability company, its sole member

	By:	McCarthy Cook Ventures XIII, LLC,
a Delaware limited liability company, its authorized member

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of Los Angeles	)

On                                              , before me,                                                                  , a Notary Public, personally appeared                                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

Exhibit A

The land situated in the City of Costa Mesa, in the County of Orange, State of California, and described as follows:

PARCEL A:

PARCEL 3 OF LOT LINE NO. 05-03, IN THE CITY OF COSTA MESA, COUNTY OF ORANGE, STATE OF CALIFORNIA, RECORDED SEPTEMBER 19, 2005 AS INSTRUMENT NO. 2005000738603, OF OFFICIAL RECORDS.

PARCEL B:

PARCELS 2 AND 3 OF LOT LINE NO. 05-04, IN THE CITY OF COSTA MESA, COUNTY OF ORANGE, STATE OF CALIFORNIA, RECORDED SEPTEMBER 19, 2005 AS INSTRUMENT NO. 2005000738604 AND RE-RECORDED SEPTEMBER 26, 2005 AS INSTRUMENT NO. 2005000758094, BOTH OF OFFICIAL RECORDS.

PARCEL C:

A PERPETUAL, NON-EXCLUSIVE, APPURTENANT EASEMENT FOR VEHICULAR INGRESS, EGRESS AND ACCESS AS SET FORTH IN THAT CERTAIN DECLARATION ESTABLISHING RECIPROCAL EASEMENTS AND MAINTENANCE OBLIGATIONS RECORDED OCTOBER 27, 1983 AS INSTRUMENT NO. 83-473268 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL D

A PERPETUAL, APPURTENANT, NON-EXCLUSIVE EASEMENT FOR PROVIDING AND MAINTAINING VEHICULAR PARKING SPACES AND FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN THIRD RESTATED AND AMENDED DECLARATION ESTABLISHING RECIPROCAL EASEMENTS RECORDED SEPTEMBER 19, 2005 AS INSTRUMENT NO. 2005000738612 OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL E:

A PERPETUAL, APPURTENANT, NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS PURPOSES AS SET FORTH IN THAT CERTAIN RESTATED GRANT OF EMERGENCY WATER FIRE SERVICE EASEMENT RECORDED SEPTEMBER 24, 1985 AS INSTRUMENT NO. 85-363132 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

APN: 410-501-32; 410-501-33; 410-501-34; 410-501-35; 410-501-37; 410-501-38

EXHIBIT L

FORM OF LETTER OF CREDIT

[DRAFT LETTER OF CREDIT]